As filed with the Securities and Exchange Commission on October ____, 2006
Registration No. 033-18582

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITRONICS INC.

(Name of small business issuer in its charter)

Texas	2870	75-2198369

(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6490 S. McCarran Blvd., Bldg C-23
Reno, Nevada 89509
(775) 689-7696
(Address and telephone number of principal executive offices and principal place of business)

Dr. John W. Whitney, Chief Executive Officer

ITRONICS INC.
6490 S. McCarran Blvd., Bldg C-23
Reno, Nevada 89509
(775) 689-7696

(Name, address and telephone number of agent for service)

Copies to:

Arthur Marcus, Esq.
Gersten Savage LLP
600 Lexington Avenue
New York, NY 10022
(212) 752-9700
Fax (212) 980-5192

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, $.001 par value issuable upon conversion of the secured convertible notes	75,000,000	(3)	$0.018	$1,350,000	$144.45	(4)

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on August 28, 2006, which was $0.018 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER __, 2006

ITRONICS INC.

75,000,000 SHARES OF

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 75,000,000 shares of our common stock underlying secured convertible notes in a principal amount of $2,940,596. The secured convertible notes are convertible into our common stock at the lower of $0.10 or at a discount of 45% to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed to be underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 15(d) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ITRO". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on August 28, 2006, was $0.016.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2006.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Itronics Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as “may,”  “should,”  “expect,”  “plan,”  “could,”  “anticipate,”  “intend,”  “believe,”  “estimate,”  “predict,”  “potential,”  “goal,” or “continue” or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

ITRONICS INC.

We are the inventor and developer of the "Beneficial Use Photochemical, Silver, and Water Recycling" technology that produces environmentally beneficial GOLD'n GRO fertilizers and silver bullion.

We are a process technology company that has developed what we believe is a unique technology for photochemical recycling. We, through our subsidiary, Itronics Metallurgical, Inc., are able to extract more than 99% of the silver and virtually all of the other toxic heavy metals from used photoliquids. We then use this “Beneficial Use Photochemical, Silver and Water Recycling” technology to produce environmentally beneficial chelated multinutrient liquid fertilizer products sold under the trademark GOLD’n GRO, animal repellant/fertilizer products to be sold under the trademark GOLD’n GRO Guardian, and silver bullion. We also provide process planning and technical services to the mining industry.

For the years ended December 31, 2005 and 2004, we generated net revenues in the amount of $1,360,987 and $1,620,351 and net losses of $4,906,612 and $2,839,872, respectively. For the six months ended June 30, 2006, we generated net revenues in the amount of $ 1,120,285 and a net loss of $ 5,249 . As a result of recurring losses from operations and an accumulated deficit of $27,851,571 as of December 31, 2005, our Independent Registered Public Accounting Firm, in their report dated April 10, 2006, have expressed substantial doubt about our ability to continue as a going concern.

Our principal offices are located at 6490 S. McCarran Blvd., Bldg C-23, Reno, Nevada 89509, and our telephone number is (775) 689-7696. We are a Texas corporation.

Common stock offered by selling stockholders	Up to 75,000,000 shares.

-
underlying secured convertible   notes in the principal amount of $2,940,596 (includes a good faith   estimate of the shares underlying secured   convertible notes to account for market   fluctuations and antidilution protection   adjustments, respectively),

This number represents approximately 23% of our   current outstanding stock after giving effect to the conversions but not including any shares issuable upon the exercise of any outstanding warrants and/or options.

Common stock to be outstanding after the offering	Up to 327,091,998 shares

Use of proceeds
We will not receive any proceeds from the sale   of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. In addition, we have received gross   proceeds of $3,750,000 from the sale of the secured convertible notes. The proceeds received   from the sale of the secured convertible notes   will be used for business development   purposes, working capital needs, pre-payment   of interest, payment of consulting and legal fees   and purchasing inventory.

Over-The-Counter Bulletin Board Symbol	ITRO

The above information regarding common stock to be outstanding after the offering is based on 252,091,998 shares of common stock outstanding as of August 28, 2006 and assumes the subsequent conversion of our issued secured convertible notes by the selling stockholders but no exercise of an aggregate of 23,500,001 outstanding warrants.

EXPLANATORY NOTE On July 15, 2005, we entered into a Securities Purchase Agreement with the Selling Stockholders. We filed a registration statement including 49,241,000 shares of common stock underlying the convertible notes. That registration statement was declared effective on February 14, 2006. Due to a decline in our stock price the amount of shares included in such registration statement was not sufficient to cover all of the shares issuable upon conversion of such notes. In addition, on July 31, 2006, we entered into a new securities purchase agreement with the selling stock holders whereby they loaned us an additional $500,000. This registration statement includes shares issuable upon exercise of the original notes and the new notes.

JULY 2006 SECURITIES PURCHASE AGREEMENT

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on July 31, 2006 for the sale of (i) $500,000 in secured convertible notes and (ii) warrants to buy 20,000,000 shares of our common stock.

The investors provided us with gross proceeds of $500,000 on July 31, 2006.

The secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.10 or (ii) a 45% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of August 28, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.01283 and, therefore, the conversion price for the secured convertible notes would be $0.0071. Based on this conversion price, the balance of $2,940,596 in secured convertible notes, excluding interest, would be convertible into 414,168,451 shares of our common stock.

AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

On August 28, 2006 the Company entered into a Letter Agreement with AJW Qualified Partners, LLC (“Qualified”), New Millennium Capital Partners II, LLC (“NMC”), AJW Offshore, Ltd. (“Offshore”), and AJW Partners, LLC (“AJW”, and together with Qualified, NMC and Offshore, the “Investors”) a amending the Registration Rights Agreements dated July 15, 2005, August 29, 2005, January 26, 2006, February 17, 2006, and July 31, 2006 respectively, whereby the Company is not required to register any shares of common stock issuable upon exercise of the warrants. The Investors also agreed not to subject the Company to liquidated damages provided that the Company complies with the time requirements for registering the 75,000,000 shares of common stock issuable upon conversion of the secured convertible notes.

Confin International Investments (the "Selling Agent") acted as selling agent in connection with the offering.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business :

We Have a History Of Losses Which May Continue, and May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred net losses of $4,906,612 and $2,839,872 for the years ended December 31, 2005 and 2004, respectively. For the six months ended June 30, 2006, we incurred a net loss of $5,249. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

We Anticipate That the Proceeds From Our July 2006 Private Placement Could Be Spent By as Early as September 2006.  If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed. In Addition, Section 4e of the July 2005 and 2006 Securities Purchase Agreements Contains Certain Restrictions and Limitations on Our Ability to Seek Additional Financing. If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution .

We anticipate that the proceeds from our July 2006 private placement will be spent by as early as September 2006. Accordingly, we will require additional funds to sustain and expand our sales and marketing activities. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Without the prior written consent of a majority-in-interest of the investors for a period ending on the later of (i) 270 days from the closing date, or (ii) 180 days from the date that this registration statement is declared effective by the SEC, Section 4e of our July 2005 and 2006 Securities Purchase Agreements limits our ability to seek additional financing, including negotiating or contracting with any party to obtain additional equity financing (including debt financing with an equity component) which involves the following:

●	the issuance of shares of our common stock at a discount to the market price on the date of issuance;

●	the issuance of convertible securities that are convertible into an indeterminate number of shares of our common stock; or

●	the issuance of warrants to purchase shares of our common stock.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, or if a majority-in-interest of the investors under our July 2005 and 2006 Securities Purchase Agreements will provide their prior written consent for us to engage in additional financing involving the issuance of our securities as set forth above. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Stated There is Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated April 10, 2006 on our financial statements as of and for the year ended December 31, 2005, our independent registered public accounting firm stated that our recurring losses from operations and our accumulated deficit as of December 31, 2005 raised substantial doubt about our ability to continue as a going concern. Since December 31, 2005, we have continued to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Fertilizer Sales Are Dependent Upon Our Contract With Western Farm Service, Inc., Which Accounted for $997,611 or 96% of 2005 Fertilizer Sales. The Loss of This Contract Could Cause Us to Cease Operations.

In March 1998 we signed a definitive licensing, manufacturing, and distribution agreement with Western Farm Service, Inc. (WFS), a wholly owned subsidiary of Agrium, Inc. (a NYSE company) to market our GOLD’n GRO fertilizer products. The five-year agreement, with optional five-year renewal periods, was extended for another five years in March 2003. After the initial five year period, the contract may be terminated by either party in any subsequent year by giving the other party written notice 120 days prior to December 31 st of each year. Substantially all of our fertilizer sales (96%, or an aggregate of $997,611 during 2005; a similar percentage is expected for 2006) are to WFS and we would be materially adversely affected if the contract were terminated. Any such termination may cause us to curtail or cease operations.

If We are Unable to Balance Collection of Used Photochemical Raw Materials With Usage in Fertilizer Manufacturing, We May Be Unable to Meet Fertilizer Sales Demand from Our Fertilizer Customers

Due to the nature of our business, our photochemical recycling customers are also suppliers of our used photochemical raw material needed for fertilizer manufacturing. This raw material is the primary ingredient that distinguishes our GOLD’n GRO fertilizer products from competing fertilizer products. If we are unable to collect and store adequate supplies of this raw material, we might not be able to fulfill all sales orders for our fertilizer products, especially during the peak spring sales season. If this were to occur, fertilizer sales growth could be limited or we could lose business from our customers.

The EPA Registration Process for GOLD’n GRO Guardian Animal Repellent Will Be Lengthy and Expensive. There is No Guarantee That the Product Will Be Approved By the EPA and There Is No Guarantee That The Product Will Be Accepted In the Markets We Are Targeting. If Our Registration is Not Approved or if This Product is Not Accepted in the Markets Which We Are Targeting, Substantial Losses Could Occur.

Registration of GOLD'n GRO Guardian with the Federal EPA, followed by registration in each state in which it will be sold, is necessary before the product can be sold in any state. The product is an animal repellent fertilizer and represents a new category of fertilizer for us. Our main risk is that the registration may take longer than anticipated, and that the cost could be higher than presently budgeted. After registration is complete, normal market introduction timing of 2 to 3 years can be expected, and there is always the risk that another company with superior resources may develop a similar product The revenues to be generated by product sales, after the product is registered, are expected to be supplemental to the regular GOLD'n GRO fertilizer sales but could grow to become a significant part of total fertilizer sales within a few years after introduction.

There is no assurance that the registration of GOLD'n GRO Guardian will be approved or that even if approved, that this product will be accepted in the markets which we are targeting. If our registration is not approved or if GOLD'n GRO Guardian is not accepted in the marketplace, substantial losses could occur.

If We Are Unable to Retain the Services of Dr. John W. Whitney or If We Are Unable to Successfully Recruit Qualified Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

Our success depends to a significant extent upon the continued service of Dr. John W. Whitney, our current President, Treasurer and Director. Loss of the services of Dr. Whitney could have a material adverse effect on our growth, revenues, and prospective business. However, Dr. Whitney is bound by several confidentiality agreements, which specifically include non-compete clauses. We maintain "key man" life insurance policies on the life of Dr. Whitney in the amount of $5,000,000. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

 We Are Subject to Judgments or Are in Default on Substantially All of Our Equipment Leases, Which if Not Settled, Could Result in the Repossession of Certain Equipment and Cause Us to Cease Operations

As discussed in the Legal Proceedings section, many of these leases are subject to a judgment or are subject to litigation . The creditors with judgments that are not subject to settlement agreements may seize the secured equipment and/or other assets at any time without notice. Also as discussed in the Legal Proceedings section, we have renegotiated some of the leases. These leases are subject to stipulated judgments that allow the lessor to repossess the secured equipment and/or seize other assets without further court action if we become delinquent on future payments. The loss of our equipment could cause us to cease operations.

If We Are Not Able to Successfully Market and Gain Public Awareness of Our Products and Services, We May Sustain Substantial Losses Which Could Require Us to Curtail or Cease Our Operations.

The production of photochemical fertilizer for commercial and consumer applications is a new business concept characterized by competition with established fertilizer manufacturers who have historically produced products that have heretofore fulfilled the market demand. Achieving market awareness and acceptance for products being introduced and under development requires substantial marketing efforts and expenditure of significant marketing and advertising funds. There is uncertainty as to the rate of sales expansion and the degree of market acceptance of our products. Because of this, we are currently developing and evaluating, and anticipate that we will continue to develop, marketing and advertising for such new products or services; we will devote resources, financial and otherwise to such efforts. The failure of these efforts could result in substantial losses.

Our Success is Dependant on The Ability of Our Products and Services to Compete in Our Various Industries.

We operate in three highly competitive industries which have been characterized by pricing pressures, business consolidations, and flat or low growth trends in revenues and sales. Each of the industries in which we are operating has its own competitive characteristics. The mining technical services segment is somewhat dependent on metals prices in relation to production costs; the industry is under price pressure and consolidations are occurring. The need for technical services in this environment is reduced for certain types of services, but increased for others. There is increased competition from foreign firms who have exchange rate differentials that provide them a competitive advantage in provision of certain services. Our photochemical recycling segment operates in the photowaste hauling and disposal industry. A few large service companies and a few smaller regional companies characterize this industry. Expansion into international markets will also bring direct competition from foreign firms. The photochemical recycling segment also operates in the fertilizer industry. The fertilizer market consists of “Specialty Agriculture Market”, the “Bulk Field Crop Market”, and the “Urban Fertilizer Market”. We are currently concentrating on increasing bulk GOLD’n GRO fertilizer sales, primarily in the Specialty Agriculture and the Bulk Field Crops markets. The fertilizer markets are mature and dominated by a few large manufacturers and distributors. The western U.S. distributor for the GOLD’n GRO fertilizers is one of these companies. Because the markets are mature, the rate of growth to be achieved when introducing new products is uncertain because of the need to displace existing products.

Our markets are not characterized by rapid technological change. These industries are characterized by the need to make large capital investments in order to be participants. This limits the rate of technological change and makes it more difficult for entry by new competitors. Prior to our photochemical recycling technology development, the recovery and disposal of hazardous photochemical waste was characterized by low or limited technology and consisted primarily of hauling and dumping the chemical for a fee. Most of the existing companies recover and sell a portion of the contained silver. The main risk is price fluctuations in the silver market.

The fertilizer industry is stable and new product development and introduction is a long-term process. The reason is that crops grow on seasonal cycles and crop nutrition is complex and affected by many factors. It takes years to develop a new fertilizer product due to the complexity of the plant nutrition process. Because of this, innovation in the fertilizer nutrient product market is low. Now that some of our products and nutrition programs are being introduced into the marketplace, there is no assurance that we will be able to maintain our product development lead if companies with larger resources decide to attempt to produce products that duplicate some of the characteristics of our products.

Our Success is Dependant Upon Regulatory Enforcement of the Waste Control Environment.

Regulatory enforcement of the waste control environment is critical to our competitive position by making it more difficult for service companies with minimal compliance to operate and offer lower pricing. Generally, all 50 states continue to strengthen their regulatory enforcement but our competitive position in obtaining liquid photowastes, the basic process raw material, is somewhat dependent on the continuation of regulations and regulatory enforcement. Similar regulatory enforcement may not be available to us to aid in establishing and developing our international operations.

Our Success is Dependant Upon Our Ability to Adequately Protect Our Trade Secrets, Know-How, and Trademarks.

We own the Itronics logo and name pursuant to common law and “ GOLD’n GRO” is a registered trademark. We rely for protection of our intellectual property on trade secret law and nondisclosure and confidentiality agreements with our employees and others. There can be no assurance that such agreements will provide meaningful protection for our trade secrets or proprietary know-how in the event of any unauthorized use or disclosure of such trade secrets or know-how. In addition, others may obtain access to or independently develop technologies or know-how similar to ours.

Our success will also depend on our ability to avoid infringement of patent or other proprietary rights of others. We are not aware that we are infringing any patent or other such rights, nor are we aware of proprietary rights of others for which we will be required to obtain a license in order to develop our products. However, there can be no assurance that we are not infringing proprietary rights of others, or that we will be able to obtain any technology licenses we may require in the future.

We Are Refocusing Our Technical Services Segment to Include an Internet Information Portal to Support That Division. We Do Not Know If, or How Long, It Will Be Before Revenue Will Sustain Current Spending Levels. Additional Substantial Losses Could Occur.

The redirection of Whitney & Whitney, Inc. to reduce emphasis on technical consulting services and to launch an Internet information portal was brought about by the fact that Dr. Whitney, our President, has often been the lead person in generating new consulting contracts. Our President’s increased responsibilities for managing the expanding photochemical recycling segment and overall corporate activities has reduced his time availability to actively participate in the consulting segment. The main risk in establishing the information portal is the length of time and the related support costs that will be expended during the time needed to get subscriptions to a break- even level.

We do not know if, or how long, it will be before revenue will sustain current spending levels. If it takes a long period of time to develop our Internet information portal and if we expend substantial support costs with respect to such reconfiguration without realizing any revenues related thereto, additional substantial losses could occur.

Any Future Acquisitions Could Disrupt Our Existing Business and Harm Our Financial Position.

An element of our growth strategy includes the acquisition of companies which we believe have synergistic business models. Acquisitions entail a number of risks that could materially and adversely affect business and operating results. Such risks would include problems integrating the acquired operations, technologies or products; diversion of management's time and attention from core businesses; difficulties in retaining business relations with suppliers and customers of the acquired company; risks associated with entering markets in which our management lacks prior experience, and potential loss of key employees from the acquired company.

A Substantial Portion of Our Accounts Receivables Are Due From Western Farm Service, Inc. (WFS)

As of June 30, 2006, $150,394, or 90% of our total accounts receivables were due to us from WFS. This percentage may fluctuate up or down depending on the time of year. For example, as of December 31, 2005, this percentage was zero. If WFS became unable or unwilling to pay the amounts due, it would have a material negative effect on our liquidity.

There Are a Large Number of Shares Underlying Our Secured Convertible Notes and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of August 28, 2006, we had 252,091,998 shares of common stock issued and outstanding, 6,991,679 common shares to be issued to management and other employees for unpaid salary and accrued interest in the amount of $561,018, outstanding warrants and options to purchase 30,202,051 shares of common stock at exercise prices ranging from $0.083 to $0.375 (including outstanding compensatory options to purchase 6,292,000 shares of common stock at exercise prices ranging from $0.15 to $0.50 per share). We also have secured convertible notes outstanding that may be converted into an estimated 414,168,451 shares of common stock at current market prices on August 28, 2006 and related warrants to purchase 20,000,000 shares of common stock at an exercise price of $0.05 per share. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the closing market price as of August 28, 2006 of $0.016.

			Number	% of
% Below	Price Per	With Discount	of Shares	Outstanding
Market	Share	at 45%	Issuable	Stock

25%	$0.012	$0.0066	445,544,848	63.9
50%	$0.008	$0.0044	668,317,273	72.6
75%	$0.004	$0.0022	1,336,634,545	84.1

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature of our Secured Convertible Notes May Have a Depressive Effect on the Price of Our Common Stock.

Once this registration statement is declared effective, the secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Secured Convertible Notes and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated 75,000,000 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In July 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,250,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

In July 2006, we entered into a Securities Purchase Agreement with the same Investors for the sale of an aggregate of $500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. These secured convertible notes are subject to the same terms, penalties and other provisions as those discussed above.

If an Event of Default Occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreement or Intellectual Property Security Agreement, the Investors Could Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the Securities Purchase Agreements we entered into in July 2005 and July 2006, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating to Our Common Stock :

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. In addition, we have received gross proceeds $3,750,000 from the sale of the secured convertible notes. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of finder’s and legal fees and payment of indebtedness.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "ITRO."

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High ($)	Low ($)

Fiscal Year 2004
First Quarter	0.22	0.14
Second Quarter	0.17	0.10
Third Quarter	0.10	0.06
Fourth Quarter	0.08	0.05
Fiscal Year 2005
First Quarter	0.13	0.05
Second Quarter	0.08	0.05
Third Quarter	0.09	0.06
Fourth Quarter	0.07	0.04
Fiscal Year 2006
First Quarter	0.08	0.04
Second Quarter	0.05	0.02
Third Quarter (1)	0.03	0.01

(1) Through August 28, 2006

HOLDERS

As of August 24, 2006, we had approximately 1,074 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

●	discuss our future expectations;

●	contain projections of our future results of operations or of our financial condition; and

●	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

General Overview

We are the inventor and developer of the "Beneficial Use Photochemical, Silver, and Water Recycling" technology that produces environmentally beneficial GOLD'n GRO fertilizers and silver bullion.

We are a process technology company that has developed what we believe is a unique technology for photochemical recycling. We, through our subsidiary, Itronics Metallurgical, Inc., extract more than 99% of the silver and virtually all of the other toxic heavy metals from used photoliquids and use this “Beneficial Use Photochemical, Silver and Water Recycling” technology to produce environmentally beneficial chelated multinutrient liquid fertilizer products sold under the trademark GOLD’n GRO, animal repellent/fertilizer products to be sold under the trademark GOLD’n GRO Guardian, and silver bullion. We also provide process planning and technical services to the mining industry and are operating and continuing to develop an internet website to provide gold mining company profiles to parties interested in the gold mining and precious metals industry.

Our fertilizer is sold primarily through Western Farm Service, Inc. (WFS), a wholly owned subsidiary of Agrium, Inc. (a NYSE company). Our distribution agreement with WFS gives them exclusive rights to sell our fertilizer products in Arizona, California, Hawaii, Idaho, Oregon, and Washington, which represented 96% of our fertilizer sales in 2005 and 97% of such sales in 2004. This agreement is discussed in more detail in the Business section. Our plans to increase GOLD’n GRO fertilizer sales, including plans to expand the product line, expand to more geographical regions in the U.S., enter new market segments, and add new distributors, are also discussed in more detail in the Business section.

We obtain a significant portion of our raw materials to manufacture fertilizer from used photoliquids. A byproduct of our fertilizer manufacturing process is silver. We sell three types of silver: silver bullion, 5 troy ounce 99.9% pure Silver Nevada Miner numismatic bars, and recycled film containing silver. Our processed silver bullion is sold to a commercial refiner under standard industry terms, which include pricing the silver based on published market quotes and applicable service fees. The Silver Nevada Miner bars sell to the consumer collectibles market. Recycled film is primarily X-ray film from hospitals that we sort and sell to a commercial film recycler; we are paid based on the value of contained silver, 45 to 60 days after shipment.

Our fertilizer manufacturing process uses several commodities. We separate silver from photochemicals, then we add zinc and other raw materials to the demetallized liquid to make our fertilizer formulations. Prices for fertilizer raw materials are generally increasing over time. We maintain limited quantities of these commodities and purchase them on a just in time basis. When prices of these commodities rise, we pass this cost on to our customers, so commodity price fluctuations have not had a significant impact on our results of operations.

The majority of our raw material inventory is comprised of silver in photochemical solutions. The table below indicates that silver prices were relatively stable in 2001 to 2003, then rose dramatically in 2004, 2005 and into 2006. We regularly compare our weighted average cost of silver per ounce to current market prices; historically we have not had impairment losses. The average London spot price of silver is shown as follows:

	Year					Six months
Year	2001	2002	2003	2004	2005	2006

Silver	$4.36	$4.60	$4.88	$6.67	$7.32	$10.93

We also provide consulting services to the mining industry. To supplement this business line, we launched an internet website which we plan to maintain with existing professional staff. Our plans with regard to the website are discussed more fully in the Growth Plan and Implementation section below.

Critical Accounting Policies and Estimates.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires that management make a number of assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements and accompanying notes. Management bases its estimates on historical information and assumptions believed to be reasonable. Although these estimates are based on management’s best knowledge of current events and circumstances that may impact the Company in the future, actual results may differ from these estimates.

Our critical accounting policies are those that affect our financial statements materially and involve a significant level of judgment by management.

Revenue Recognition.

We operate two divisions: Photochemical Fertilizer and Technical Services. Within the fertilizer division, revenue is derived from three sources (1) sales of fertilizer, (2) photochemical recycling including pick up and transportation of photochemical waste and sales of Photochemical Waste Water Treatment Units, and (3) sales of silver. Revenue from the sale of fertilizer, Photochemical Waste Water Treatment Units, and silver is recognized in income when the goods are shipped. Returns since inception have been nominal; therefore, the Company has not established a returns allowance. Photochemical recycling fees are recognized in income after the used photochemical solution is removed from our customer sites and transported to our manufacturing facility.

Within the technical services division, revenue is derived from consulting services and subscription revenue for the website. Revenue from consulting services is recognized in income as services are rendered. Revenue from subscriptions is recognized over the subscription period. When the Company is responsible for subcontractor services and related expenses, such pass-through costs are included in both revenue and cost of revenues. Markups, if any, are included in revenues.

Inventory.

Inventory is carried on the balance sheet at the lower of cost or market value using the average cost valuation method. Because a large part of our inventory is silver contained in used photochemical materials and the market value of silver changes daily on the commodities market, we regularly monitor the carrying value of our silver inventory to ensure it is carried at the lower of cost or its current market value. If silver on the open market were less than our carrying value, we would write down the carrying value of our inventory by reducing recorded inventory and increasing cost of sales. If the amount of the write down were material, we would separately include the item in our statement of operations.

Convertible Debt Derivative

We estimate the fair value of our convertible debt derivative and the related prepayment penalty using the Black-Scholes option pricing model and taking a weighted average value based on various probabilities that the debt would be paid off prior to maturity at specified dates and therefore incurring the prepayment penalty. We estimate the fair value of other related derivative instruments using the Black-Scholes option pricing model. This model requires management to use significant assumptions in applying the model to estimate the fair value. As our stock price is highly volatile, and the underlying debt amounts are relatively large, the valuation of the derivatives is subject to material gains and losses from period to period.

Recent Accounting Pronouncements

On December 16, 2004 the FASB issued SFAS No. 123R, “Share-Based Payment,” which is an amendment to SFAS No. 123, “Accounting for Stock-Based Compensation.” This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires such transactions be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005, December 15, 2005 for small business issuers. In addition, this statement applies to unvested options granted prior to the effective date. The Company adopted this new standard effective for the first fiscal quarter of 2006. Through June 30, 2006 the impact of this standard has been nominal.

  In June 2005 the Derivative Implementation Group issued DIG’s B38 and B39 to specify the accounting treatment of put or call options embedded in hybrid debt instruments. Both DIG’s became effective for the first fiscal quarter beginning after December 15, 2005. These new standards require us to treat the prepayment option included in the terms of our callable secured convertible debt financing as an embedded derivative. Under the guidance of FAS 133 and EITF 00-19, if there is more than one embedded derivative in a hybrid debt instrument, the embedded derivatives must be valued as a whole. The Company adopted this new standard effective for the first fiscal quarter of 2006 and through June 30, 2006, the impact of this standard has not been material to our financial position or results of operations.

Results of Operations

The primary factors affecting our revenue fluctuation between periods in fertilizer sales are seasonality and weather conditions. Sales are greater during the growing season, and are negatively affected by cold winter weather and rainy weather. In most of our markets there are two primary fertilization seasons, spring and fall, with spring being the stronger of the two. The spring season generally starts in March and goes through June and the fall season generally starts in September and runs into December. Adverse weather conditions delay the start of, or can significantly shorten, a growing season. Farmers do not fertilize their crops in rainy or cold weather; therefore they do not buy fertilizer; consequently, our distributor does not buy fertilizer from us. Additionally, we have experienced varying lengths of time for acceptance in the market of our new fertilizer products; farmers are inherently very slow to accept new products so market penetration time can be lengthy. Our short history in the fertilizer market demonstrates that new products, if successful, obtain meaningful sales typically between two and five years after product launch.

The primary factors affecting the revenue fluctuation between periods in photochemical recycling revenue are our need to acquire this material for use in fertilizer production and our ability to store this material until it is needed. We have an unusual business model in that we need to sell our photowaste management services in order to acquire a raw material necessary for the production of our fertilizer products, as opposed to purchasing it from suppliers as most businesses do. Our management goal is to combine the incoming volume of photowastes with existing stored photowastes to meet the peaks in demand for fertilizer products. In the liquid fertilizer industry, the practice of both our distributor and the ultimate consumer, the farmer, is to purchase fertilizer on a just in time basis, to minimize their storage requirements and related costs. For this same reason, we process our photowastes as needed for fertilizer production. Because of this, the need to seek new customers to expand the service side of our business is driven by fertilizer sales. There is also a seasonal factor in the consumer photography portion of our photowaste management services business, with the Christmas holiday season being the busiest, followed by the early summer school graduation period. At present volumes of photowaste, this is not a significant factor, but it could become one as we grow.

The primary factor affecting the revenue fluctuation between periods in sales of silver bullion is our dependence on the timing of processing used photochemical wastes, which is primarily dependent on fertilizer manufacturing and related sales. Our silver in solution is separated from the photowaste materials during processing of the photowastes for use in fertilizer manufacturing. As described above, the timing of processing of photowastes is dependent on fertilizer sales, therefore sales of silver bullion is also dependent on the level of fertilizer sales. Market price changes will also contribute to silver revenue fluctuations by increasing or decreasing revenues depending on whether the silver price increases or decreases.

Comparison of the Year Ended December 31, 2005 with the Year Ended December 31, 2004.

We reported consolidated revenues of $1,360,987 for the year ended December 31, 2005, compared to $1,620,351 for the prior year, a decrease of 16%. Revenues for the Photochemical Fertilizer segment decreased by $117,800, or 8%. Revenues from the Mining Technical Services segment declined $141,600, or 72%. We reported a gross loss of $130,000 for the year ended December 31, 2005 compared to a gross profit of $32,300 for the year ended December 31, 2004, a decrease of $162,300. The consolidated net loss for 2005 was $4,906,600 or $0.026 per share compared to a 2004 loss of $2,839,872 or $0.020 per share.

To provide a more complete understanding of the factors contributing to the changes in revenues, operating expenses and the resultant operating loss and net loss, the discussion presented below is separated into our two operating segments.

PHOTOCHEMICAL FERTILIZER

	Year Ended December 31,
	2005	2004
Revenue
Fertilizer	$1,034,515	$1,019,789
Photochemical recycling	$123,657	$301,609
Silver	$146,972	$101,531
Total Segment Revenue	$1,305,144	$1,422,929
Gross profit (loss)	$(116,682)	$(34,687)
Operating income (loss)	$(2,107,863)	$(1,985,519)
Net income (loss) before taxes	$(4,389,168)	$(2,628,964)

Revenues for the Photochemical Fertilizer segment totaled $1,305,100 in 2005, compared to $1,422,900 in 2004, a decrease of $117,800, or 8%.

Fertilizer sales were $1,034,500 (1,749 tons) and $1,019,800 (1,829 tons) for 2005 and 2004, respectively. This represents an increase of 1% in dollars and a decrease of 4% in tonnage. Our fertilizer product sales are presently grouped into two primary categories, Chelated Liquid Micro-nutrients and Chelated Liquid Multi-nutrients. The Micro-nutrient category includes five products, which includes the two zinc products, GOLD’n GRO 9-0-1+7% Zinc and GOLD’n GRO 9-0-2+3% Zinc. These zinc products were introduced in 2001 and 2004, respectively. The Multi-nutrient category has a total of six products, which includes the GOLD’n GRO 4-0-9+6.6% Sulphur Base Liquid, which was introduced in 2003. Sales of bulk Micro-nutrients were $863,400 (1,245 tons) and $873,600 (1,399 tons) for 2005 and 2004, respectively, a decrease of 1% in dollars and 11% in tonnage. Sales of bulk Multi-nutrients were $156,800 (504 tons) and $125,700 (430 tons) for 2005 and 2004, respectively, an increase of 25% in dollars and an increase of 17% in tonnage. The dollar and tonnage increases in bulk Multi-nutrients are primarily attributable to increased bulk sales of the GOLD’n GRO 4-0-9+6.6% Sulphur. The increase in total sales dollars, despite a decline in volume, was achieved by sales price increases during 2005.

Photochemical recycling revenue was $123,700 and $301,600 in 2005 and 2004, respectively, a decrease of 59%. The decrease is due to the December 2004 mutual termination of recycling services for Shutterfly, Inc., a significant photochemical recycling customer. Shutterfly accounted for $201,300 or 59% of 2004 photochemical recycling revenue. This decrease was partially offset by $42,000 in sales of two Photochemical Waste Water Treatment Units, compared to one sold for $20,000 in 2004. Photochemical Waste Water Treatment Units have widely varying prices, depending on the needs of the customer. Consequently, sales volumes and amounts are not consistent from period to period.

In December 2004, photochemical recycling services provided to Shutterfly, Inc. were discontinued by mutual agreement; the photochemical volume from this customer had been growing so rapidly that the supply was exceeding our need for the chemicals in fertilizer manufacturing, resulting in storage costs and plant inefficiencies. Due to the nature of our business, our photochemical recycling customers supply the used photochemical raw material needed for fertilizer manufacturing. Shutterfly supplied 65% of this raw material received in 2004. Based on 2004 usage of used photochemicals to manufacture fertilizer, our other customers supplied an overall 56% of the photochemicals needed to produce the fertilizer manufactured in 2004; so if we are unable to find new photowaste customers to replace Shutterfly, future fertilizer sales would be limited to approximately that level of 2004 fertilizer sales once our inventory of used photochemicals is depleted. It should be noted that this is only a rough estimate of future fertilizer production levels as we receive different types of photochemical raw materials from different customers, which are used in varying amounts in the fertilizer products, each fertilizer product uses a varying proportion of used photochemicals, and as we continue to improve our fertilizer products, the proportion of used photochemical in each product may change.

We previously developed statistical information that more than 100 million gallons of used liquid silver-bearing photochemicals are generated in the United States annually. Using conversion ratios developed for the GOLD'n GRO fertilizers, this is enough volume to support manufacture and sale of more than 200 million gallons of liquid fertilizer products, or about 1 million tons, so we believe the raw material is available in the market to meet future manufacturing needs. Based on 2005 production usage, we estimate that current supplies of photochemical raw material in storage at our manufacturing plant, combined with ongoing receipts of material from other existing customers, is sufficient to meet fertilizer production needs through 2006, depending on fertilizer sales volumes. We anticipate that with continuing sales growth, we will need to obtain new large scale photochemical recycling customers to meet the demand.

We are in contact with both small and large photochemical generators, and are actively marketing Photochemical Waste Water Treatment Units. The concentrators allow us to receive the raw materials needed to manufacture our fertilizer in much smaller volume, resulting in a higher content of chemicals desirable for fertilizer manufacturing, reducing the storage problems we were facing. The Photochemical Waste Water Treatment Units are manufactured under contract by a third party to meet the specifications of each customer. Concentrators typically sell for $20,000 to $200,000, so part of the loss in photochemical recycling service revenues is expected to be offset by growth in Photochemical Silver Concentrator sales in future years. By using a third party manufacturer to produce the Concentrators, we are outsourcing the fixed and variable costs that are associated with assembling them. Primarily, these are the facilities space needed to assemble the various parts and the specialized equipment and labor required for the assembly. Generally, we have self financed the production of Concentrators sold in the past. In the future, we anticipate that non-governmental customers will advance the funds necessary to acquire the parts and labor needed to produce the Concentrators. For our most recent governmental customer, we borrowed the funds needed to fulfill the contract from an unrelated individual. We anticipate using similar arrangements for future Concentrators sold to governmental customers.

Silver revenue was $147,000 and $101,500 for 2005 and 2004, respectively, an increase of $45,400, or 45%. Sales of all silver or silver bearing products were $141,700 (18,149 ounces) for the 2005, compared to $63,500 (7,530 ounces) for 2004. This is an increase of 123% in dollars and 141% in ounces. The increase is primarily from increased sales of processed silver bullion due to a combination of increased sales of Chelated Liquid Multi-nutrient liquid fertilizers, which use a higher percentage of photochemical base liquid compared to our other liquid fertilizers, and to progress in making adjustments to our refining process needed to accommodate changing conditions in the recycling process. The increased sales of silver bearing products was partially offset by a decrease of $32,800 in refining service fees charged to photochemical recycling customers due primarily to the termination of the Shutterfly contract.

Combined cost of sales and operating expenses for the segment amounted to $3,413,000 in 2005, compared to $3,408,400 in 2004, a nominal increase. Cost of sales decreased approximately $35,800 due primarily to a $58,200 decrease in payroll and related costs. The changes in revenues and cost of sales resulted in a gross loss of $116,700 compared to $34,700 in 2004, a decrease of $82,000. Operating costs increased $40,300 due primarily to an increase of $50,700 in general and administrative costs. General and administrative expenses increased due to increases of $39,600 in stock option compensation and $41,700 in legal and other outside services. These costs are primarily related to services for strategic planning, raising expansion capital, and other corporate business matters.

These changes in revenues and operating expenses resulted in a segment operating loss of $2,107,900 in 2005, compared to $1,985,500 in 2004, an increased loss of $122,300 or 6%.

Other income (expense) increased to a net expense of $2,281,300 for 2005, compared to a net expense of $643,400 in 2004, an increased net expense of $1,637,900. The primary reason for the increased expense is the loss on derivatives of $1,450,000, which is related to the $3.25 million callable secured convertible debt financing obtained in July 2005. Other gains decreased by $162,100 due to the prior year write off of long term leases.

The changes in operating loss and other expenses resulted in a segment net loss before taxes of $4,389,200 for 2005 compared to $2,629,000 for 2004, an increased loss of $1,760,200 or 67%.

	Year Ended December 31,
	2005	2004
Revenue	$55,843	$197,422
Gross profit (loss)	$(13,324)	$66,983
Operating income (Loss)	$(507,831)	$(379,875)
Net income (loss) before taxes	$(517,444)	$(210,908)

Mining technical services revenue totaled $55,800 for 2005 compared to $197,400 for 2004, a decrease of 72%. Included in these revenue figures are pass-through expenses of $4,900 and $8,600 for 2005 and 2004, respectively. Excluding these amounts, revenues amounted to $50,900 and $188,800 for 2005 and 2004, respectively, a decrease of 73%. The number of clients we serve and the amount of work needed by those clients varies from period to period.

On March 1, 2005 the technical services contract with Golden Phoenix Minerals, Inc. expired and was not renewed. Revenue from this client was $124,300 for 2004 and $15,000 for the two months ended February 2005.

Combined cost of sales and operating expenses totaled $563,700 for 2005 compared to $577,300 for 2004, a decrease of 2%. Research and development expense increased $112,000. This expense is related to the development of the insidemetals.com website. The majority of this expense is an allocation of personnel costs, which was partially offset by decreases in payroll and related costs that were included in cost of sales and sales and marketing expenses in 2004.

In early May 2005 the technical services satellite office was closed due to the winding down of most of the technical service contracts and completion of the majority of the data gathering for the insidemetals.com project, but certain key staff members have been retained. Programming is continuing for insidemetals.com and launch of the website Information Portal occurred in August 2005. Revenues from the website have been nominal to date.

The redirection of Whitney & Whitney, Inc. to reduce emphasis on technical consulting services and to launch an internet information portal is brought about by the fact that Dr. Whitney, our President, has often been the lead person in generating new consulting contracts. Our President’s increased responsibilities for managing the expanding photochemical recycling segment and overall corporate activities has reduced his time availability to actively participate in the consulting segment. Part of our objective in shifting the focus of the technical services segment is to retain our core professional staff that can provide assistance on possible future technical service contracts as well as perform administrative duties for the photochemical recycling segment, while at the same time adding a potential source of revenue that is not dependent upon labor sales and which can be managed by a professional staff. The information portal also better utilizes the Whitney & Whitney, Inc. library and information resources that are already in existence. For the years ended December 31, 2005 and 2004 we allocated costs of approximately $186,100 and $74,200, respectively, to the development of the web site. The site was launched in mid-August 2005 and we are now fine-tuning the general presentation of the site, as well as improving the profiled mining company information. We expect this level of spending to continue through the second quarter of 2006. As improvements to the site are completed and information maintenance becomes routine, we will reduce or redirect staff resources as needed.

The above changes in revenues and operating expenses resulted in a segment operating loss of $507,800 for 2005, compared to $379,900 for 2004, an increased operating loss of $128,000 or 34%.

Other income (expense) is a net expense of $9,600 for 2005, compared to a net gain of $169,000 in 2004, a decline of $178,600. The decline is due to decreased gain on sale of GPXM shares and other marketable securities.

The changes in operating loss and other income resulted in a segment net loss before taxes of $517,400 for 2005, compared to $210,900 for 2004, an increased loss of $306,500.

Changes in Financial Condition; Capitalization

Cash amounted to $24,300 as of December 31, 2005 compared to $5,200 as of December 31, 2004. Net cash used by operations was $2,148,500 in 2005 compared to $1,417,900 in 2004. Operating resources utilized to finance the 2005 loss of $4,906,600 include approximately $485,900 in expenses paid with our common stock. Cash amounting to approximately $98,000 was invested in property and equipment in 2005, primarily for equipment in the manufacturing plant. Sales of Golden Phoenix Minerals, Inc. stock and other marketable securities provided $10,200 in cash from investing activities. Financing sources of cash in 2005 were $570,000 in proceeds from the private placement of restricted common stock, $2,025,000 in proceeds from short and long term debt, less $217,700 in debt issuance costs, and $95,000 from short term loans from an officer/stockholder.

Total assets increased from $4,147,900 at December 31, 2004 to $4,229,600 at December 31, 2005. Current assets decreased $110,700. The primary changes in current assets were decreases in accounts receivable of $167,600, due to the collection of the final billings due from GPXM during 2005, and $48,100 in prepaid expenses due to fewer corporate marketing programs that straddled the end of the year in 2005 compared to 2004. These decreases were partially offset by an increase in marketable securities of $65,600 due to receipt of the final billings from GPXM in their common stock.

Property and equipment decreased by $124,000 due to investment in equipment totaling $108,800, which was offset by an increase in accumulated depreciation and amortization of $232,900. Other assets increased $316,400 due to an increase in deferred loan fees of $262,700 related to the callable secured convertible debt financing obtained in July 2005.

Total liabilities increased from $6,712,200 at December 31, 2004 to $9,703,200 at December 31, 2005, an increase of $2,991,000. Of this amount, current liabilities increased $5,001,500 and long term liabilities decreased $2,010,500. The overall increase in liabilities is due primarily to the borrowing of $2.25 million in callable secured convertible debt (Notes). Due to the terms of the Notes, the loan must be accounted for as a derivative and recorded at estimated fair value, which was $3,621,200 at December 31, 2005. In addition, all outstanding non-employee warrants and options are required to be recorded as liabilities at estimated fair value, which was $134,200 at December 31, 2005. This increase in total debt was partially offset by the conversion of $867,100 in convertible promissory notes and accrued interest into restricted common stock. Current liabilities increased primarily due to the Notes discussed above and to the reclassification of a net $1,897,600 in convertible promissory notes from long term debt as all of those notes are due within one year of December 31, 2005. Other significant changes in current liabilities include an increase in accrued management salaries of $210,800 and decreases in accounts payable of $172,700, accrued expenses of $159,600, current maturities of long term debt of $465,400, and current maturities of capital lease obligations of $77,300.

Working Capital/Liquidity

During the year ended December 31, 2005, the working capital deficit was increased by $5,112,100 to a deficit balance of $8,341,600. The primary changes in working capital are the callable secured convertible debt financing and the reclassification from long term debt of convertible notes and accrued interest as discussed above. The Company has had limited cash liquidity since the third quarter of 2000. The Company has sought and obtained the funding described above, which has not been sufficient to maintain all obligations on a current basis. The cash shortage is a result of two factors. First, fertilizer sales in 2005 and prior years did not expand to the extent anticipated, so operating losses were not reduced as expected. Second, the $15 million equity line of credit agreement with Swartz Private Equities, LLC (Swartz) was not able to function to meet the Company’s ongoing working capital needs and was allowed to expire on February 27, 2004. As a result, various private placements of stock with attached three year warrants were undertaken beginning in the fourth quarter of 2002. $570,000 and $843,500 was raised from private placements during 2005 and 2004, respectively. In addition, the Company sold GPXM and other shares for net proceeds of $10,200 and $356,100 during the years ended December 31, 2005 and 2004, respectively, advances from an officer/stockholder were $95,000 and $150,000 in 2005 and 2004, respectively, and $235,000 was received from the exercise of warrants in 2004. In July 2005 the Company obtained a $3.25 million callable secured convertible debt financing and received net proceeds of $1,906,200 less debt issuance costs of $217,700. Subsequent to December 31, 2005, the registration statement filed in connection with the financing became effective and the Company received the remaining net proceeds of $942,500. It is anticipated that this funding will provide for our capital needs through April to May 2006, depending on fertilizer sales growth.

The Company is actively working to establish a longer term financing plan that will identify capital sources for the Company’s financing needs over a three to five year period. Once this plan is established, needs for financing will be adjusted and the plan will be extended annually.

Comparison of the Three and Six Months Ended June 30, 2006 with the Three and Six Months Ended June 30, 2005

Results of Operations

We reported consolidated revenues of $768,023 for the quarter ended June 30, 2006, compared to $531,529 for the prior year quarter, an increase of 44%. The increase was due to an increase in GOLD’n GRO Fertilizer segment revenue of $242,900, or 46%, which was partially offset by a decrease of $6,400 in Mining Technical Services segment revenues, a decrease of 81%. The consolidated net income was $273,947, or $0.001 per share, for the quarter ended June 30, 2006, compared to a net loss of $819,389 or $0.004 per share for the comparable 2005 period, an improvement of $1,093,300. Consolidated revenues for the first six months of 2006 were $1,120,285 compared to $815,705 for the prior year period, an increase of 37%. The consolidated net loss was $5,249 or $-0- per share, for the six months ended June 30, 2006, compared to a net loss of $1,732,994 or $0.009 per share for the comparable 2005 period, a decreased loss of $1,727,700.

To provide a more complete understanding of the factors contributing to the changes in revenues, operating expenses, other income (expense) and the resultant operating income (loss) and net income (loss) before taxes, the discussion presented below is separated into our two operating segments.

GOLD’n GRO FERTILIZER

	Three months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues
Fertilizer	$660,206	$484,664	$900,275	$695,898
Photochemical recycling	$17,960	$19,888	$37,357	$42,069
Silver	$88,397	$19,115	$160,742	$45,874
Total Revenue	$766,563	$523,667	$1,098,374	$783,841
Gross profit (loss)	$145,207	$20,718	$133,800	$(21,446)
Operating income (loss)	$(325,916)	$(490,575)	$(769,554)	$(1,090,433)
Other income (loss)	$680,293	$(205,409)	$905,263	$(373,148)
Net income (loss) before taxes	$354,377	$(695,984)	$135,709	$(1,463,581)

Total segment revenues for the second quarter of 2006 were approximately $766,600, an increase of 46% from the prior year second quarter. Total fertilizer sales for the quarter were $660,200 (847 tons), compared to $484,700 (766 tons) for the 2005 second quarter, an increase of 36% in dollars and an increase of 11% in tonnage. Sales of bulk Chelated Liquid Micro-nutrients were $551,800 (636 tons) and $434,700 (625 tons) for the second quarter of 2006 and 2005, respectively, an increase of 27% in dollars and an increase of 2% in tonnage. Sales of bulk Chelated Liquid Multi-nutrients were $71,000 (205 tons) and $44,000 (141 tons) for the second quarter of 2006 and 2005, respectively, an increase of 62% in dollars and 45% in tonnage. A new Chelated Secondary Nutrient product was introduced in the second quarter of 2006 and resulted in sales of just under 6 tons. The overall increase was due to a combination of price increases of the GOLD’n GRO fertilizers and a shift in sales efforts toward higher value products. The sales increase occurred in spite of heavy rains in the Central Valley of California, our principal market area, that delayed the start of the spring season until late April. Total photochemical recycling revenue for the quarter decreased nominally on a decreased volume of 17% from the second quarter of 2005. Silver sales were $88,400(8,735 ounces) for the quarter, compared to $19,100 (2,386 ounces) for the prior year second quarter, an increase of 362% in dollars and 266% in ounces. The increase is primarily from increased sales of processed silver bullion due to both increased production and to a rapidly increasing silver price.

Cost of sales increased $118,400 due primarily to an increase in raw materials costs resulting from increased sales. The segment recorded a gross profit of $145,200 for the quarter, compared to a gross profit of $20,700 for the second quarter of 2005, an increased gross profit of $124,500, or 601%.

We have had a significant decrease in used photochemical volume compared to 2004 volumes due to the termination of a major photochemical recycling contract in December 2004. We are continuing our efforts on sales of Photochemical Waste Water Treatment Units in order to replace the revenue and to provide a long term base of used photochemical supply. In 2006 we are anticipating the possibility of rapidly expanding sales of bulk Chelated Liquid Multi-Nutrient fertilizers which use a high proportion of used photochemicals as a raw material. Because of this possibility, we are now aggressively seeking new large scale photochemical recycling customers. In August 2006 we obtained a new customer whose photochemical raw material is expected to significantly increase raw material supply. We are in the final negotiation stages with another potential customer and have initiated discussions with several other large scale potential customers. We anticipate that the new customers, along with our existing suppliers, will provide sufficient raw material for fertilizer production into the spring 2007 fertilizer season. If we are successful in gaining some of the other potential customers, we expect raw material needs to be met well into the future.

Segment operating expenses decreased $40,200 from the second quarter of 2005. This resulted from a decrease in sales and marketing expenses of $56,600 due to reduced corporate marketing and to having one less field agronomist on staff compared to the prior year. A part time senior agronomist was hired in May 2006, so cost reductions in future periods will be lessened.

These factors resulted in a 2006 second quarter segment operating loss of $325,900 compared to a loss of $490,600 for the second quarter of 2005, a decreased operating loss of $164,700, or 34%.

Other income (expenses) were $680,300 for the quarter, compared to $(205,400) for the 2005 second quarter, an increased income of $885,700. The increased income is due to a gain on derivative instruments of $986,100, which was partially offset by an increase of $100,400 in interest expense. Both items are related to the 2005 and 2006 borrowing of $3,250,000 in callable secured convertible notes. The gain or loss on derivatives discussed above is calculated each quarter and is subject to material changes, either up or down, based on changes in our stock price, which is highly volatile. This financing and the related accounting treatment are more fully discussed in Note 3 to the Condensed Consolidated Financial Statements above.

The changes in operating loss and other expenses resulted in a segment net profit before taxes of $354,400 for the quarter ended June 30, 2006, compared to a loss of $696,000 for the prior year quarter, an improvement of $1,050,400.

For the first six months of 2006, segment revenues were $1,098,400, compared to $783,800 for the comparable 2005 period, an increase of 40%. The increase is due to increases in fertilizer and silver sales. Gross profit for the first six months of 2006 was $133,800, compared to a gross loss of $21,400 for the comparable prior year period, an improvement of $155,200. Operating loss for the first six months of 2006 was approximately $769,600 compared to $(1,090,400) for the first six months of 2005, a decreased loss of $320,900, or 29%.

Other income (expense) was $905,300 for the first six months of 2006, compared to $(373,100) for the comparable 2005 period. The improvement of $1,278,400 is due to a one time gain on derivative instruments of $1,492,400 which was partially offset by an increase in interest expense of $214,000. Both items are related to the 2005 and 2006 borrowing of $3,250,000 in callable secured convertible notes. The gain or loss on derivatives discussed above is calculated each quarter and is subject to material changes, either up or down, based on changes in our stock price, which is highly volatile.

The changes in operating loss and other expenses resulted in a segment net profit before taxes of $135,700 for the six months ended June 30, 2006, compared to a loss of $1,463,600 for the prior year period, an improvement of $1,599,300.

MINING TECHNICAL SERVICES

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues	$1,460	$7,862	$21,911	$31,864
Gross profit (loss)	$(5,396)	$(10,048)	$(754)	$(9,019)
Operating income (loss)	$(124,018)	$(118,706)	$(238,777)	$(261,029)
Other income (expense)	$43,588	$(4,699)	$97,819	$(8,384)
Net income (loss) before taxes	$(80,430)	$(123,405)	$(140,958)	$(269,413)

Mining technical services revenue was $1,500 for the quarter ended June 30, 2006, compared to $7,900 for the comparable quarter of 2005, a decrease of 81%. Cost of sales decreased by $11,100, due primarily to decreases of payroll and rent expenses due to the closing of the segment’s satellite office in May 2005. These factors resulted in a second quarter gross loss for the segment of $5,400 compared to $10,000 for the prior year second quarter, a nominal decreased loss.

In early May 2005 the technical services satellite office was closed due to the winding down of most of the technical service contracts and completion of the majority of the data gathering for the insidemetals.com project, but certain key staff members have been retained. Programming is continuing for insidemetals.com and launch of the website Information Portal occurred in August 2005. Revenues from the website have been nominal to date.

The redirection of Whitney & Whitney, Inc. to reduce emphasis on technical consulting services and to launch an internet information portal is brought about by the fact that Dr. Whitney, our President, has often been the lead person in generating new consulting contracts. Our President’s increased responsibilities for managing the expanding GOLD’n GRO fertilizer segment and overall corporate activities has reduced his time availability to actively participate in the consulting segment. Part of our objective in shifting the focus of the technical services segment is to retain our core professional staff that can provide assistance on possible future technical service contracts as well as perform administrative duties for the GOLD’n GRO fertilizer segment, while at the same time adding a potential source of revenue that is not dependent upon labor sales and which can be managed by a professional staff. The information portal also better utilizes the Whitney & Whitney, Inc. library and information resources that are already in existence. For the three months ended June 30, 2006 and 2005 we allocated costs of approximately $49,500 and $36,100, respectively, to the development of the web site. The site was launched in mid-August 2005 and we are now fine-tuning the general presentation of the site, as well as improving the profiled mining company information. We expect this level of spending to continue into the fourth quarter of 2006. As improvements to the site are completed and information maintenance becomes routine, we will reduce or redirect staff resources as needed. In recent months traffic volume has expanded to a level that we believe makes it worthwhile for gold exploration companies to begin paid advertising on the website. A program to solicit advertising customers is being developed and will be offered to gold exploration companies beginning in the third quarter of 2006.

Total segment operating expenses for the second quarter of 2006 increased $10,000, due primarily to increased research and development costs related to the insidemetals.com website discussed above.

The combination of these factors resulted in a 2006 second quarter segment operating loss of $124,000, compared to an operating loss of $118,700 for the second quarter of 2005, an increased operating loss of $5,300, or 4%.

Other income (loss) for the second quarter of 2006 was a gain of $43,600 compared to a loss of $4,700 for the prior year second quarter. This increase in other income is due to increased sales at a profit of common shares of Golden Phoenix Minerals, Inc.

The changes in operating loss and other income resulted in a segment net loss before taxes of $80,400 for the quarter ended June 30, 2006, compared to a loss of $123,400 for the prior year quarter, a decreased loss of $43,000, or 35%.

For the first six months of 2006, segment revenue totaled $21,900 compared to $31,900 for the first six months of 2005, a decrease of 31%. This is primarily attributable to the ending of the Golden Phoenix Minerals, Inc. contract in March 2005. Gross loss for the first six months of 2006 was $800, compared to a gross loss of $9,000 for the comparable prior year period, a decreased gross loss of $8,300. Operating loss for the period was $238,800 compared to an operating loss of $261,000 for the comparable 2005 period, a decreased operating loss of $22,300, or 9%.

Other income (loss) for the first six months of 2006 was a gain of $97,800 compared to a loss of $8,400 for the prior year period. This increase is due to increased sales at a profit of common shares of Golden Phoenix Minerals, Inc. (GPXM) As of June 30, 2006, all of the shares of GPXM have been sold.

The changes in operating loss and other income resulted in a segment net loss before taxes of $141,000 for the six months ended June 30, 2006, compared to a net loss of $269,400 for the prior year period, a decreased loss of $128,500, or 48%.

SUMMARY

On a consolidated basis, the various changes in revenues and operating expenses resulted in a second quarter 2006 operating loss of $449,900, compared to $609,300 for the second quarter of 2005, a decreased operating loss of $159,300, or 26%. Net profit before taxes for the second quarter 2006 was $273,900 compared to a loss of $819,400 for the prior year second quarter, an improvement of $1,093,300. For the six month period ended June 30, 2006 the operating loss was $1,008,300 compared to $1,351,500 for the prior year comparable period, a decreased operating loss of $343,100, or 25%. Net loss before taxes for the six months ended June 30, 2006 was $5,200 compared to $1,733,000 for the prior year six month period, an improvement of $1,727,700.

Changes in Financial Condition; Capitalization

Cash amounted to $20,100 as of June 30, 2006, compared to $(30,200) as of June 30, 2005. Net cash used for operating activities was approximately $1,036,900 for the first six months of 2006. The cash used for operating activities during the period was financed primarily by net proceeds of $982,500 from the issuance of callable secured convertible notes, less $118,700 in debt issuance costs and sale of investments of $229,400.

Total assets decreased $21,500 during the six months ended June 30, 2006 to $4,208,100. Current assets increased $47,900 due to increases in accounts receivable of $140,700 and inventory of $12,200, which were partially offset by a decrease of $91,800 in marketable securities. The increase in accounts receivable is due to the increased level of sales in the spring fertilizer season compared to the winter season. Net property and equipment decreased $84,500 due to depreciation and amortization. Other assets increased $15,100 due to an increase in net deferred loan fees related to the callable secured convertible note financing.

Current liabilities decreased during the six months ended June 30, 2006 by $653,100 and total liabilities decreased by $673,000. The decrease is primarily due to a net reduction of $955,500 in the estimated fair value of derivative instruments and the related callable secured convertible debt. The components of this reduction include $1,000,000 in new convertible debt borrowing, which was offset by a decline in the estimated fair value of derivative instruments of $1,492,400 and the conversion of $575,800 of convertible debt into common stock. Other changes in current liabilities include increases of $97,000 in accounts payable, $65,000 in account receivable and inventory factoring, $91,700 in accrued management salaries, and $173,200 in current maturities of convertible notes and accrued interest. These increases were partially offset by decreases of $83,100 in accrued expenses and $74,500 in current maturities of capital lease obligations.

Liquidity and Capital Resources

During the six months ended June 30, 2006, working capital improved by $701,000 to a deficit balance of $7,640,600. The improvement is due primarily to the decrease in derivative instruments discussed above.

In July 2005 we obtained 8% convertible debt financing for a total of $3.25 million. The final funds from this financing were received in February 2006 after our registration statement became effective. This funding provided for our capital needs through July 2006. On July 31, 2006 we obtained 6% convertible debt financing of $500,000. We expect this funding to provide for our capital needs through September 2006 or into October 2006, depending on fertilizer sales growth. We are actively seeking additional financing, although the can be no assurance that such financing will be available or if available what the terms will be.

To meet short term cash needs, we have negotiated a 10 day payment period on invoices to our primary distributor, at a cost of 1% of the invoice amount. We also periodically factor certain inventory items and receivables to help with short term cash needs. These arrangements are with unrelated individuals, carry interest at 2% to 3% per month, and the lenders are secured by a blanket UCC on specified inventory items and on specified invoices. As of June 30, 2006, $65,000 in factored inventory and receivables is outstanding.

Growth in fertilizer and the related photochemical and silver sales necessary to achieve profitability is subject to a number of uncertainties, including the annual seasonal nature of fertilizer sales related to crop cycles, short term weather patterns in specific markets, the rate of GOLD’n GRO fertilizer adoption in existing and new markets, and the availability of funding to support sales growth.

BUSINESS

INTRODUCTION

We are the inventor and developer of the "Beneficial Use Photochemical, Silver, and Water Recycling" technology that produces environmentally beneficial GOLD'n GRO fertilizers and silver bullion.

We are an environmental process technology company that has developed what we believe is a unique technology for photochemical recycling. We, through our subsidiary, Itronics Metallurgical, Inc., extract more than 99% of the silver and virtually all of the other toxic heavy metals from used photoliquids and use this “Beneficial Use Photochemical, Silver and Water Recycling” technology to produce environmentally beneficial chelated liquid fertilizer sold under the trademark GOLD’n GRO, animal repellant/fertilizer to be sold under the trademark GOLD’n GRO Guardian, and silver bullion. We also provide process planning and technical services to the mining industry.

OUR PRODUCTS AND SERVICES

We currently operate the following two business segments under separate wholly owned subsidiaries:

 GOLD’n GRO Fertilizer: This segment, managed by Itronics Metallurgical, Inc., operates a fertilizer manufacturing, photochemical recycling, and silver refining facility. Revenues are generated by sale of GOLD’n GRO liquid fertilizer products, photochemical management services, sales of photochemical concentrators, and sale of silver.

Mining Technical Services: This segment, known as Whitney & Whitney, Inc., provides mineral project planning and technical services to the mining industry. It has specialized knowledge in all aspects of mineral project development and has been deeply involved in gold mine development for more than 25 years. It employs technical specialists with expertise in the areas of mining, geology, mining engineering, mineral economics, material processing, and technology development. Technical services have been provided to many of the leading U.S. and foreign mining companies, several public utilities with mineral interests, to various state agencies, the U.S. and foreign governments, and the United Nations and the World Bank. WWI was under contract with the Country of Bolivia from 1986 through early 1992 to assist it in developing its mining industry. In 2005 WWI launched an internet website to provide gold mining company profiles to the interested public.

We have three wholly owned subsidiaries, Whitney & Whitney, Inc. ("WWI"), Itronics Metallurgical, Inc. ("IMI"), and Itronics California, Inc. (ICI), a 92.5% owned partnership, Nevada Hydrometallurgical Project ("NHP"), and an 82.53% owned joint venture, American Hydromet. A brief description of each organization follows:

Itronics Metallurgical, Inc.:

IMI was established in 1981 to manage the metallurgical and materials processing operations being developed under WWI and American Hydromet research and development programs. IMI has been the main provider of management services to American Hydromet since 1986. IMI is now managing the photochemical/GOLD'n GRO fertilizer segment as discussed below.

Nevada Hydrometallurgical Project:

Nevada Hydrometallurgical Project ("NHP") is a research and development partnership formed in 1981 to fund research into potential commercial applications for certain hydrometallurgical process techniques developed by the U.S. Bureau of Mines Research Center in Reno, Nevada between 1970 and 1979. A number of potential commercial applications were defined by NHP, one of which is the American Hydromet silver/gold refining technique. In late 1985, NHP assigned its interest in the silver/gold refining technique to American Hydromet. NHP retained its proprietary interest in the other potential commercial applications for future developments. NHP continues as a financing and technology owning partnership. We own 92.5% of NHP.

American Hydromet:

American Hydromet is a Nevada joint venture that was formed in 1985 to develop certain silver and gold refining/recovery technology and to create business based upon such technology. The photochemical fertilizer segment now being managed by IMI is owned by American Hydromet. The ownership interests in American Hydromet are: NHP for 76.5%, IMI for 1%, and American Gold & Silver Limited Partnership ("AG&S") for 22.5%. AG&S is a Nevada limited partnership, for which WWI serves as the general partner and owns a general and limited partnership interest totaling 11%. We own a 37% limited partnership interest in AG&S. In total, we own approximately 83% of American Hydromet.

Itronics California, Inc.:

Itronics California, Inc. (ICI) was acquired in March 1999 by Itronics Metallurgical, Inc. ICI, originally named PD West, Inc., was acquired for its phosphoric acid recycling technology. ICI has no business operations but plans are to utilize the phosphoric acid technology and may eventually operate IMI's photochemical services and GOLD'n GRO fertilizer business in California.

Whitney & Whitney, Inc.:

WWI was incorporated in 1977. WWI was primarily a mineral consulting firm that provided planning and technical services to the mining industry. WWI is now developing an internet website to provide gold mining industry data to the investing public, while maintaining a presence in the technical consulting field.

SUMMARY HISTORY OF OPERATIONS

Whitney & Whitney, Inc. was established to provide a wide range of technical services to the mining industry. During the 1980's, WWI completed several multi-client fertilizer marketing studies. Also during this time period, WWI was contacted by state and local environmental officials concerning the problem of photographic wastes, laden with silver and other toxic heavy metals, being dumped in local sewer systems.

Over the years, the mining technical services business was highly cyclical, closely following the base and precious metals industries, and specifically, the price of copper, other base metals and gold. This condition pointed out the necessity of expanding our business into new industries. When considering the fertilizer marketing studies previously performed, along with the growing national issue of sewer system contamination with toxic photowastes and silver toxicity to fish, it seemed to be a natural extension of WWI's existing expertise to expand into the photowaste recycling business. In 1987 the decision was made to move forward with research and development of a process to extract silver from photographic liquid wastes. It took until 1997 to develop and demonstrate a satisfactory fertilizer and to complete university testing to demonstrate its agronomic viability.

In March 1998 IMI signed a five year definitive licensing, manufacturing, and distribution agreement with Western Farm Service, Inc. (WFS), one of the largest liquid fertilizer bulk retailers in the western United States. The agreement was renewed in March 2003 for another five years, subject to annual cancellation provisions. The agreement grants WFS an exclusive license and right to manufacture and market IMI's GOLD'n GRO line of bulk liquid fertilizer products for the Turf & Ornamental and Specialty Agricultural markets in the states of Arizona, California, Hawaii, Idaho, Oregon, and Washington. WFS has approximately 90 agricultural retail outlets in these states. In the discussion below, and elsewhere in this report, we refer to this group of retail outlets as our licensed distributor network.

A 35,000 square foot manufacturing plant in Reno/Stead, Nevada was purchased in 1999 and by late 2000 the new facility had demonstrated the ability to "demetallize" the received photo liquids to required EPA levels, thereby proving the technical viability of the new technology on a commercial scale.

In 2001, at the request of our licensed distributor, we developed a chelated liquid micronutrient zinc fertilizer with the objective of selling the product in truckload quantities. This fertilizer development was successful and provided the basis for the first tank truck load sales in the fourth quarter of 2001. During 2002 this new bulk liquid fertilizer was successfully introduced into the distributor network. During 2002 work on a bulk liquid GOLD'n GRO fertilizer that could be used as a "base liquid" in the distributor's proprietary field blends was commenced. In 2003 development work on a second chelated liquid micronutrient zinc product for bulk sale was initiated. Field testing of both new bulk liquid fertilizers was conducted during 2003 and in late 2003 they were approved for introduction into the distributor sales network for 2004.

During the same 2001 to 2003 period, more than two dozen liquid fertilizer formulations were evaluated for suitability and market potential. By the end of 2003, product line development had been completed, and 13 fertilizers covering two categories have been established: chelated liquid multinutrient fertilizers and chelated liquid micronutrient fertilizers. The fertilizers are sold both to the general public and through licensed and non-licensed distributors. Product improvement and new product development will continue, but our focus in 2006 and future years will be primarily on GOLD'n GRO Liquid Fertilizer sales expansion and on expansion of the services business as needed to support increasing GOLD'n GRO fertilizer sales.

In 2003 we participated in the development of an animal repellent/fertilizer that will be sold under the trademark GOLD'n GRO Guardian. Using one of the GOLD'n GRO multi-nutrient liquid fertilizers as a base liquid, which has the property of being taken into the plant as a fertilizer and imparting odor and taste characteristics that are offensive to deer and other animals, such as rabbits, that eat plants. The GOLD'n GRO Guardian product was field tested during 2003 and was approved for use by the North American Deer Management Network in the fourth quarter of 2003. GOLD'n GRO Guardian is a repellent fertilizer product and must be registered under both the pesticide regulations and the fertilizer regulations for each state in which it will be sold. The product must also be registered with the Federal EPA as a biopesticide. Introduction of this product for commercial sales will be delayed until the registrations are completed. In 2005, we acquired the interest in the GOLD’n GRO Guardian trademark, product rights, and the repelling product formula owned by Mr. Howland Green. We now own 100% of all rights related to GOLD’n GRO Guardian. Mr. Green has become one of our directors and is Northeast Manager for GOLD’n GRO Sales Development. Substantial funding over twelve to twenty-four months will be required to complete the EPA and California registration process.

During the period 1999 through 2003, we developed a "low temperature vacuum distillation" machine that operates at room temperature and is able to remove up to 80% of the water from photochemical solutions without damaging the chemicals, producing a high silver content concentrate that can be shipped as a commercial product in inter-state commerce. The distilled water is clean enough for re-use on site and the reduction in volume of material needing to be shipped produces 80 percent reduction in transportation cost making shipment possible anywhere in the United States. These machines have been released for commercial sale under the trademark "Itronics Metallurgical Photochemical Waste Water Treatment Units".

In 2002 we delivered five of these Photochemical Waste Water Treatment Units to the Department of Defense. Two additional Photochemical Waste Water Treatment Units were delivered in the third quarter of 2003. This program is regarded as a pilot project, which may lead to providing "Beneficial Use Photochemical, Silver, and Water Recycling" services to all branches of the U.S. military and is being developed by the Department of Defense in consultation with the Federal EPA.

After we began producing fertilizer, we noted that the by products of the process were the main materials needed to manufacture glass and ceramic. Therefore, in early 2003, we began research and development of glass and tile formulations. During 2003, the first pieces of glass/ceramic tile were produced. With the successful development of a glass/ceramic tile product, we achieve the ability to recycle 100 percent of the materials received from customers, including waste that is generated internally during processing. In 2006, and future years the silver refining technology development and the glass/ceramic tile products development efforts will be expanded in parallel with expansion of GOLD'n GRO fertilizer sales.

With the successful completion of the initial pioneering development work by the Photochemical Fertilizer segment, and with the launch of the information portal by the Mining Technical Services segment, we are implementing growth plans for both segments that are expected to drive expansion well into the future. The business operations and the status of these plans and their implementation, is described below for each segment.

GOLD’n GRO FERTILIZER

A. Operations

We operate a commercial scale plant to receive used photochemical liquids, recover the silver and other metals, and convert the demetallized solutions to liquid GOLD'n GRO fertilizer products. A critical component of this vertically integrated manufacturing system is to match, within a reasonable range, the incoming volume of photochemical liquids with the utilization of those liquids in fertilizer or other manufactured products.

Photochemical services operates as a regional business in northern Nevada, serving more than 200 customers in the northern Nevada market. A satellite service operation has been established in the San Francisco Bay Area which is a large market with at least three strong competitors. We are able to compete effectively based upon pricing and service quality.

Growth of silver bullion output is driven by photochemical processing to support GOLD'n GRO fertilizer sales. There are some opportunities to expand silver output separate from photochemical recycling, but profit margins for the refining services are very small when compared to the inventory requirements and the security risk. Because of these factors, gold and silver refining services are limited to categories of materials where our proprietary technology can be used and that offer better profit margins than conventional precious metal refining. We will be actively looking at opportunities to expand this segment in future years.

In early 2003 we initiated a program to market the Itronics Metallurgical Photochemical Waste Water Treatment Units to large consumer photography and medical x-ray facilities throughout the United States. This is a cost effective method for us to expand our photochemical supply for use in GOLD'n GRO fertilizer manufacturing. Photochemical Waste Water Treatment Units are expected to be a source of revenue growth in future years as we continue to expand nationally. Our photochemical blending technology is designed to utilize the concentrate in fertilizer, after it is demetallized.

Our manufacturing plant is presently configured to produce 1.2 million gallons (on a single shift basis) of GOLD’n GRO fertilizer annually (about 5,700 tons) and can be expanded to produce 7.2 million gallons of GOLD'n GRO per year, or about 36,000 tons. GOLD'n GRO fertilizer production in 2005 utilized about 5 percent of planned capacity. Planned expansions to achieve the 36,000 ton volume include increasing both dry raw material and liquid storage, increasing tank truck loading capacity, and automation of certain manufacturing functions. Expansion can be achieved incrementally as fertilizer sales continue to grow.

B. Growth Plans and Implementation

Implementation of our "Beneficial Use Photochemical and Water Recycling" technology is continuing with expansion of the number of branches within the licensed distributor network selling GOLD’n GRO fertilizer. Our licensed distributor is integrating our GOLD’n GRO fertilizer products into its proprietary field programs in a way that makes them essential components. Once our products are in, substitution back to prior programs becomes difficult. Because of this, we believe sales growth is solid and is integrated to enhance the likelihood of repeat sales as we move into the future.

We have been working with our licensed distributor network to identify market segments into which the GOLD'n GRO fertilizer products can be successfully sold. This process has identified three fundamental uses, or functions, of the GOLD’n GRO fertilizers, which are (1) replace existing fertilizers that do not fully satisfy existing needs, (2) develop new fertilizers which will satisfy presently unfulfilled needs, and (3) develop fertilizers that can be blended into existing proprietary field blends to improve their effectiveness. Replacement fertilizers are expected to have higher sales growth rates than fertilizers developed to fulfill the other two functions, defined as development products. The GOLD’n GRO Guardian fertilizer being developed as an animal repellant/fertilizer fits into the second category, and the GOLD’n GRO Base Liquid fits into the third category.

The GOLD'n GRO fertilizer line provides several fertilizers for the turf and ornamental markets, 3 fertilizers for the nursery and specialty agriculture markets, and 5 high quality chelated micronutrient fertilizers which can be used in all of the markets. The GOLD'n GRO chelated liquid micronutrient and chelated liquid multinutrient fertilizers are considered to be "Specialty Liquid Fertilizer" and fit into the Specialty Fertilizers segment of the national and international fertilizer markets, generally sold in smaller quantities and at higher prices than NPK fertilizers (Nitrogen (N), Phosphate(P), and Potassium(K), which are sold as single nutrient products in large tonnages at relatively low bulk commodity prices. We presently sell our commercial GOLD’n GRO fertilizers in 2.5 gallon, 55 gallon, and 250 gallon containers and partial or full truck load quantities of up to 4,800 gallons.

We have become an important supplier of chelated micronutrient and chelated multinutrient specialty fertilizers to our licensed distributor for several reasons, one of which is that improved nutrient uptake is being demonstrated in large scale field applications of the GOLD'n GRO fertilizers when compared to applications that use established chelated micronutrient fertilizers. Improved crop nutrient uptake reduces nutrient costs and increases crop yields, generating a significant economic benefit for the grower customers. A second reason is that the photographic byproduct materials used as base components provide the chelates at a much lower cost compared to purchasing new "unused" chelates. A third reason is that the GOLD'n GRO liquid fertilizers are specifically designed for fertigation application in micro-sprinkler and drip irrigation, which is a growing application method and requires liquid fertilizers with superior stability in irrigation water under widely varying conditions.

Most of the GOLD’n GRO fertilizers are currently registered for sale in Arizona, California, Colorado, Hawaii, and Nevada, and GOLD’n GRO 9-0-1+7% Zinc and GOLD’n GRO 9-0-2+3% Zinc are registered in Idaho, Oregon, and Washington. GOLD’n GRO 8-8-8+4% Sulphur is registered in Rhode Island, Massachusetts, Connecticut, Delaware, New Jersey, Pennsylvania, and New York. GOLD'n GRO bulk product sales are established in Arizona and California, with the majority of the sales being made in California. Registration of selected GOLD’n GRO fertilizer products in Washington, Oregon, and Idaho was completed in March 2005. Registration of certain GOLD’n GRO fertilizer products was completed in Utah in the second quarter of 2006. Implementation is underway to begin sales in those states. We are developing bulk customers in northern Nevada and have started discussions with potential distributors in selected states not covered by our licensed distributor network, including the northeastern and Midwestern states, and Florida. In the second quarter 2006 we established our first customer in Mexico.

We have expanded the number of GOLD'n GRO liquid fertilizers being offered through our "e-store" catalog. This expanded offering makes GOLD'n GRO available to two important Professional Market segments: the Landscape Maintenance Market and the Nursery and Greenhouse Market. Internet sales are still relatively small as a percentage of total sales, but have grown in each of the past two years.

The project to develop and sell a line of animal repellent/fertilizers under the trademark GOLD’n GRO Guardian provides direct GOLD’n GRO marketing and distribution for the northeastern states into the Landscape Construction and Maintenance, and the wholesale and retail Nursery and Greenhouse markets. The new GOLD’n GRO Guardian animal repellent/fertilizer line presents the opportunity to develop products for the animal repellent market, an emerging national market in which product offerings are currently limited. Deer and other plant eating animals are becoming a major urban problem and are now doing tens of millions of dollars in damage to urban landscaping each year.

We are continuing to develop new sources of used photochemical liquids, although we presently have more than adequate volume of in-coming photoliquids to support current and near term GOLD'n GRO fertilizer sales growth. We have been developing Itronics Metallurgical Photochemical Silver Concentrator technology to reduce the cost of transporting the used photochemical liquids to the Reno manufacturing plant. We have also been identifying and qualifying both non-photochemical sources of used chelates and non-photochemical waste streams that might be useable as substitute materials for virgin additive raw materials that we presently purchase.

GOLD'n GRO fertilizer products are formulated to match potential new sources of secondary chelates so that as GOLD'n GRO fertilizer sales continue to expand we can begin to use "non-photo" chelates. Replacing virgin additive materials with materials from secondary sources provides us with equivalent materials at lower cost. Some manufacturing process changes will be required to accommodate these adjustments in raw material sourcing, but this will be beneficial due to reductions in raw material costs and the improved cost stability that will be achieved.

Sales of 5 ounce "Silver Nevada Miner" bars through our "e-store" are continuing, although those sales are still relatively small. The sales of finished silver bullion from internally recovered silver has expanded, but will continue to fluctuate until GOLD'n GRO sales reach larger volumes.

Our manufacturing plant is presently configured for an initial manufacturing capacity of 7.2 million gallons per year or 36,000 tons of GOLD'n GRO products. Planned storage and truck loading capacity expansions and automation of some manufacturing functions, must be completed before this capacity can be achieved. Some of these requirements are discussed more fully below. Unexpected new market opportunities have already required modification of certain expansion plans. As we continue to identify and develop our GOLD'n GRO liquid fertilizer product markets, additional unforeseen changes could require additional plan modifications. With the introduction of additional bulk products, additional load out facilities are needed, at a capital cost estimate of $400,000. This project is scheduled for completion upon acquisition of necessary financing.

We have developed the following eight-part approach to growth:

1.	Increase sales in the established market segments.
2.	Develop GOLD'n GRO fertilizer applications for more crops.
3.	Expand sales to new territories.
4.	Expand the GOLD'n GRO specialty fertilizer product line.
5.	Complete development of and commercialize the new glass/tile products.
6.	Develop and commercialize environmentally friendly metal leaching reagents for recovery of silver, gold, and other metals.
7.	Continue facilities expansion and technology development.
8.	Acquire established companies and/or their technologies.

    Plans and status of implementing each of the growth categories is explained in more detail in the following sections.

1. Increase sales in established market segments.

We are selling into or developing applications for the three major segments. These are:
a.	Specialty Agriculture which includes Avocados, Citrus, Grapes, Fruit and Nut Trees, and Vegetables.
b.	Bulk Field Crops which include alfalfa, cereal grains, corn, cotton, and soybeans.
c.	The Urban Market, which includes Home Lawn and Garden, Landscape Construction and Maintenance, and Nursery and Greenhouse markets, and Golf Courses.

Our primary focus is to increase bulk GOLD’n GRO liquid fertilizer sales as rapidly as possible. This is being achieved by expanding sales in the Specialty Agriculture segment and in the Bulk Field Crops segment. There are on-going small package sales in the Urban Market, but these are small relative to the other two segments.

2. Develop GOLD'n GRO fertilizer applications for more crops.

Based on our experience to date, it takes up to five years to develop a new fertilizer product, which includes regulatory approval. It typically takes up to an additional five years to achieve market acceptance of successful products, which includes field trials to demonstrate product effectiveness.

New product applications are being developed for the dairy cow feed market including young oats, alfalfa, hay, and silage corn. Trials were conducted in 2004 and 2005. The nutrient content of the alfalfa was improved, in some cases to the highest quality ratings. This benefits the dairy because less nutrient supplements are required for feeding the cows, thus reducing dairy operating expenses. The amount of hay produced per acre increased up to 25 percent. Results of the corn crops are still being evaluated. The dairy cow feed market is large with more than 23 million acres of alfalfa hay being grown in the United States. We anticipate it will take another one to three years to complete development and launch these product applications.

In 2004, we began field trials in Idaho, Oregon, and Washington for applications on onions, potatoes, and winter wheat. In the second quarter of 2005, we began field trials in Rhode Island for lawn, landscape, and nursery application. Also in the second quarter, we started several new trials in California for silage corn applications. Several of these field trials are continuing in 2006.

A new GOLD'n GRO base liquid nutrition program is now being marketed. The program is called the "Gallon and a Quart" or "4 to 1" program. It calls for one gallon of GOLD’n GRO base liquid for each quart of GOLD'n GRO chelated micro-nutrient used in soil applications. Field demonstrations have shown improved nutrition uptake and crop output under this cost effective program. Marketing of this program over the next two to three years is expected to produce a very substantial increase in the tonnage of GOLD'n GRO fertilizer sales.

3. Expand sales to new territories.

The GOLD'n GRO products are being sold in Arizona, California, Colorado, Idaho, Nevada, Oregon, Rhode Island, Utah, and Washington, with the majority of our sales in central California. We completed registration of select GOLD’n GRO fertilizers in Idaho, Oregon and Washington during the first quarter of 2005, and Utah in early 2006; sales development is now underway. Two GOLD'n GRO products are registered in seven northeastern states and all of the products are registered in New York and in New Jersey with a distributor agreement signed for New Jersey. Based on our experience, commercial sales can be generated approximately one year after introductory sales activities are initiated. We are in the process of identifying distributors for New York and the other seven northeastern states. Each new geographic area developed will require the same procedural approach.

The expansion into the Northwest states of Idaho, Oregon, Utah, and Washington is being managed by one field agronomist, who was transferred from California in 2004. Based on our experience, the cost of maintaining that position ranges from $120,000 to $150,000 per year. The expansion into the Northeast states is being managed by one part time person at an annual cost of approximately $30,000. That person is also the lead person in seeking customers for our Photochemical Waste Water Treatment Units. We plan to increase these spending levels in 2006, depending on sales support requirements.

In the second quarter of 2006, the Company made its first sale to a distributor in northern Mexico.

In general, expansion to new regions of the country will require at least one field agronomist for each region at a cost similar to that for the Northwest region. In addition, each state has varying registration requirements for product labels and costs of registration. Development of product labels is done internally using existing staff. Registration fees for each state vary widely, ranging from $25 to $600 per year, largely depending on how many products are registered in the particular state. In May 2006 we added a Ph.D. agronomist to the sales support staff on a part time basis. He will take the lead in conducting field trials and in accumulating/analyzing the resulting data. He will also be responsible for arranging University studies as part of an ongoing research program to develop new GOLD’n GRO fertilizer applications and to improve knowledge about the effectiveness of existing GOLD’n GRO fertilizers. For the near term, we anticipate utilizing present staff and management for corporate support of the sales efforts for both existing regions and for the new regions. For the longer term, as we expand we will need to add corporate support personnel to properly support sales efforts.

Our plan to expand sales in Urban Markets requires the consumer to utilize fertilizer injection equipment. This equipment provides economical, easy use of liquid fertilizers for consumer lawns and gardens. We recently added two types of fertilizer injectors to our “e” store, which is the first step into this market. Additionally, other fertilizer injectors are already available to consumers through irrigation supply stores.

4. Expand the GOLD'n GRO specialty fertilizer product line.

We are developing two new specialty products, a calcium plus magnesium fertilizer named GOLD’n GRO 11-0-0+5% Ca (Calcium) and a high magnesium content fertilizer named GOLD’n GRO 8-0-0+3% Mg (Magnesium), both targeting foliar and soil application. We registered GOLD’n GRO 11-0-0+5% Ca in Nevada in 2005 and completed registration in California in the first quarter of 2006. Sales development started in the second quarter of 2006. The registration of GOLD’n GRO 8-0-0+3% Mg is being delayed to 2007 or 2008 to allow time to complete the introduction of GOLD’n GRO 11-0-0+5% Ca in California and to complete registration in Oregon and other states where it will be sold.

We are developing a new category of repellent fertilizers that are expected to be sold at higher profit margins than our other products. The GOLD’n GRO Guardian deer repellent fertilizer is an example of this type of specialty fertilizer. The U.S. market for deer repellents is believed to exceed $50 million in annual sales. Products currently in the market have limited effectiveness so management believes there is a real opportunity for a line of systemic products that are effective for several weeks after each application. GOLD'n GRO Guardian small plot tests have shown effectiveness for 8 to 12 weeks as well as excellent wintertime effectiveness.

In the second quarter of 2005, we acquired ownership interest in the GOLD’n GRO Guardian trademark, product rights, and the repelling product. We now own 100% of all rights related to GOLD’n GRO Guardian. Results of the research of the GOLD’n GRO Guardian deer repellent fertilizer has provided a basis for a bird (goose) repellent fertilizer that will be perfected for small plot field trials and registration after the registration of GOLD’n GRO Guardian is underway. Currently, this product line is strictly for non-food plant applications.

We believe the users of the GOLD’n GRO deer repellent fertilizer will be upscale homeowners, commercial landscapers, and municipal facilities, and wholesale and retail nurseries. The initial sales center will be in Rhode Island.

5. Complete development of and commercialize glass/tile products.

In 2003, we developed and produced glass /tile products proving that the product concept is technically viable. When the development of the glass/ceramic tile product is completed, we will achieve the ability to recycle 100 percent of the photoliquid materials received from customers, including waste that is generated internally during fertilizer production. We have completed preliminary market research for the tile markets, but expect to do much more work to develop a plan to enter this market.

6. Develop and commercialize metal leaching reagents for recovery of silver, gold, and other metals.

In 2002 and 2003, we initiated efforts to apply our technology to extract silver from photoliquids to the mining sector. This work is being expanded and a small pilot circuit will be established to chemically process certain categories of silver-bearing solid wastes. The gold mining sector currently uses cyanide and other toxic chemicals in their leaching process. We believe it may be possible to create and adapt new non-toxic leaching reagents and leaching procedures for processing other secondary materials and certain types of mine generated products. The specific markets for leaching reagents in gold and silver mining is large and world wide, but has not yet been studied in detail for market development. Our Technical Services Division maintains an extensive library and database of mines and mining activities worldwide, which provides us ready access to market information as we need it. Much pilot plant work, including one or more field pilot operations, must be completed before quantitative market studies can be completed.

7. Continue facilities expansion and technology development.

As fertilizer sales volume increases, we will need to increase tank truck loading capacity. With the introduction of additional bulk products and increased demand for our products, load out capacity for shipment of three more bulk products is needed. We developed a preliminary construction budget and are seeking financing so that construction can be scheduled. While we believe that we can handle expected growth in 2006 with the existing load-out module, we hope to complete construction on the new load out after acquisition of necessary funds.

In the first quarter of 2006 the Company tripled silver recovery capacity. The Company continued to work towards implementing its new iron and sulfur leach process that reduces the amount of solids delivered to its silver refinery by 50%, effectively doubling capacity while reducing refining costs by more than half. Work is underway to size and layout a pilot leaching circuit that is planned to be assembled in the second half of 2006 and to begin operation sometime in the fourth quarter of 2006. Planning also began for a further increase in silver refining capacity which will include an expansion of material drying, sampling, and preparation capacity.

8. Acquire established companies and/or their technologies.

To enhance our operations and market presence, we intend to acquire small established companies or their technologies. In 2005, we completed our acquisition of the GOLD’n GRO Guardian technology.

C. Competition

Our GOLD’n GRO fertilizer products compete with well established fertilizer companies that have significantly more capital with which to market their products. Our competitors include large companies such as Scotts Miracle-GRO, UAP Holding Corp., and CF Industries Holdings Inc. Such companies compete directly with our distributor network. We also compete with the manufacturers of specialty fertilizer products sold within our distributor network. Many of our fertilizer products, especially our GOLD’n GRO micronutrients, are being marketed as replacement products for well established micronutrient fertilizers. We believe that our fertilizers compete primarily on the basis of product quality and performance.

Our photochemical recycling fees are generated primarily from removing used photochemicals from our customer’s sites. We compete for these customers with large national firms like Safety Kleen and Philips Environmental but our primary competitors are smaller regional firms like ECS Refining in Northern California.

We sell our silver bullion to a commercial refiner under standard industry terms. We are a very small producer of silver; consequently the refiner will purchase all the silver we can presently produce. For several years, there has been a global shortage in the supply side of the silver market. Our ability to sell our silver bullion could only be impacted if there were a dramatic negative change in the silver market, and only then if we grow to be a much larger silver producer than we are now.

D. Markets

Fertilizer

The total fertilizer market consists of the "Agricultural Market" and the "Urban Market". The Urban Market accounts for at least $9 billion in annual sales in the United States. The "Specialty Ag" segment of the Agricultural Market is a $5 billion segment making the total a $14 billion market. Substantially all of our present GOLD’n GRO fertilizer sales are in the “Specialty Ag” segment.

More than 50 million tons of fertilizer products are sold annually in the United States. This includes almost 20 million tons of multi-nutrient fertilizers and almost 3.5 million tons of secondary nutrient and micro-nutrient products. About 38 percent of the total usage is as fluid fertilizers. Our 2005 sales represent less than 0.0005 percent of the 2004 multi- and micro-nutrient market.

Our GOLD'n GRO fertilizers are all liquid. There are major differences in manufacturing, distribution, and sale of liquid fertilizers as compared to dry fertilizers. Basic differences are described here so that the investor can better understand the technology, logistics, and application of liquid fertilizers and thereby gain a better understanding for the market niche that we are entering.

Liquid fertilizer technology is more complex than dry technology. Typically dry solids can be readily blended into dry mixtures that can then be bagged, or transported as dry bulk powders. In contrast, liquid fertilizers are reacted products and must be manufactured using precise recipes so that the final product will remain stable. Dry products can be stored for years without degradation, whereas liquid products typically have a limited storage life ranging from a few days for proprietary field blends, up to 4 years or longer for certain types. Liquid fertilizers can also freeze over a rather wide range of temperatures, a problem not encountered with dry fertilizers. Because of these technical factors, bringing a line of liquid fertilizers to market is much more complex than bringing a line of dry products to market.

Dry fertilizers are typically applied with dry spreaders. Liquids are sprayed on with tank sprayers or aircraft, injected into the soil using special applicators, or applied through irrigation systems using sprinklers, micro-sprinklers, or drip irrigation. Liquid fertilizers can also be applied with ditch irrigation by running the fertilizer into the water at controlled rates. The use of irrigation water to apply the liquid fertilizers is called fertigation.

Dry fertilizer packaging and transport is typically simpler and less costly than liquid fertilizer packaging and transport. Bulk liquids must be moved in tank trucks or tank rail cars and stored in large bulk tanks at distribution points. The distributors who sell the liquids to farmers must install and operate tank farms and maintain a fleet of specialized applicators. Distribution and application of liquid fertilizers typically requires specialized technical knowledge related to mixing and handling as compared to the use of dry fertilizers. Liquid fertilizers are typically easier and less costly to apply when irrigation is available, and availability of the fertilizer nutrients in the soil for uptake by crops is greater when liquid fertilizers are used. Use of fertigation to apply liquid fertilizers can reduce tractor trips through the fields, reducing cost and also reducing soil compaction. Because of less cost for application and improved availability of the liquid nutrients to the plants, liquid fertilizers in the United States are continuing to gain market share. Use of liquid starter mixes for dry land crops is also expanding, especially for planting field crops such as cotton, corn, soybeans, and wheat.

Only certain fertilizer distribution companies have specialized in marketing liquid fertilizers and have the facilities and equipment required to sell, deliver, and apply the liquid fertilizers. Our licensed distributor is such a company.

The GOLD'n GRO fertilizers are complex and represent a new category of liquid nutrition technology. The GOLD'n GRO fertilizers contain bulk chelating agents that conventional liquid fertilizers do not contain. The chelating agents, which are normally quite costly, are supplied as components of the starting photographic liquids. The chelating agents improve the availability of micronutrient metals such as zinc, iron, manganese, and the secondary nutrients calcium, and magnesium. The photoliquids also have a natural content of sulfur, the other important secondary nutrient. These chelate enriched multinutrient characteristics distinguish the GOLD'n GRO liquids from other liquid fertilizers and are the main reason why the GOLD'n GRO liquid fertilizers represent a new type of nutrient technology.

The animal repellent/fertilizer market is a new market for us. The users of this product will be upscale homeowners and commercial and municipal facilities, and commercial nurseries. The deer population is growing rapidly in the northeastern U.S. and so the center of gravity for this product is the northeastern seaboard states. The initial sales center will be in Rhode Island. The markets being served are the Commercial Landscape and wholesale and retail Nursery segments. The GOLD'n GRO Guardian line of products is strictly for non-food plant applications so the distribution channels are different from the channels being developed for GOLD'n GRO fertilizers.

The U.S. market for deer repellents is believed to be well in excess of $50 million per year. Products currently in the market are believed to have limited effectiveness so an opportunity exists for a line of systemic products that are effective for several weeks after each application. The GOLD'n GRO Guardian is demonstrating effectiveness for 8 to 12 weeks, and may be able to provide "year round" protection. We plan to pursue development of this line of products as rapidly as possible.

Photochemical Recycling

We estimate there are more than 1,500 generators of photographic hazardous waste in the State of Nevada and more than 500,000 throughout the United States. This includes printed circuit board manufacturers, photo off-set printers, photographic developers, lithographers, photographers, micro-filming (banks, companies, etc.) and x-ray users (dentists, doctors, hospitals, podiatrists, orthopedic surgeons, veterinarians, radiologists and industrial x-ray users). We estimate the total annual market for recycling this category of waste to be in the range of $400 to $500 million.

We are aware of digital imaging and its impact on usage of conventional photography. The impact is different for each of the major segments; medical, color photography, and printing/microfiche. Digital imaging has made significant inroads into printing/microfiche processing with an almost 85% reduction in volume of photographic liquids over the past ten years. Over the last several years, it became clear to us that contrary to popular belief, digital photography is creating a new source of photowastes from Internet companies that combine digital imaging services with the ability to print high quality photographs for their customers. Digital methods are being adopted in the medical industry, and although the medical sector is relatively high growth with the aging U.S. population, digital imaging has had the effect of slowing the growth of waste photo liquids being generated and may lead to a decline in future years.

A larger impact on photo waste generation has been the pressure for companies to reduce the amount of waste generated at the operating sites. In photography, water was used in copious quantities for film rinsing and large quantities of low chemical content waste liquids were generated. With the tightening of regulation of discharge of contaminated waters the equipment manufacturers have focused on reducing water usage. This attention to reduction of waste water has contributed to a reduction in the quantities of waste liquids being generated. It is expected that efficiency of use and associated waste reduction will continue, driven by increasing waste disposal costs. On-site photochemical recovery using a Photochemical Waste Water Treatment Units and re-using the recovered water is expected to continue to become more and more attractive to photochemical waste generators.

Environmental restrictions on disposal of chemicals are continuing to tighten throughout the United States with the result that now the rate of growth for our photochemical recycling business is dependent upon the rate and vigor of fertilizer sales growth.

Silver

Nationally, more than 55 million ounces of silver are consumed in photomaterials annually. Approximately 30% of this is lost through disposal. The Silver Institute indicates that silver usage in photography is stable, but may decline modestly over the next several years.

E. Seasonality and Working Capital

In analyzing the market and industry competitors, it is apparent that two factors significantly impact our ability to penetrate these markets in a meaningful way. First, the seasonal aspect of fertilizer sales, which directly results in the second factor, the need for a much higher level of working capital when compared to other industries. Based on experience, we expect fertilizer sales to continue to have a strong seasonal component, with the primary sales season running from April through November each year, with an in-season low in July and August. In addition to the general seasonal nature of sales caused by normal weather patterns, unusual weather can further affect fertilizer sales, especially in winter and spring. For example, unusually cold or wet spring seasons may delay the growing cycle of various crops for which our fertilizer products are utilized. To overcome weather related effects on fertilizer sales, we are evaluating markets in the southern areas of the United States where growing seasons are longer and, in some cases, year round.

Due to the seasonal nature of GOLD'n GRO fertilizer sales, we must increase our net working capital to a level higher than that of non-seasonal industries. For example, some of our competitors have working capital equal to their annual sales. Consequently, ongoing debt and equity funding will be required for us to grow, even after a profitable level of operations is achieved.

F. Research, Development, and Technology

The majority of our research and technology is proprietary, which means it has not been patented, but is protected with strict confidentiality agreements and limited access to our research and production facilities. A U.S. patent on the silver separation process was issued in 1987 and is now expired. We made a corporate decision to not patent our research results as the cost of obtaining and defending patents is prohibitive.

We conduct field trials to gather agronomic data and to develop knowledge of how the GOLD'n GRO products work on different crops. This field testing will continue as it is the most effective method for developing the field data needed to support claims of product effectiveness for specific crops. On-going field trials of GOLD’n GRO fertilizer products continue to show significant improvements in crop production and quality. The trials are providing agronomic data that is being used to develop GOLD’n GRO nutrition programs for the crops being tested.

The field trials are demonstrating that the GOLD’n GRO products provide both agronomic and economic benefits in the "specialty agricultural" markets. Specialty agriculture includes vegetables, cut flowers, herbs and spices, and fruits and nuts of all types. These crops are relatively high value compared to field grains such as corn, wheat, and soybeans. Field trials in 2002 on cotton and on silage corn produced positive results, opening two new large acreage crops for GOLD'n GRO application development. Alfalfa is typically considered as a "hay" or "forage" crop and is generally of low to intermediate value when compared to specialty agricultural crops, however, high nutrient content alfalfa for the dairy market often commands a significant price premium which puts it at the low end of specialty agricultural crop values.

A three year field trial on Valencia orange trees, carried out with oversight from a major university in southern California was completed in 2004. Two year cumulative results were analyzed and significant positive results were obtained. Fruit output per tree and fruit quality both increased.

During 2003, we completed a key phase of the research project to produce formulated glass products. The research has identified three product categories: (1) a glass ceramic mixture that can be used to produce tile and other shapes suitable for glazing and commercial use; (2) glass formulations that can be used as "lead free" low and intermediate temperature glazes for decorative tile and the craft pottery trade; and (3) specialty boro-silicate glass formulations. The next phase of the research will focus on production of small quantities of products for evaluation and market studies and is expected to be completed over the next two to three years.

During 2005 we continued to be offered the opportunity to explore the feasibility of recycling other non-photographic materials into fertilizer. We have concluded that certain acid waste streams generated by aerospace and electronics manufacturers may be able to be converted to a form that will fit "Beneficial Use" recycling into fertilizer in association with the processed photochemical materials.

G. Environment and Regulation

All chemistry has a "cradle to grave" regulatory life span. This term means under Federal law, the prime generator has the ultimate liability for all generated waste as long as it exists. For example, conventional services, through storing and hauling, relocate the waste to a legal landfill or dispose it to sewer. Liability then remains for the cost of cleanup if the landfill has to be reclaimed or the contamination of groundwater develops.

However, once the spent chemistry reaches our facility and has been processed, the generator's hazardous waste liability has been removed. Using our process, virtually all metals, including most of the iron, are removed. The end result leaves us with a non-hazardous "toxic-metal-free" liquid which is legal for use in high quality GOLD’n GRO liquid fertilizers.

While in general our business has benefited substantially from increased governmental regulation of hazardous disposal by private industry, the waste management and recycling industry itself has become subject to extensive, costly and evolving regulation by federal, state and local authorities. We make a continuing effort to anticipate regulatory, political and legal developments that might affect our operations, but may not always be able to do so. We cannot predict the extent to which any legislation or regulation may affect future operations.

In particular, the regulatory process requires firms in our industry to obtain and retain numerous governmental permits to conduct various aspects of their operations, any of which permits may be subject to revocation, modification or denial. We are not in a position at the present time to assess the extent of the impact of such potential changes in governmental policies and attitudes on the permitting process.

For several years we have been studying the various regulatory requirements under RCRA and have been working with state and local environmental officials regarding the extent to which hazardous waste regulations apply to our operations. Through this process, we reached the conclusion that due to use of photochemicals as a beneficial ingredient in our fertilizer products, the photochemicals are not "hazardous waste" as defined in the regulations, and therefore, beneficial materials that are otherwise regulated as hazardous waste, are exempt from most of such regulations. In early 1996 we received concurrence from State of Nevada environmental officials that our photochemical fertilizer process meets the existing RCRA requirements for exemption from all environmental regulation with the exception that certain presently conducted lab analyses of the photochemicals will continue to be required. Certain of our large scale customers presently meet the exemption requirements. Present levels of fertilizer sales utilize all the photochemicals received.

Environmental regulation of photowaste generators has strengthened over the last several years, and that trend is expected to continue. In the past few years, heavy metal contamination of fertilizers has become a significant issue in California and other parts of the country. Public concern over this issue is expected to intensify. We believe that the GOLD’n GRO line of fertilizer products is uniquely suited to alleviating this environmental concern and that we are well positioned to meet future environmental needs.

H. Permits and Inspections

To the best of our knowledge, we have obtained permits from all governmental agencies having jurisdiction, such as the EPA, Nevada Department of Environmental Protection, Washoe County Health Department and the City of Reno, Nevada. We are not required to obtain federal permits, but are required to have, and have obtained, local permits for our photochemical recycling facility under the provisions of the Federal EPA. Similar permits will be required of all facilities that we may construct. Our recycling facility is subject to frequent inspections and to regulations (including certain requirements pursuant to federal statutes) which may govern operating procedures for land, water and air pollution, among other matters. In particular, our operations are subject to the Safe Drinking Water Act, TSCA (Toxic Substances Control Act-pursuant to which the EPA has promulgated regulations concerning the disposal of PCBs), the Clean Water Act (which regulates the discharge of pollutants into surface waters and sewers by municipal, industrial and other sources) and the Clean Air Act (which regulates emissions into the air of certain potentially harmful substances). Employee safety and health standards under the Occupational Safety and Health Act are also applicable to our employees.

MINING TECHNICAL SERVICES

A. Services offered

Our Mining Technical Services segment offers a wide range of technical services to the mining industry, including management support, mineral project development, ore reserve and material balance reviews, expert assistance in contract dispute or litigation, and mineral economics and cost studies

B. Operations

Our Mining Technical Services segment accounted for 4% of 2005 consolidated revenue. Golden Phoenix Minerals, Inc. produced 27% of this revenue. The client is a junior mining company with three mineral properties in Nevada. WWI provided technical assistance in moving these properties into the development and operating stages. WWI also provided administrative support. The contract with this client expired on March 1, 2005.

In August 2005, we launched the website "insidemetals.com," an Information Portal targeting the companies and individuals interested in the mining and precious metals industry. The website will generate revenue by charging a subscription fee for monthly access to the site. Currently, the site contains an array of information about gold and companies in the gold industry. We intend to add information on other mineral sectors gradually over time. In recent months traffic volume has expanded to a level that we believe makes it worthwhile for gold exploration companies to begin paid advertising on the website. A program to solicit advertising customers is being developed which we expect to offer to gold exploration companies beginning in the fourth quarter of 2006.

C. Expansion Plans

In January 1999 WWI initiated a long term R&D project to replace the use of cyanide in the extraction of metals from silver/gold and gold/copper ores. The new thiosulfate leaching technology being developed under this program utilizes the same technology as our proprietary photochemical recycling process. The project, called Itronics Thiomet, plans to establish operating joint ventures at specific mine sites to apply the thiosulfate leaching technology. This project is on hold pending further commercial development of fertilizer sales.

In 2004 a project to establish a subscription based gold industry and gold company Internet publication was begun. The web publication, called "insidemetals.com", provides the customer with gold industry and gold company financial, production, and ore profiles on key gold producing companies. Initially, the companies to be profiled are in the Gold Company sector, which includes gold, silver, platinum, and palladium producers. The profiled companies are publicly traded on the New York and American Stock Exchanges and on NASDAQ. The publication was launched in August 2005 and the target market includes gold company employees, governmental agencies, both domestic and foreign, and individual investors interested in the gold markets. In addition to providing subscription revenue, it is anticipated that the publication will enhance our opportunity to obtain new sources for technical consulting work. This subscription based Internet Information Portal provides an opportunity for relatively unrestricted growth by being available to a diverse global base of potential customers.

D. Competition

Our consulting services are generally in the area of management support and mineral economics. Management support projects include advice on mineral development strategies, audits of ore reserves and appraisals on mineral properties primarily to mining companies. Our projects tend to be short term, generally less than one year, and are typically sole sourced to us based on the reputation of our president. Other companies that provide similar services include local and regional mineral consulting firms.

Our competition for the Internet Information Portal is other websites that provide gold and other precious metal information to the interested public.

DESCRIPTION OF PROPERTIES

I. FACILITIES.

Itronics leases approximately 3,000 square feet of office space at 6490 South McCarran Blvd., Building C-23, Reno, Nevada at an annual cost of $62,664. The lease expires on June 30, 2007. IMI leases approximately 2,000 square feet of warehouse space in Reno, Nevada on a month to month basis at an annual cost of $12,600. This space is being used for supply storage.

IMI owns a 35,000 square foot manufacturing facility in Reno-Stead, Nevada. The building contains all the equipment used for treating the used photochemicals, preparing the recovered silver for sale, and manufacturing the GOLD’n GRO fertilizer products.

II. EQUIPMENT.

The equipment being used in the recycling and fertilizer manufacturing process is proprietary information. However, the plant for recycling liquid photochemicals into fertilizer is a fairly typical chemical process facility consisting of appropriate arrangement of tanks and pumps. Solids produced by processing are recovered by filtration.

The refining operation consists of a material handling section, solids roasting, and a melting section. The equipment arrangements are proprietary, but the main items are pumps, tanks, filtration equipment, drying ovens, and the melting furnaces.

LEGAL PROCEEDINGS

As of June 30, 2006 total recorded liabilities of $714,756 including accrued interest to June 30, 2006, were subject to various lawsuits and claims for the collection of the funds due. These include 15 leases totaling $561,949 (reflected in Current Maturities of Capital Lease Obligations) plus $39,560 in additional interest (reflected in Accrued Interest) and two trade payables totaling $94,747 (reflected in Accounts Payable) plus $18,500 in additional interest (reflected in Accrued Interest). The leases are individually secured by specified equipment.

The accrued interest noted above was recorded based on our assessment of additional amounts we believe is probable and is related to three cases originally seeking $251,522. The creditors have received judgments in these cases, but have taken no further collection action. We will continue to accrue interest until these cases are settled or paid in full.

We estimate an additional $11,900 interest may be reasonably possible on one case; however, we have not accrued this amount because we do not believe it is probable to be incurred. This estimate is related to one case, seeking $35,210, that was filed in March 2003. No further contact has taken place since then.

We have a total of 11 cases, that originally sought $471,655, that we deem to have a remote possibility of incurring an additional unrecorded loss. We have negotiated payment agreements on these cases and, as of June 30, 2006, the recorded liability for these cases was $368,441. We are current in making the payments related to these respective settlement agreements.

Successful settlement of the above claims is dependent on future financing.

We may become involved in a lawsuit or legal proceeding at any time in the ordinary course of business. Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business. Certain lawsuits have been filed against us for collection of funds due that are delinquent, as described above. We are not aware of any additional legal proceeding or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following are our directors and executive officers:

Name	Age 12/31/05	Position	Position Held Since
Dr. John W. Whitney	59	President/Treasurer	May 1988
		Director
Paul H. Durckel	88	Director	September 1995
Howland S. Green	52	Northeast Manager	April 2005
		of GOLD’n GRO sales
		Director
Gregory S. Skinner	51	Secretary	December 1990
Duane H. Rasmussen	75	Vice President;	November 1997
		Vice President and	May 1994
		General Manager-IMI

1) For directors, the term of office is until the next annual meeting of shareholders. For officers, the term of office is until the next annual meeting of the Board of Directors, presently scheduled to be held immediately following the annual meeting of the shareholders.

John W. Whitney:

In addition to being our President and a Director from 1988 to present, Dr. Whitney is the President and a Director of each of the operating subsidiaries, Itronics Metallurgical, Inc. and Whitney & Whitney, Inc. Dr. Whitney also serves as the General Manager of American Hydromet, a joint venture.

He received his Ph.D. in Mineral Economics from Pennsylvania State University in 1976, his M.S. in Mineralogy from the University of Nebraska in 1971, and his B.S. in Geology from the University of Nebraska in 1970. Dr. Whitney has served as President of Whitney & Whitney, Inc. since its formation in 1977.

Prior to his serving as W&W full-time president, Dr. Whitney worked as a consultant for the Office of Technology Assessment, U.S. Congress, doing analysis of various Alaskan mineral issues (1977-1978), a consultant for various government agencies, including the office of Mineral Policy Analysis in the U.S. Department of Interior, and the Washington office of the U.S. Bureau of Mines, consulting firms, law firms and mining companies on a variety of mineral planning issues (1976-1977), as a consultant for BKW Associates, Inc. evaluating mining investment opportunities in Mexico and the Philippines (1973-1975), and as a geologist-mineralogist for Humble Oil & Refining Company and GeoTerrex Ltd. (1971-1972).

Dr. Whitney is an internationally recognized consultant in the field of Metal and Material Resource Economics. Dr. Whitney has presented seminars for various clients on Mining Economics, and has taught a three-credit graduate course on International Metal Economics for the University of Arizona's College of Mines. Dr. Whitney is an Honorary Faculty Member of the Academy for Metals and Materials under the seal of the American Society for Metals. Dr. Whitney has made numerous presentations and written a number of publications on various technical subjects within his broad area of expertise. Dr. Whitney is coinventor of the American Hydromet process technology and holds four patents. Dr Whitney was selected as Nevada’s Inventor of the Year for 2000 and became a member of the Inventor’s Hall of Fame at the University of Nevada, Reno.

Paul H. Durckel:

Mr. Durckel has served as a Director of our company since September 1995. He received a pre-legal degree from Stanford University in 1940. He has served various companies involved in fertilizer manufacturing and sales for approximately 30 years. He is presently retired. Previously he served as an Independent Real Estate Salesman for Verus Realty. He served Myers Realty, Inc. in varying capacities, including Broker-Salesman, Consultant, Manager, Vice President of Operations, and Director, from 1987 to 2001. His experience in the fertilizer industry includes Vice President and General Manager and Vice President- Operations for American Plant Food Corp., Executive Assistant to the Chairman for Best Fertilizers Co., Vice President and General Manager for Best Fertilizer of Texas, and Vice President and General Manager for Farm Services Co.

 Howland S. Green

 Mr. Green was appointed as our director and as the Northeast Manager of GOLD’n GRO Sales in April 2005. He received a B.Sc. degree in plant science and landscape architecture from the University of Rhode Island in 1981. He founded the Holly Ridge Nursery in Kingston, Rhode Island in 1989 and was its owner and President until the business was sold in September 2005. He is the concept creator and a founder of the North American Deer Management Network. Mr. Green researched and developed the Mirrepel and subsequently co-developed the GOLD’n GRO Guardian systemic deer and rabbit repellents. Through his ownership of the Holly Ridge Nursery he has gained extensive knowledge of the landscape construction and maintenance and wholesale and retail nursery markets. He has also served as consultant to "Ask This Old House".

 Gregory S. Skinner, Esq.

 Mr. Skinner has served as our secretary and general counsel since December 1990. He obtained his B.A. degree in Economics from the University of California at Berkeley in 1976. He obtained his J.D. degree from Hastings College of the Law, University of California at San Francisco in 1979. He is licensed to practice law in the states of California and Nevada. He retired from the practice of law on January 1, 2003 and is "of counsel" to the law office of Watson & Rounds, a Professional Corporation (WR). Prior to December 31, 2002 he was a shareholder in Skinner, Watson & Rounds, which had offices located in Reno, Las Vegas, and Incline Village, Nevada. Prior to becoming Secretary of Itronics Inc., Mr. Skinner has provided legal services and advice to Whitney & Whitney, Inc. since 1980.

 Duane H. Rasmussen:

 Mr. Rasmussen has served as Vice President and General Manager of IMI since May 1994. He became our Vice President in November 1997. He initially joined us in 1991 as Assistant Manager and Business Consultant for W&W. He received his B.S. degree in Chemical Engineering from the University of Wisconsin in 1953 and his M.B.A. in Industrial Management in 1955 from the same University. He served as President of Screen Printing Systems, Inc. from 1987 to 1990 and from 1995 to October 1998. Other business experience includes approximately 20 years with Jacobs Engineering Group, Inc. in varying capacities, including Project Manager, Regional Sales Manager, Regional Vice President, and Group Vice President.

AUDIT COMMITTEE

At present we do not have an audit committee and consequently the entire Board serves as the audit committee. The Board presently consists of three members, one of whom is independent. We have interviewed several qualified individuals for the position of Audit Committee Financial Expert on the Board of Directors. All have declined to serve, with the primary reason being personal liability issues, especially the perceived view that being the "financial expert" increases the individual’s personal exposure over that of being a regular Board member.

CODE OF ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics (Code) that is applicable to our directors, principal executive and financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the Code is included in this report as Exhibit 14. A copy of the Code may be obtained by anyone, without charge, by requesting a copy either by telephoning (775) 689-7696 and asking for investor relations or by e-mailing us at www.itronics.com. If requesting by e-mail, please indicate a preference of a reply by e-mail or by physical mail.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our President and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2005, 2004 and 2003 exceeded $100,000:

Name and Principal	Calendar	Annual Compensation		Long Term Compensation Securities Underlying
Position	Year	Salary	Bonus	Options (#)
Dr. John W. Whitney:	2005	$125,700	$-0-	-0-
President, Treasurer	2004	$126,150	$-0-	550,000
and Director (1) (2)	2003	$126,375	$-0-	-0-

Duane H. Rasmussen	2005	$132,000	$-0-	-0-
Vice President, VP	2004	$132,000	$-0-	425,000
and General Manager IMI (3)	2003	$132,000	$-0-	-0-

(1) The 2005 salary amount includes $91,400 that was not paid currently. The 2004 and 2003 salary amounts include $125,000 in each year that were not paid currently. In 2003 Dr. Whitney converted $260,000 of 2003 and previous years unpaid salary into the then existing private placement at $0.08 per share for a total of 3,250,000 shares plus an equal number of three year warrants. This transaction is under the same terms and conditions as for other investors in the current private placement, consequently, the warrants are treated as non-compensatory. These shares have not yet been issued, pending accumulation of sufficient cash to pay required withheld payroll taxes.

Effective January 1, 1999, Dr. Whitney was granted an option for 1,000,000 restricted common shares at $0.25 per share, effective July 1, 2002 he was granted an option for 3,000,000 restricted common shares at $0.30 per share, and effective May 7, 2004 he was granted an option for 550,000 restricted common shares at $0.15 per share. These options are exercisable at any time until one year after Dr. Whitney leaves the employment of the Company. Effective October 2, 2002 Dr. Whitney was granted a five year option for 250,000 restricted common shares at $0.20 per share.

(2) The salary amounts listed above include $700, $1,150, and $1,375 for 2005, 2004, and 2003, respectively, that represent compensation paid in common stock for service as a director of the Company. The compensation plan for all directors was 2,500 common shares per quarter for 2005 and previous years.

(3) The 2005 salary amount includes $90,000 that was not paid currently. The 2004 and 2003 salary amounts include $55,000 and $77,000, respectively, that were not paid currently. In 2003 Mr. Rasmussen converted $170,000 of 2003 and prior years unpaid salary into the then existing private placement at $0.08 per share for a total of 2,125,000 shares plus an equal number of three year warrants. This transaction is under the same terms and conditions as for other investors in the current private placement, consequently, the warrants are treated as non-compensatory. These shares have not yet been issued, pending accumulation of sufficient cash to pay required withheld payroll taxes.

Effective May 7, 2004 Mr. Rasmussen was granted a compensatory option for 425,000 restricted common shares at $0.15 per share. This option is exercisable at any time until one year after Mr. Rasmussen leaves the employment of the Company.

Option/SAR Grants in Last Fiscal Year

	Number of	% of Total
	Securities	Options to
	Underlying	Employees	Exercise
	Options	in Fiscal	or Base	Expiration
Name	Granted	Year	Price	Date
Dr. John W. Whitney	None	-0-
Duane H. Rasmussen	None	-0-

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Options Exercised :

	Shares Acquired on
Name	Exercise (#)	Value Realized
Dr. John W. Whitney
Non-compensatory (1)	1,200,000	$-0-

(1) Dr. Whitney exercised non-compensatory warrants for 1,200,000 shares by converting short term debt totaling $90,000. Since the warrants were non-compensatory, no realized value is listed above.

Options Unexercised :

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at 12/31/05		At 12/31/05
Name	Exercisable	Unexerciseable	Exercisable	Unexerciseable
Dr. John W. Whitney
Compensatory	4,800,000	-0-	$-0- (1)	$-0-
Non-compensatory	-0-	-0-	$-0- (1)	$-0-
Duane H. Rasmussen
Compensatory	425,000	-0-	$-0- (2)	$-0-
Non-compensatory	2,125,000	-0-	$-0- (2)	$-0-

(1)If value realized was based on the average of the closing bid and ask prices on December 31, 2005, the value realized would have been $-0- for the compensatory options and $-0- for the non-compensatory warrants. The securities under option, common stock of the Company, are restricted under Rule 144 and thus are not tradable within one year of exercise. In addition, as an officer and a greater than 10% shareholder of the Company, Dr. Whitney is further restricted by SEC regulations as to the sale of the Company’s securities. The actual value realized, if and when the securities are sold, may be more or less than the value listed above. Consequently, the value of the unexercised options is reported at $-0-.

(2)If value realized was based on the average of the closing bid and ask prices on December 31, 2005, the value realized would have been $-0- for the compensatory and non-compensatory warrants. The securities under option, common stock of the Company, are restricted under Rule 144 and thus are not tradable within one year of exercise. In addition, as an officer of the Company, Mr. Rasmussen is further restricted by SEC regulations as to the sale of the Company’s securities. The actual value realized, if and when the securities are sold, may be more or less than the value listed above. Consequently, the value of the unexercised options is reported at $-0-.

Equity Compensation Plan Information - December 31, 2005

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	$-0-	-0-
Equity compensation plans not approved by security holders	6,108,000	$0.244	979,000

Total	6,108,000	$0.244	979,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advances from an officer/stockholder totaled $161,525 at December 31, 2005 and 2004.

$599,900 and $389,127 of the accrued management salaries as of December 31, 2005 and 2004, respectively, is for salary in arrears due to several officer/stockholders and employee/stockholders. In addition, salary in arrears of $534,800 and $523,800 for 2005 and 2004, respectively, are included in stock to be issued at the respective year ends. These amounts represent the portion of salaries earned but unpaid that the officers/employees/stockholders have agreed to accept in the Company’s common stock. The number of shares to be issued is 6,620,900 and 6,488,021 for 2005 and 2004, respectively. Issuance of the stock is pending sufficient cash available to pay the related federal withholding taxes. Interest accrued at 12% per annum on salaries due officer and employee/stockholders amounted to $123,345 and $94,299, respectively, in 2005 and 2004. Of these amounts, $58,272 and $94,299 for 2005 and 2004, respectively, were paid (or will be paid) by issuance of 765,857 and 990,187 shares of restricted common stock.

Interest expense on related party loans amounted to $23,948 and $31,396 for the years ended December 31, 2005 and 2004, respectively. Accrued interest on related party loans and accrued salaries totaled $13,276 and $6,307 at December 31, 2005 and 2004, respectively.

In March 1999 Dr. Whitney personally agreed to acquire up to 10,000,000 common shares of GPXM at $0.10 per share, making him beneficial owner of more than ten percent of GPXM at that time. In March 1999, the Company’s Board of Directors approved a consulting project for WWI to provide technical services to GPXM; payment was to be made in common stock, and cash. WWI completed the project in early 2005. The Company owned 556,107 shares with a market value of $91,758 at December 31, 2005 and 123,198 shares with a market value of $26,180 at December 31, 2004. Total revenue from GPXM for 2005 and 2004 was $15,000 and $124,341, respectively. A total of $101,281 is included in accounts receivable at December 31, 2004; no amounts were due at December 31, 2005.

During 2004 Dr. Whitney loaned WWI 103,765 shares of GPXM stock at a value of $28,276. The loaned shares were sold by WWI for $25,097, for a realized loss of $3,179. The loan was repaid in 2004 by conversion into the Company’s restricted common stock when Dr. Whitney exercised warrants he acquired in 2003.

During 2003, WWI’s lease of a vehicle utilized by Dr. Whitney was completed. Dr. Whitney purchased the vehicle by financing it through a commercial lender. The purchase price was $21,741 and the monthly payment for four years is $531. WWI is leasing the vehicle from Dr. Whitney by making the monthly payments to the commercial lender and will acquire ownership of the vehicle when the loan is paid in full.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain data with respect to those persons known to us, as of August 28, 2006, to be the beneficial owners of more than 5% of the outstanding shares of our common stock:

	Amount and Nature of Beneficial Ownership
		Common Shares
		Which May Be
Name and Address of	Common Shares	Acquired Within		Percent of
Beneficial Owner	Presently Held	60 days	Total	Class
John W. Whitney
P.O. Box 10725
Reno, NV 89510
(1)(2)(3)(4)	27,591,830	8,050,000	35,641,830	13.7

(1) Director

(2) Officer

(3) Includes 72,768 shares owned by Maureen E. Whitney, Dr. Whitney's wife.

(4) Dr. Whitney’s options include compensatory options of 1,000,000 shares at $0.25 per share, 3,000,000 shares at $0.30 per share, 250,000 shares at $0.20 per share, and 550,000 shares at $0.15 per share. The Common Shares Which May Be Acquired Within 60 Days also includes 3,250,000 shares that are to be issued to Dr. Whitney when sufficient cash is available to pay payroll tax withholdings.

The following table sets forth as of August 28, 2006, certain information, with respect to director and executive officer ownership of our common stock:

	Amount and Nature of Beneficial Ownership
		Common Shares
		Which May Be		Percent of
Name and Address of	Common Shares	Acquired Within		Class
Beneficial Owner	Presently Held	60 days(1)	Total	(2)
Dr. John W. Whitney
P.O. Box 10725
Reno, NV 89510 (3)(4)(5)	27,591,830	8,050,000	35,641,830	13.7
Paul H. Durckel
1655 Highway 395
Minden, NV 89423 (3)	587,168	-	587,168	*
Howland S. Green
P.O. Box 10725
Reno, NV 89510 (3)	1,410,000	-	1,410,000	*
Duane H. Rasmussen
P.O. Box 10725
Reno, NV 89510 (4)	1,908,455	5,270,221	7,178,676	2.8
All directors and
Executive officers as
a group (5 persons)	32,149,772	13.320,221	45,469,993	17.1

*Less than 1%

(1) Dr. Whitney’s options include compensatory options of 1,000,000 shares at $0.25 per share, 3,000,000 shares at $0.30 per share, 250,000 shares at $0.20 per share, and 550,000 shares at $0.15 per share. The Common Shares Which May Be Acquired Within 60 Days also includes 3,250,000 shares that are to be issued to Dr. Whitney when sufficient cash is available to pay payroll tax withholdings.

In April 2005 Mr. Green was granted a compensatory option to acquire 1,000,000 of the Company’s restricted common shares at $0.10 per share. The first 500,000 shares of the option will become exercisable when the Federal EPA accepts the registration application for the GOLD’n GRO Guardian and the second 500,000 shares of the option will become exercisable when the Federal EPA issues the registration for the GOLD’n GRO Guardian. The entire option is exercisable for two years after the EPA registration is received. This option is not included in the above table as it is not exercisable within 60 days.

Mr. Rasmussen has a three year non-compensatory warrant to acquire 2,125,000 shares at increasing prices, presently at $0.24 per share. The warrant expires September 1, 2006. He acquired this warrant by investing $170,000 of his back salary in the 2003 private placement. Mr. Rasmussen also was granted a compensatory option to acquire 425,000 shares of our common stock at $0.15 per share. This option is exercisable at any time until one year after Mr. Rasmussen leaves our employment. The Common Shares Which May Be Acquired Within 60 Days also includes 2,720,221 shares that are to be issued to Mr. Rasmussen when sufficient cash is available to pay payroll tax withholdings.

(2) The percent of class is based on the sum of 252,091,998 shares outstanding or to be issued as of August 28, 2006 plus, for each individual, the number of common shares as to which the named individual has the right to acquire beneficial ownership within 60 days of August 28, 2006.

(3) Director

(4) Officer

(5) Includes 72,768 shares owned by Maureen E. Whitney, Dr. Whitney's wife.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 1,000,000,000 shares of common stock, par value $.001. As of August 28, 2006, there were 252,091,998 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

 We have engaged Securities Transfer Corporation, located in Frisco, Texas, as independent transfer agent or registrar.

PREFERRED STOCK

We are authorized to issue up to 999,500 shares of preferred stock, par value $.001. As of August 25, 2006, there were no shares of preferred stock issued.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

 Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Texas law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

 The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

 The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering (3)	Percentage of Common Stock Owned After Offering (3)
AJW Offshore, Ltd. (2)	Up to 44,250,000 shares of common stock	12,579,391	4.99%	***	***
AJW Qualified Partners, LLC (2)	Up to 22,500,000 shares of common stock	12,579,391	4.99%	***	***
AJW Partners, LLC (2)	Up to 7,275,000 shares of common stock	7,275,000	2.8%	***	***
New Millennium Capital Partners II, LLC (2)	Up to 975,000 shares of common stock	975,000	***	***	***

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

*** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on August 28, 2006, the secured convertible notes would have had a conversion price of $0.0071. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.
(3) Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on July 15, 2005 for the sale of (i) $3,250,000 in secured convertible notes and (ii) warrants to buy 3,500,000 shares of our common stock. In July 2006, we entered into a new Securities Purchase Agreement with such entities for an additional $500,000 of secured convertible notes and granted them 20,000,000 warrants to purchase common stock.

The secured convertible notes bear interest at 8% per annum (6% for the July 2006 secured convertible notes) , mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

•	$0.10; or

•	a 45% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

  Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

  We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.065. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36, plus one month’s interest.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $1,000,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at our election, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

•	The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

•	Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

•
The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

•	Any breach of, or default under, the Warrants.

  An event of default under the secured convertible notes occurs if we:

•	Fail to pay the principal or interest when due;

•	Do not issue shares of common stock upon receipt of a conversion notice;

•	Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

•	Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

•
Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries’ property or business, or such a receiver or trustee shall otherwise be appointed;

•
Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

•
Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

•
Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

•	Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, including:

•	Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and

•
Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.15 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated July 15, 2005. On August 28, 2006 the Company entered into a Letter Agreement with the selling stockholders amending the Registration Rights Agreements dated July 15, 2005, August 29, 2005, January 26, 2006, February 17, 2006, and July 31, 2006 respectively, whereby the Company is not required to register any shares of common stock issuable upon exercise of the warrants. The selling stockholders also agreed not to subject the Company to liquidated damages provided that the Company complies with the time requirements for registering the 75,000,000 shares of common stock issuable upon conversion of the secured convertible notes.

Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Confin International Investments (the "Selling Agent") acted as selling agent in connection with the offering. We have issued warrants to acquire 240,000 common shares at $0.15 per share to the Selling Agent and the Selling Agent received gross fees of $260,000, representing 8% of the total gross proceeds received by us, as consideration for services performed in connection with the issuance of the secured convertible notes and warrants to the investors pursuant to the July 2005 Securities Purchase Agreement. Payment of both the cash and warrants is dependent on the future completion of the filing and effectiveness of this registration statement.

  On January 26, 2006, we received a $500,000 advance on the final traunche of the Securities Purchase Agreement pursuant to which we issued an aggregate of $500,000 in secured convertible notes and warrants to purchase an aggregate of 461,539 shares of our common stock to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC. The remaining $500,000 pursuant to the Securities Purchase Agreement was funded upon the effectiveness of the registration statement on February 14, 2006 and we issued an aggregate of $500,000 in secured convertible notes and warrants to purchase an aggregate of 461,539 shares of our common stock to AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC.

A complete copy of the Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our Form SB-2 registration statement relating to this prospectus.

Sample Conversion Calculation

The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $2,940,596 of secured convertible notes on August 28, 2006, at a conversion price of $0.0071, the number of shares issuable upon conversion would be:

$2,940,596/$0.0071 = 414,168,451 shares

The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of August 28, 2006 of $0.016.

% Below Market	Price Per Share	With Discount at 45%	Number of Shares Issuable	% of Outstanding Stock

25%	$0.012	$0.0066	445,544,848	63.9
50%	$0.008	$0.0044	668,317,273	72.6
75%	$0.004	$0.0022	1,336,634,545	84.1

LEGAL MATTERS

Gersten Savage, LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

  Cacciamatta Accountancy Corporation, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2005 and for the two years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on its expertise in accounting and auditing.

AVAILABLE INFORMATION

  We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Itronics Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

ITRONICS INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Itronics, Inc.

We have audited the accompanying consolidated balance sheets of Itronics, Inc. and subsidiaries (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the two year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes, on a test basis, examination of evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the results of its consolidated operations and cash flows for each of the years in the two year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2005, the Company has an accumulated deficit of $27,851,571, a negative working capital of $8,341,563, and a stockholders’ deficit balance of $5,473,599, and is default on various leases and loans. The Company’s ability to continue as a going concern is contingent upon (a) future profitable operations and (b) the ability to generate sufficient cash to meet obligations as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans regarding this matter are described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
April 10, 2006

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
CURRENT ASSETS
Cash	$24,260	$5,180
Accounts receivable, less allowance for
doubtful accounts, 2005, $7,600; 2004, $5,700	21,164	188,805
Marketable securities, available for sale	91,758	26,180
Inventories	592,098	571,704
Prepaid expenses	94,447	142,509

Total Current Assets	823,727	934,378

PROPERTY AND EQUIPMENT
Land	215,000	215,000
Building and improvements	1,167,315	1,167,315
Design and construction in progress,
manufacturing facility	153,896	121,171
Equipment and furniture	2,302,984	2,071,998
Vehicles	200,557	133,028
Equipment under capital lease-equipment and furniture	851,952	1,008,432
Equipment under capital lease-vehicles	21,741	87,672

	4,913,445	4,804,616
Less: Accumulated depreciation and amortization	1,903,525	1,670,668

	3,009,920	3,133,948
OTHER ASSETS
Intangibles less accumulated amortization 2005, $-0-;
2004, $26,011	76,500	8,435
Deferred loan fees, less accumulated amortization 2005,
$210,357; 2004, $203,288	311,362	48,654
Deposits	8,108	22,525

	395,970	79,614

	$4,229,617	$4,147,940

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	2005	2004
CURRENT LIABILITIES
Accounts payable	$437,113	$609,795
Accrued management salaries	599,900	389,127
Accrued expenses	239,130	398,731
Insurance contracts payable	13,738	15,048
Interest payable to officer/stockholder	13,276	6,307
Interest payable, long-term debt and lease obligations	197,708	204,909
Current maturities of long-term debt	57,414	522,845
Current maturities of capital lease obligations	730,403	807,746
Advances from stockholder	161,525	161,525
Current maturities of capital lease due stockholder	5,858	5,420
Current maturities of convertible notes and accrued interest	2,918,559	1,020,946
Convertible debt derivative	3,621,220	-
Warrant and option liability	134,212	-
Other	35,234	21,429

Total Current Liabilities	9,165,290	4,163,828

LONG-TERM LIABILITIES
Long-term debt, less current maturities	534,607	97,022
Convertible promissory notes and accrued interest, less
current maturities	-	2,442,216
Capital lease due stockholder, less current maturities	3,319	9,144

Total Long-Term Liabilities	537,926	2,548,382

Commitments and Contingencies	-	-

	9,703,216	6,712,210

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share;
authorized 999,500 shares; issued and outstanding
2004, 0 shares; 2003, 0 shares		-
Common stock, par value $0.001 per share;
authorized 250,000,000 shares; issued and
outstanding 2005, 197,148,179; 2004, 164,863,938	197,148	164,864
Additional paid-in capital	21,646,307	19,438,213
Accumulated deficit	(27,851,571)	(22,944,959)
Common stock to be issued	573,993	786,426
Accumulated other comprehensive income	(39,889)	(9,568)
Common stock options outstanding, net	413	754

	(5,473,599)	(2,564,270)

	$4,229,617	$4,147,940

The accompanying notes are an integral part of these financial

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUES
Photochemical fertilizer	$1,305,144	$1,422,929
Mining technical services	55,843	197,422

Total Revenues	1,360,987	1,620,351

COST OF REVENUES (exclusive of depreciation and
amortization shown separately below)
Photochemical fertilizer	1,421,826	1,457,616
Mining technical services	69,167	130,439

Total Cost of Revenues	1,490,993	1,588,055

Gross Profit (Loss) (exclusive of
depreciation and amortization shown
separately below)	(130,006)	32,296

OPERATING EXPENSES
Depreciation and amortization	249,125	284,172
Research and development	258,711	165,083
Sales and marketing	939,720	971,988
Delivery and warehousing	85,963	78,565
General and administrative	952,169	897,882

	2,485,688	2,397,690

Operating (Loss)	(2,615,694)	(2,365,394)

OTHER INCOME (EXPENSE)
Interest	(857,035)	(831,259)
Gain (loss) on derivative instruments	(1,450,011)	-
Gain (loss) on sale of investments	(10,116)	168,937
Other	26,244	187,844

Total Other Income (Expense)	(2,290,918)	(474,478)

(Loss) before provision for income tax	(4,906,612)	(2,839,872)
Provision for income tax	-	-

Net Income(Loss)	(4,906,612)	(2,839,872)

Other comprehensive income
Unrealized gains (losses) on securities	(30,321)	(383,914)

Comprehensive Income (Loss)	$(4,936,933)	$(3,223,786)

Weighted average number of shares outstanding,
basic and diluted	190,031,634	141,941,235

Earnings (Loss) per share, basic and diluted	$(0.026)	$(0.020)

The accompanying notes are an integral part of these financial statements

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	COMMON STOCK
	NUMBER OF		ADDITIONAL		COMMON	ACCUMULATED OTHER	COMMON STOCK
	SHARES		PAID-IN	ACCUMULATED	STOCK TO	COMPREHENSIVE	OPTIONS,
	(1,000’s)	AMOUNT	CAPITAL	DEFICIT	BE ISSUED	INCOME	NET	TOTAL
Balance, Dec. 31, 2003	122,374	122,374	15,234,212	(20,105,087)	672,255	374,346	218	(3,701,682)
Issue of common stock:
For cash	12,983	12,983	1,095,018	-	(27,500)	-	-	1,080,501
For services	8,935	8,935	793,618	-	(16,292)	-	-	786,261
For debt conversion	18,311	18,311	2,128,152	-	157,963	-	-	2,304,426
For asset acquisition	2,261	2,261	187,213	-	-	-	-	189,474
Net (loss) for the year
ended Dec. 31, 2004	-	-	-	(2,839,872)	-	-	-	(2,839,872)
Other comprehensive
income for the year
ended Dec. 31, 2004	-	-	-	-	-	(383,914)	-	(383,914)
Common stock options
outstanding	-	-	-	-	-	-	536	536

Balance, Dec. 31, 2004	164,864	$164,864	$19,438,213	$(22,944,959)	$786,426	$(9,568)	$754	$(2,564,270)
Issue of common stock
For cash	12,050	12,050	590,450		(32,500)	-	-	570,000
For services	6,003	6,003	406,323		(9,933)	-	-	402,393
For debt conversion	12,893	12,893	1,114,209		(170,000)	-	-	957,102
For asset acquisition	1,338	1,338	97,112		-	-	-	98,450
Net (loss) for the year
ended Dec. 31, 2005	-	-	-	(4,906,612)	-	-	-	(4,906,612)
Other comprehensive
income for the year
ended Dec. 31, 2005	-	-	-	-	-	(30,321)	-	(30,321)
Common stock options
outstanding	-	-	-	-	-	-	(341)	(341)

Balance, Dec. 31, 2005	197,148	$197,148	$21,646,307	$(27,851,571)	$573,993	$(39,889)	$413	$(5,473,599)

The accompanying notes are an integral part of these financial statements

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
Cash flows from operating activities
Net income (loss)	$(4,906,612)	$(2,839,872)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation and amortization	306,148	325,404
Interest on convertible notes	410,593	483,868
(Gain) loss on derivative instruments	1,450,011	-
Marketable securities received for services	(116,193)	(35,748)
Gains on investments	10,116	(168,937)
Addition of silver in solution inventory by
offsetting photochemical processing fees	(25,005)	(166,993)
Gain on debt forgiveness	(24,832)	(187,814)
Other	4,713	-
Stock option compensation	43,379	536
Expenses paid with issuance of common stock:
Interest expense	58,272	94,299
Consulting expenses	282,145	281,643
Directors fees	1,850	3,450
Salaries	143,673	297,536
Operating expenses	-	5,000
Expenses paid with issuance of debt	30,063	-
(Increase) decrease in:
Trade accounts receivable	161,528	(92,421)
Inventories	4,611	20,814
Prepaid expenses, deposits and other	2,061	14,896
Increase (decrease) in:
Accounts payable	(109,608)	105,762
Accrued management salaries	210,773	170,942
Accrued expenses and contracts payable	(86,144)	269,785
Net cash used by operating activities	(2,148,458)	(1,417,850)

Cash flows from investing activities:
Acquisition of property and equipment	(97,962)	(56,756)
Sale of investments	10,177	356,107
Sale of equipment	1,400	-
Net cash provided (used) by investing activities	(86,385)	299,351

Cash flows from financing activities:
Proceeds from sale of stock	570,000	1,080,501
Proceeds from officer/stockholder advances	95,000	150,000
Proceeds from debt	2,024,950	-
Debt issuance costs	(217,690)	-
Account receivable factoring, net	(51,229)	13,224
Payments on debt	(167,108)	(154,545)
Net cash provided by financing activities	2,253,923	1,089,180

Net increase (decrease) in cash	19,080	(29,319)
Cash, beginning of year	5,180	34,499

Cash, end of year	$24,260	$5,180

The accompanying notes are an integral part of these financial statements.

ITRONICS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
(continued)

	2005	2004
Supplemental Disclosures of Cash Flow
Information:
Cash paid during the period for interest	$254,635	$158,587
Schedule of non-cash financing transactions:
Settlement of debt/accruals by
issuance of common stock:
Accounts payable	11,845	27,178
Convertible notes and accrued interest	867,101	1,962,219
Short-term debt and accrued interest due an
officer/stockholder	90,000	315,029
Equipment financed with capital leases	-	2,236
Acquisition of assets by issuance of common stock:
Equipment	26,950	189,474
GOLD’n GRO Guardian product rights	71,500	-
Officer/stockholder loan of marketable securities	-	28,276
Warrants issued for debt issuance costs	12,042	-
Fair value of convertible debt derivative	3,621,220	-
Fair value of warrant and option liability	134,212	-
Amounts withheld from proceeds of debt, unrelated:
Prepaid interest	90,000	-
Deferred loan costs	90,000	-
Key man life insurance	20,000	-
Short term debt and accrued interest	143,800	-

The accompanying notes are an integral part of these financial statements.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1 - Summary of Significant Accounting Policies:

Company's Activities:

 Itronics Inc., through its subsidiaries, (the Company) is involved in mining technical services, photochemical recycling and related silver recovery, and liquid fertilizer manufacturing.

Financial Statement Estimates and Assumptions:

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. For example, the Company estimates the fair value of its derivative instruments using the Black-Scholes option pricing model. As the Company’s stock price is highly volatile, and the underlying debt amounts are relatively large, the valuation of the derivatives is subject to material swings from period to period. The Company measures the silver received in photochemical liquids and estimates the amount, recoverability, and ultimate realizable value of the silver in ending inventory.

Principles of Consolidation:

The consolidated financial statements include the accounts of Itronics Inc. and its subsidiaries:

	2005	2004
	PERCENTAGE	PERCENTAGE
Whitney & Whitney, Inc.	100.00	100.00
Itronics Metallurgical, Inc.	100.00	100.00
Itronics California, Inc.	100.00	100.00
Nevada Hydrometallurgical Project (A Partnership)	92.50	92.50
American Hydromet (A Joint Venture)	82.53	82.53
American Gold & Silver (A Limited Partnership)	47.77	47.77

Whitney & Whitney, Inc. is the general partner for American Gold & Silver. As such, the Company has control over American Gold & Silver and has included it in its consolidation.

American Gold & Silver and Nevada Hydrometallurgical Project possess no material tangible assets or liabilities.

No amount for minority interests is reflected in the consolidated balance sheets as the equity of minority interests in the net losses exceed the carrying value of the minority interests.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

No amount for minority interests is reflected in the consolidated statement of operations since losses applicable to the minority interest in each subsidiary exceed the minority interest in the equity capital of each subsidiary. As a result, losses applicable to the minority interest are charged against the majority interest. When future earnings materialize, the majority interest will be credited to the extent of such losses previously absorbed.

All significant intercompany accounts and transactions have been eliminated in the consolidation.

Revenue recognition:

The Company manufactures fertilizer from used photochemical liquids. Revenues are generated in three distinct areas: (1) fees associated with removing used photochemical liquids from customer sites and sales of photochemical concentrators, (2) sales of fertilizer and (3) sales of silver. Fertilizer and silver sales are recognized when goods are shipped to our customers. Returns and allowances have been nominal. Service fees from photochemical recycling are recorded after the photochemical liquids have been picked up and transported from our customers to our manufacturing facility.

The Company provides consulting services to various entities in the mining industry. Revenue is recognized as services are delivered. When the mining technical services segment of the Company is responsible for the procurement of materials and equipment, property, or subcontracts in its consulting business, it includes such amounts in both revenues and cost of sales. The amount of such pass-through costs included in both mining consulting revenues and cost of revenues for the years ended December 31, 2005 and 2004 were $4,946 and $8,556, respectively. In addition, the Company periodically receives property or other payments on behalf of its clients and disburses the funds to a designated third party. When the Company has little or no risk of loss in the process, such payments are netted and not included in gross revenues or cost of revenues. Such payments amounted to $94,592 and $99,698 for the years ended December 31, 2005 and 2004, respectively.

The Company bills its customers for its approximate costs for delivering merchandise sold to the customer. Such amounts are included in revenues. The related shipping costs are included in Delivery and Warehousing expenses in the Operating Expense section of the Consolidated Statements of Operations. Such costs were $85,963 and $78,565 for the years ended December 31, 2005 and 2004, respectively.

Cash and Cash Equivalents:

At present, cash includes only deposits in checking and money market accounts and does not include any cash equivalents.

Accounts Receivable Allowance Account:

The Company uses the allowance method to account for uncollectible accounts receivable.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Marketable Securities:

The Company maintains investments in marketable securities, received as payment from one technical services customer. All of these equity securities are available for sale and are recorded at fair value. The change in fair value is recorded as an unrealized gain or loss in other comprehensive income. Upon sale of the security, the company recognizes a realized gain or loss, based on specific identification of security sold. Unrealized losses are charged against net earnings when a decline in fair value is determined to be other than temporary.

Inventories:

Inventory is carried on the balance sheet at the lower of cost or market value using the average cost valuation method and consists primarily of silver bearing materials, raw materials and fertilizer. Because a large part of our inventory is silver and the market price of silver changes daily on the commodities market, we regularly monitor the carrying value of our silver inventory to ensure it is carried at the lower of cost or its current market value. If silver on the open market were less than our carrying value, we would write down the carrying value of our inventory by reducing recorded inventory and increasing cost of sales. If the amount of the write down were material, we would separately include the item in our statement of operations. The raw material and work in progress balances below include $374,042 and $396,614 in silver bearing unprocessed photochemicals or partially processed materials as of December 31, 2005 and 2004, respectively.

Following is a summary of finished goods, work in progress, and raw materials inventories as of December 31, 2005 and 2004:

	2005	2004
Finished goods	$53,274	$63,615
Work in progress	282,373	275,773
Raw materials	256,451	232,316

	$592,098	$571,704

Accounts Receivable and Inventory Factoring:

The Company factors some of its receivables and inventory with unrelated third parties. A liability is recorded when cash is received; interest is recorded over the period the liability is outstanding. The liability and accrued interest is repaid within a day or two of when the Company is paid by the customer. Interest rates range from 2 to 3% per month, or 24 to 36% annually. Additionally, while the Company does not have any formal limits on the amounts it can factor, typically no more than $120,000 in assets is factored at any given time. As of December 31, 2005 all factoring arrangements were paid in full.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Property and Equipment:

Property and equipment are stated at cost. Costs associated with creating website content and graphics are capitalized under EITF 00-2, “Accounting for Web Site Development Costs.” Depreciation is computed by accelerated and straight-line methods. Depreciation expense is $187,658 and $190,017 for the years ended December 31, 2005 and 2004, respectively. Capital lease equipment is amortized using accelerated and straight-line methods. Amortization expense on capital lease equipment is $61,283 and $94,108 for the years ended December 31, 2005 and 2004, respectively. Accumulated amortization on capital lease equipment is $439,977 and $474,340 at December 31, 2005 and 2004, respectively. Property and equipment is depreciated or amortized over the following periods.

Building and improvements	20 - 40 years
Equipment and furniture	3 - 20 years
Vehicles	5 years
Equipment under capital lease-equipment and furniture	5 - 20 years
Equipment under capital lease-vehicles	5 years

Repairs and maintenance, including website maintenance and administration, are charged to operations as incurred.

Intangible Assets:

Intangible assets are amortized as follows:

	METHOD	YEARS
Patents	Straight Line	17
Deferred loan fees	Effective Interest	3-15

Estimated aggregate amortization expense for the succeeding five years is:

2006	$109,833
2007	109,833
2008	67,560
2009	3,255
2010	3,255

Research and Development:

Wages, benefits, rent, and other costs, including costs to plan and populate databases and content on our web site development costs are expensed as incurred as research and development in accordance with SFAS 2 Accounting for Research and Development Costs, and EITF 00-2 Accounting for Web Site Development Costs.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Advertising:

The Company advertises its products in various trade publications and general newspaper supplements. It also promotes the Company in various business publications, television, and internet media. Such advertising costs include the creative process, costs of production, and placement costs of the ads themselves. All advertising costs are expensed as incurred. Total advertising expense was $118,217 and $157,986 for the years ended December 31, 2005 and 2004, respectively.

Income Taxes:

The Company has accounted for income taxes to conform to the requirements of Statements of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have already been recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Loss per Common Share:

Loss per common share is calculated based on the consolidated net loss for the period divided by the weighted average number of common shares outstanding during 2005 and 2004. Common stock equivalents are not included, as their effect would be antidilutive.

Following is a reconciliation of Net Income (Loss) and Weighted average number of shares outstanding, in the computation of earnings (loss) per share (EPS) for the years ended December 31, 2005 and 2004.

	2005	2004
Net Income (Loss)	$(4,906,612)	$(2,839,872)
Less: Preferred stock dividends	-	-

Basic EPS income (loss) available to
common stockholders	$(4,906,612)	$(2,839,872)

Weighted average number of shares outstanding	190,031,634	141,941,235

Common equivalent shares	-	-

	190,031,634	141,941,235

Per share amount	$(0.026)	$(0.020)

Warrants, options, and shares to be issued, totaling 175,399,421 and 62,953,132 shares as of December 31, 2005 and 2004, respectively, would dilute
EPS, and accordingly are not included in the computation of EPS.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Common Stock:

The Company’s common shares have, subject to the provisions of any series of Preferred Stock, certain rights including one vote per share on a non-cumulative basis and a ratable portion of any dividends that may be declared by the Board of Directors. The Company may from time to time issue common shares that are restricted under Rule 144 of the Securities and Exchange Commission. Such restrictions require the shareholder to hold the shares for a minimum of one year before sale. In addition, officers, directors and more than 10% shareholders are further restricted in their ability to sell such shares.

Stock Based Compensation:

  The Company issues stock to its employees, directors and consultants pursuant to various Stock Option and Purchase Plans. The Company accounts for options granted to employees and directors under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations.  Accordingly, no compensation expense is recognized. In accordance with Statement of Financial Accounting Standard (SFAS) 123, Accounting for Stock Based Compensation and SFAS 148, Accounting for Stock Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123, the Company discloses the additional compensation expense that would have been recorded had the Company elected to account for stock options under SFAS 123. The Company accounts for options granted to people other than employees and directors under SFAS 123.  The Company accounts for options granted to people other than employees and directors under SFAS 123 and EITF 98-16, Accounting for Equity Investments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods and Services.  As such, the value of such options is periodically remeasured and income or expense is recognized during their vesting term. If the Company were to apply the provisions of FASB Statement No. 123 to these options, using the fair value method, compensation expense, net loss and loss per share would have been impacted as follows:

	2005	2004
Net Income (Loss):
As reported	$(4,906,612)	$(2,839,872)
Option compensation expense
As reported	43,379	536
At fair value	(49,212)	(61,575)

Pro forma Net Income (Loss)	$(4,912,445)	$(2,900,911)

Earnings (Loss) per share, basic and diluted
As reported	$(0.026)	$(0.020)

Pro forma, basic and diluted	$(0.026)	$(0.020)

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The pro forma amounts were estimated for each quarter using the Black-Scholes option pricing model with the following assumptions for 2005 and 2004:

	2005	2004
Dividend yield	0%	0%
Risk-free interest rate	3.75% to 4.375%	2.75% to 4.75%
Expected life	3-10 years	3-10 years
Expected volatility	39.0% to 83.07%	16.65% to 66.75%
Weighted average exercise
price granted during year	$0.103	$0.15

Additional information about compensatory as well as non-compensatory options and warrants is presented in Note 7 below.

On December 16, 2004 the FASB issued SFAS No. 123R, “Share-Based Payment,” which is an amendment to SFAS No. 123, “Accounting for Stock-Based Compensation.” This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires such transactions be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005, December 15, 2005 for small business issuers. In addition, this statement will apply to unvested options granted prior to the effective date. The Company will adopt this new standard effective for the first fiscal quarter of 2006 and it has not yet determined what impact this standard will have on its financial position or results of operations.

Asset Impairment:

The Company monitors conditions that may affect the carrying value of its long-lived and intangible assets when events and circumstances indicate that the carrying value of the assets may be impaired.  The Company determines impairment based on the asset’s ability to generate cash flow greater than the carrying value of the asset.  If projected undiscounted cash flows are less than the carrying value of the asset, the asset is adjusted to its fair value.

Non-monetary Transactions:

The Company periodically enters into non-monetary transactions.  These transactions are recorded based on the fair value of the asset, goods or services received or surrendered, whichever is more clearly evident and at such time as the earnings process is complete.  When material non-monetary transactions occur, the Company discloses the transaction and basis for valuing the transaction in the period the transaction occurs. Additionally, pursuant to SFAS No. 95, “Statement of Cash Flows,” the Company discloses non-cash investing and financing activities.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Contingencies:

From time to time, the Company may become party to claims against it. Management evaluates these claims as they arise as probable, reasonably possible and remote. A liability is recorded when management estimates a loss is probable. Potential costs that arise are disclosed when management believes a loss is reasonably possible and that amount can be estimated.

Recent Accounting Pronouncements

On December 16, 2004 the FASB issued SFAS No. 123R, “Share-Based Payment,” which is an amendment to SFAS No. 123, “Accounting for Stock-Based Compensation.” This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires such transactions be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. This new standard is effective for awards that are granted, modified or settled in cash in interim and annual periods beginning after June 15, 2005, December 15, 2005 for small business issuers. In addition, this statement will apply to unvested options granted prior to the effective date. The Company will adopt this new standard effective for the first fiscal quarter of 2006 and it has not yet determined what impact this standard will have on its financial position or results of operations.

  In June 2005 the Derivative Implementation Group issued DIG’s B38 and B39 to specify the accounting treatment of put or call options embedded in hybrid debt instruments. Both DIG’s become effective for the first fiscal quarter beginning after December 15, 2005. These new standards will require us to treat the prepayment option included in the terms of our callable secured convertible debt financing as an embedded derivative. Under the guidance of FAS 133 and EITF 00-19, if there is more than one embedded derivative in a hybrid debt instrument, the embedded derivatives must be valued as a whole. Consequently, our present method of estimating the fair value of the beneficial conversion feature of the debt, using the Black-Scholes option pricing model, will no longer be applicable. We will need to determine the estimated fair value under some other method, which has not yet been determined. The Company will adopt this new standard effective for the first fiscal quarter of 2006 and it has not yet determined what impact this standard will have on its financial position or results of operations.

NOTE 2 - Reclassification:

The prior year's financial statements have been reclassified, where necessary, to conform with the current year presentation.

NOTE 3 - Long-Term Debt:

Long-term debt at December 31, 2005 and 2004 is comprised of the following (all debt payments are applied to outstanding interest owed at date of payment prior to being applied to the principal balance). The carrying amount approximates fair value. The fair value of long-term debt is based on current rates at which the Company could borrow funds with similar remaining maturities.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

	DECEMBER 31,
	2005	2004
Notes due to unrelated parties:
Notes payable secured by vehicles due at varying dates
through 2006. The monthly payments total $1,345,
including interest at 10.5% to 11.0% per annum.	$5,599	$17,440

Note payable secured by real property due May 2016.
Monthly payment is $6,601, including interest
at 12% per annum.	469,789	492,881

Financing contract secured by equipment due May 2006.
Monthly payment is $806, including interest at 17.99%	14,589	14,589

City of Reno Special Assessment District for road
and access improvements. Payable in 40 equal semi-
annual payments plus interest at 6% percent per annum.	92,044	94,957

Unsecured note payable due in 2006. Monthly payment is
$3,000, including interest at 12% per annum.	10,000	-

Less current portion due within one year	(57,414)	(522,845)

Total long-term liabilities due to unrelated parties	$534,607	$97,022

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

	DECEMBER 31,
	2005	2004

Convertible Promissory Notes:
Three year convertible promissory notes due
November 2005 through February 2006, including
interest at 12% per annum. The notes and accrued
interest are convertible into the Company's
restricted common stock at $0.15 per share at
any time through November 18, 2005 and
February 16, 2006.	$47,000	$47,000

Three year convertible promissory notes due at
varying dates through February 2006, including
interest at 9% to 12% per annum. The notes and
accrued interest are convertible into the
Company’s restricted common stock at prices
ranging from $0.125 to $1.18 per share at any
time through February 2006.	1,570,000	1,570,000

Three year convertible promissory notes due at
varying dates through December 2004, including
interest at 12% per annum. The notes and accrued
interest are convertible into the Company’s
restricted common stock at prices ranging from
$0.10 to $0.15 per share at any time through
dates ranging from March to December 2004.	-	20,000

Three year convertible promissory notes due at
varying dates through September 2005, including
interest at 12% per annum. The notes and accrued
interest are convertible into the Company’s
restricted common stock at prices ranging from
$0.10 to $0.25 per share at any time through
dates ranging from January to September 2005.	-	606,100

Accrued interest on convertible promissory notes	1,301,559	1,220,062

Less current portion due within one year	(2,918,559)	(1,020,946)

Total Long Term Convertible Promissory Notes
and Accrued Interest	$-	$2,442,216

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Callable Secured Convertible Promissory Notes:	DECEMBER 31,
	2005	2004
Callable secured convertible promissory notes
(more fully described in Note 4)	$2,250,000	$-

Less portion included in convertible
debt derivative	(2,250,000)	-

Long term portion of callable secured
convertible promissory notes	$-	$-

	DECEMBER 31,
	2005	2004
Loans from Stockholders/Related Transactions:
Advances from officer/stockholder. Due on demand,
with interest accruing at 12% per annum.	$161,525	$161,525

Long-term debt matures as follows:

			CALLABLE
			SECURED
	UNRELATED	CONVERTIBLE	CONVERTIBLE
YEAR	PARTIES	NOTES	NOTES	STOCKHOLDERS
2006	$57,414	$2,918,559	$-	$161,525
2007	30,476	-	-	-
2008	34,125	-	2,250,000	-
2009	38,223	-	-	-
2010	42,828	-	-	-
2011-2023	388,955	-	-	-

	$592,021	$2,918,559	$2,250,000	$161,525

A financing contract on equipment, with a balance of $14,589, is in default and is included in current liabilities. The lender has referred the loan to an attorney, but no further action has been taken.

During 2003 the holders of the 2000 Series Convertible Promissory Notes were offered to extend the notes for three years in exchange for an increased interest rate to 12% and a reduction in conversion price to $0.125 per share, an amount above the trading price of our stock. As of December 31, 2005 all but $80,000 of the notes and $63,249 of the accrued interest were extended. The un-extended notes and accrued interest are in default, but no action has been taken by the note holders.

In November 2005 a convertible note in the amount of $20,000 plus interest of $20,027 came due and is in default as of December 31, 2005. No collection action has been taken by the note holder.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Subsequent to December 31, 2005, all the 2000 series convertible notes, totaling $2,918,559 as of December 31, 2005, became due and are in default. The Company is preparing an offer to seek extension of the notes by the note holders. No collection action has been taken by the note holders.

NOTE 4 - Callable Secured Convertible Debt

In July 2005, the Company arranged callable secured convertible debt (Notes) totaling $3,250,000, bearing interest at 8%, with 3,000,000 five year $0.15 warrants. The Notes were accompanied by a Registration Rights Agreement. During 2005, the Company received $1,726,200, ($2,250,000 net of financing costs and prepaid interest), and issued 2,076,923 warrants. Subsequent to year end, the Company received $942,500 ($1,000,000 net of financing costs), and issued 923,077 warrants.

The Notes are convertible into common shares at the lesser of $0.10 or 55% of the market price of the Company’s common stock, as defined. Additionally, the Notes are secured by substantially all of the Company’s assets. The Notes are further secured by 14,550,558 Company common shares owned by an officer/stockholder.

The Notes are potentially convertible into an unlimited number of common shares. Accordingly, the Company has accounted for the Notes under SFAS 133 and EITF 00-19 which require the beneficial conversion feature to be treated as an embedded derivative, recording a liability equal to the estimated fair value of the conversion option. In addition, all non-employee warrants and options that are exercisable during the period that the Notes are outstanding are required to be recorded as liabilities at their fair value. As of December 31, 2005 the Notes were convertible into 112,593,828 common shares and the conversion feature had an estimated fair value of $3,621,220. Non-employee warrants and options to acquire a total of 49,542,810 common shares were outstanding and had an estimated fair value of $134,212. The fair value of the conversion feature and the warrants and options were estimated using the Black-Scholes option pricing model. Assumptions used to value these instruments included assuming the Notes would be converted to common stock in equal amounts on a monthly basis, beginning February 15, 2006, until the estimated full conversion of each Note, assuming all warrants and options would be exercised on their respective expiration dates, using volatility rates ranging from 78% to 100%, and using risk free interest rates ranging from 4.25% to 4.375%. The estimated fair value of the options exceeded the carrying value of the Notes; therefore, the excess was recorded as a loss on derivative instruments in the Consolidated Statements of Operations. The fair value of the beneficial conversion option, warrants and options will be estimated each reporting period with the change in fair value recorded as gain or loss on derivative instruments. As the Company’s common stock is highly volatile, material gains or losses for the change in estimated fair value are likely to occur in future periods.

On July 15, 2005, the Company entered into a Registration Rights Agreement with the Noteholders that required the Company to file a registration statement within 120 days of funding, or use its best efforts to do so. Additionally, because at the inception of the Agreement the Company did not have enough authorized shares to allow the Noteholders to convert the Notes into common stock. The Agreement required the Company to increase the authorized shares by October 31, 2005 or use its best efforts to do so. The Agreement specifies penalties of 2% per month for failing to register the shares timely and 3% per month for failing to increase the authorized shares. The Company registered the shares in February 2006 and increased the authorized shares in March 2006. Because it used its best efforts, the Company has not accrued penalties which would have totaled $90,000 and $135,000 through December 31, 2005. Additionally, under the terms of the Agreement, the Company is required to register a total of two times the estimated number of shares to allow the Noteholders to convert the outstanding balance, as early as practicable.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

During the period of February 15, 2006 to April 10, 2006, the Investors converted a total of $220,926 of the Notes into 9.0 million common shares.

NOTE 5 - Major Customers:

Fertilizer sales for the years ended December 31, 2005 and 2004 include $997,611 and $989,084, respectively, from one major customer, which represents 96% and 97%, respectively, of fertilizer sales for the years ended December 31, 2005 and 2004. These sales represented 76% and 70% of total Photochemical Fertilizer segment sales for the years ended December 31, 2005 and 2004, respectively. Receivables from this major customer as of December 31, 2005 and 2004 amounted to $-0- and $58,094, which represented 77% of photochemical fertilizer accounts receivable in 2004.

Photochemical recycling and silver refining revenues for 2004 include $201,291, or 59%, from one major customer in the digital imaging and processing industry. The Company and the customer mutually agreed to terminate services in December 2004.

Technical services revenues for the year ended December 31, 2005 were spread among several customers with relatively small amounts. Revenue from the largest single customer was $15,000. Technical services revenue for December 31, 2004 includes $124,341 and $32,816 from two major customers which represented a combined 80% of technical services revenues. Receivables from these major customers as of December 31, 2004 amount to $101,281 which represented 85% of consulting accounts receivable. The Company's major technical services customers operate within the mining industry, both nationally and internationally. Due to the nature of the Company's operations, the major sources of revenues may change from year to year.

NOTE 6 - Income Taxes:

The following is a reconciliation of the federal statutory tax and tax rate to the Company's provision for taxes and its effective tax rate.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

	2005		2004
		PERCENT		PERCENT
		OF PRE-TAX		OF PRE-TAX
	AMOUNT	INCOME	AMOUNT	INCOME

Federal tax at statutory rate	$-	-%	$-	-%
Temporary differences,
primarily bad debt and
compensation related expenses	-	-%	-	-%
Non-deductible expenses	-	-%	-	-%
Utilization of NOL	-	-%	-	-%

Total Income Tax Expense	$-	0.0%	$-	0.0%

The Company's consolidated net operating loss available for carry-forward to offset future taxable income and tax liabilities for income tax reporting purposes expire as follows:

Net Operating
Year Ending December 31:	Loss
2006	430,403
2007	188,146
2008	113,253
2012	322,525
2018	377,944
2019	1,605,954
2020	3,254,375
2021	2,947,351
2022	2,496,744
2023	2,286,436
2024	2,337,832
2025	2,773,348

$19,134,311

The Company's total deferred tax assets and related valuation allowances at December 31, 2005 and 2004 are as follows:

	2005	2004

Total deferred tax assets	$6,865,693	$5,682,993
Less valuation allowance	(6,865,693)	(5,682,993)

Net deferred tax asset	$-	$-

The estimated deferred tax assets and the related 100% valuation allowance increased $1,182,700 between 2004 and 2005.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 7 - Stock Option and Purchase Plans:

The following table summarizes warrant and option activity for the period January 1, 2004 through December 31, 2005:

		Convertible	Employee
	Warrants	Debt Options	Options	Total
Under option, December 31, 2003	18,904,735	37,626,872	4,376,000	60,907,607
Granted	7,099,500	3,784,086	1,675,000	12,558,586
Exercised	(5,375,461)	(16,109,299)	-	(21,484,760)
Expired	(31,965)	-	(56,000)	(87,965)

Under option, December 31, 2004	20,596,809	25,301,659	5,995,000	51,893,468
Granted	10,943,077	118,189,457	165,000	129,297,534
Exercised	(1,200,000)	(8,667,737)	-	(9,867,737)
Expired	(3,026,626)	-	(52,000)	(3,078,626)

Under option, December 31, 2005	27,313,260	134,823,379	6,108,000	168,244,639

The average price for all warrants and options granted and exercised was $0.0334 for the year ended December 31, 2005 and $0.11 for the year ended December 31, 2004.

The following table summarizes the warrants and options outstanding as of December 31, 2005:

			Weighted
			Average
	No. of	Exercise	Exercise
Expiration Dates	Shares	Price	Price
Warrants:
January 2008 to June 2008	5,825,000	$0.075
September 2006	60,000	0.083
March 2007 to May 2009	3,000,000	0.100
August 2006	37,208	0.143
December 2007	1,850,000	0.150
July 2010 to August 2010	2,243,077	0.150
January 2007 to February 2007	1,437,500	0.160
May 2006 to October 2006	119,300	0.171
January 2007 to February 2007	935,000	0.200
February 2007	360,000	0.238
January 2006 to September 2006	9,779,650	0.240
February 2007 to May 2007	1,552,000	0.250
February 2006	54,525	0.297
January 2006	60,000	0.308

Total Warrants	27,313,260		$0.170

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

			Weighted
			Average
	No. of	Exercise	Exercise
Convertible Debt Options:	Shares	Price	Price
July 2008 to August 2008	112,593,828	$0.020
January 2006 to February 2006	21,461,961	0.125
February 2006	617,100	0.150
February 2006	74,629	0.720
February 2006	75,861	1.180

Total Convertible Debt Options	134,823,379		$0.038

Employee Options:
August 2007 to February 2014	225,000	0.150
One year after employment ends	1,600,000	0.150
October 2007	250,000	0.200
January 2015	15,000	0.200
One year after employment ends	1,000,000	0.250
One year after employment ends	3,000,000	0.300
October 2012 to October 2013	6,000	0.500
March 2006 to June 2006	12,000	0.900

Total Employee Options	6,108,000		0.244

Total Warrants and Options	168,244,639		$0.067

The 112,593,828 convertible debt options listed above are related to the Notes discussed in Note 4. This debt is convertible into common stock at 55% of a calculated market price. Consequently, the number of shares and the conversion price can vary up or down materially, depending on the market price of the Company’s stock.

NOTE 8 - Common Stock to be Issued:

The following summarizes stock transactions commencing prior to December 31, with stock issued or to be issued subsequent to that date:

	2005	2004
Payment of salaries (see Note 11)	$536,188	$540,900
Payment of consulting and operating fees	-	4,800
Payment of director fees	375	525
Payment of interest, employees	37,430	37,701
Payment of debt, officer/stockholder	-	170,000
Private placement for cash	-	32,500

	$573,993	$786,426

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The $170,000 payment of debt listed above for December 31, 2004, reflects the conversion into common stock of loans made to the Company by an officer/stockholder. This amount is included in the Supplemental Disclosure of Cash Flow Information under the heading Settlement of debt/accruals by issuance of common stock. The Private placement for cash amount, $32,500 for December 31, 2004, was cash received shortly before year end, with the stock issued in the following period. This amount is included in Cash flows from financing activities under Proceeds from sale of stock in the year received.

NOTE 9 - Accrued Expenses:

The following is the composition of accrued expenses as of December 31:

	2005	2004

Accrued vacation	$89,025	$85,587
Federal and state payroll taxes	25,030	219,899
Sales tax	5,075	245
Audit and annual meeting costs	120,000	93,000

	$239,130	$398,731

NOTE 10 - Other Comprehensive Income

The Company holds marketable securities that are available for sale, which consist solely of equity securities. The carrying amount on the balance sheets of these securities is adjusted to fair value at each balance sheet date. The adjustment to fair value is an unrealized holding gain or loss that is reported in Other Comprehensive Income. At present, these unrealized gains or losses are the only component of Accumulated and Other Comprehensive Income. The Company had an Accumulated Unrealized Holding Loss of $39,889 and $9,568 at December 31, 2005 and 2004, respectively. The Company realized no gross gains and gross losses of $10,116 on gross proceeds of $10,227 during the twelve months ended December 31, 2005, and no gains were reclassified out of accumulated other comprehensive income into earnings. In 2004, the Company realized gross gains of $172,116 and gross losses of $3,179 on gross proceeds of $356,107, and no losses were reclassified out of accumulated other comprehensive income into earnings. The table below illustrates the amount of unrealized holding gains and losses included in other comprehensive income, net of tax effects of $0. The reclassification adjustment represents unrealized holding gains and losses transferred into earnings as securities are sold.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Following are the components of Other Comprehensive Income:

	Year Ended December 31,
	2005	2004

Unrealized holding gains (losses)
arising during the period	$(38,290)	$9,109

Reclassification adjustment	7,969	(393,023)

Other Comprehensive Income	$(30,321)	$(383,914)

NOTE 11 - Related Party Transactions:

Promissory notes are held by an officer/stockholder at December 31, 2005 and 2004 (see Note 3 for terms).

$599,900 and $389,127 of the accrued management salaries as of December 31, 2005 and 2004, respectively, is for salary in arrears due to several officer/stockholders and employee/stockholders. In addition, salary in arrears of $534,800 and $523,800 for 2005 and 2004, respectively, are included in stock to be issued at the respective year ends. These amounts represent the portion of salaries earned but unpaid that the officers/employees/stockholders have agreed to accept in the Company’s common stock. The number of shares to be issued is 6,620,900 and 6,488,021 for 2005 and 2004, respectively. Issuance of the stock is pending sufficient cash available to pay the related federal withholding taxes. Interest expense at 12% per annum on salaries due officer and employee/stockholders amounted to $123,345 and $94,299, respectively, in 2005 and 2004. Of these amounts, $58,272 and $94,299 for 2005 and 2004, respectively, were paid (or will be paid) by issuance of 765,857 and 990,187 shares of restricted common stock.

Interest expense on related party loans amounted to $23,948 and $31,396 for the years ended December 31, 2005 and 2004, respectively. Accrued interest on related party loans and accrued salaries totaled $13,276 and $6,307 at December 31, 2005 and 2004, respectively.

In March 1999 Dr. Whitney personally agreed to acquire up to 10,000,000 common shares of GPXM at $0.10 per share, making him beneficial owner of more than ten percent of GPXM at that time. In March 1999, the Company’s Board of Directors approved a consulting project for WWI to provide technical services to GPXM; payment was to be made in common stock, and cash. WWI completed the project in early 2005. The Company owned 556,107 shares with a market value of $91,758 at December 31, 2005 and 123,198 shares with a market value of $26,180 at December 31, 2004. Total revenue from GPXM for 2005 and 2004 was $15,000 and $124,341, respectively. A total of $101,281 is included in accounts receivable at December 31, 2004; no amounts were due at December 31, 2005.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

During 2004, Dr. Whitney loaned WWI 103,765 shares of GPXM stock at a value of $28,276. The loaned shares were sold by WWI for $25,097, for a realized loss of $3,179. The loan was repaid in 2004 by conversion into the Company’s restricted common stock when Dr. Whitney exercised warrants he acquired in 2003.

During 2003, WWI’s lease of a vehicle utilized by Dr. Whitney was completed. Dr. Whitney purchased the vehicle by financing it through a commercial lender. The purchase price was $21,741 and the monthly payment for four years is $531. WWI is leasing the vehicle from Dr. Whitney by making the monthly payments to the commercial lender and will acquire ownership of the vehicle when the loan is paid in full.

For related party transactions subsequent to December 31, 2005, see Note 17.

NOTE 12 - Lease Commitments and Rent Expense:

0perating Leases:

The Company leases its corporate office facility under a non-cancelable agreement which expires June 30, 2006. Monthly payments are $5,073.

A wholly owned subsidiary of the Company, IMI, leases storage facilities on a month-to-month basis and, therefore, no long-term binding contractual obligation exists with regards to minimum lease payments. The monthly rent payment is $1,050.

Future minimum rental commitments at December 31, 2005, under these operating lease agreements are due as follows:

2006	$30,438
2007	-

$30,438

Total rent expense included in the statements of operations for the years ended December 31, 2005 and 2004 is $89,220 and $99,981, respectively.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Capital Leases:

Prior to 2004 the Company had entered into numerous equipment leases, primarily for equipment at the manufacturing facility. The leases were generally for five years, had initial interest rates ranging from 6.7% to 26.3%, with the majority being in the 18% to 21% range, and generally had $1 buyout options at the end of the lease terms. As of December 31, 2005, 21 of these leases remained outstanding. Substantially all of these leases have been renegotiated or subject to litigation, such that the original payments terms are no longer applicable. The renegotiated leases now carry interest rates ranging from 6% to 9.25%.

In January 2004 the Company and its subsidiaries entered into a lease for office equipment. The lease totaled $2,236, with a lease period of four years, and total monthly lease payments of $66. The lease has a buyout option for $1 at the end of the lease.

All of the above described leases are secured by the equipment acquired or financed under the lease.

Future minimum lease commitments at December 31, 2005 are due as follows:

	Unrelated	Related
	Parties	Party
2006	$903,882	6,370
2007	-	3,185
	903,882	9,555
Less: amounts representing interest	(173,479)	(378)

	$730,403	$9,177

Subsequent to December 31, 2005, the Company reached a settlement agreement with a lessor covering four leases. The leases have minimum lease payments totaling $272,576, payable at $4,500 per month beginning in March 2006. All the minimum lease payments are included in the 2006 payment amount in the above table as the corresponding liability is included in Current Maturities of Capital Lease Obligations in the Consolidated Balance Sheet at December 31, 2005.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 13 - Business Segments:

The Company and its subsidiaries operate two business segments as identified in Note 1. The following defines business segment activities:

Photochemical Fertilizer:	Photochemical recycling,
Silver recovery,
Fertilizer production and
Sales

Mining Technical Services:	Mining industry services

The photochemical fertilizer segment operates principally in Northern Nevada and California. The primary source of revenue for this segment is from the pick-up and processing of photochemicals, recovery of silver therefrom, and sales of GOLD’n GRO fertilizer products. The customer base is diverse and includes organizations in the photo-processing, printing, x-ray and medical fields. Fertilizer sales are concentrated in the same geographic markets and the customer base is principally in commercial markets, including specialty agriculture which includes vegetables, fruit and nut trees, and wine and table grapes, golf courses, and turf farms.

The mining technical services segment performs its services primarily out of the Company's Reno, Nevada offices, but its source of clients is not limited to organizations based locally; it has served both national and international clients in the past.

The Company measures segment performance based on net income or loss. At present there are no intercompany revenues. Costs benefiting both segments are incurred by both the Company and by Whitney & Whitney, Inc. Such costs are allocated to each segment based on the estimated benefits to the segment. General and administrative costs incurred by the Company that have no other rational basis for allocation are divided evenly between the segments. Cost allocation percentages are reviewed annually and are adjusted based on expected business conditions for the year.

Reconciliation of segment revenues, cost of sales, gross profit (loss), operating income (loss), other income (loss) and net income (loss) to the respective consolidated amounts follows:

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

	2005	2004
Revenues
Photochemical Fertilizer	$1,305,144	$1,422,929
Mining Technical Services	55,843	197,422

Consolidated Revenues	$1,360,987	$1,620,351

Cost of Revenues
Photochemical Fertilizer	$1,421,826	$1,457,616
Mining Technical Services	69,167	130,439

Consolidated Cost of Revenues	$1,490,993	$1,588,055

Gross Profit (Loss)
Photochemical Fertilizer	$(116,682)	$(34,687)
Mining Technical Services	(13,324)	66,983

Consolidated Gross Profit (Loss)	$(130,006)	$32,296

Operating Income (Loss)
Photochemical Fertilizer	$(2,107,863)	$(2,107,863)
Mining Technical Services	(507,831)	(379,875)

Consolidated Operating Income (Loss)	$(2,615,694)	$(2,365,394)
Other Income (Expense)
Photochemical Fertilizer	$(2,281,305)	$(643,445)
Mining Technical Services	(9,613)	168,967

Consolidated Other Income (Expense)	$(2,290,918)	$(474,478)

Net Income (Loss)
Photochemical Fertilizer	$(4,389,168)	$(2,628,964)
Mining Technical Services	(517,444)	(210,908)

Consolidated Net Income (Loss) before taxes	$(4,906,612)	$(2,839,872)

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Other segment information:	2005	2004
Capital expenditures by business segment:
Photochemical Fertilizer	$185,212	$243,989
Mining Technical Services	11,200	4,477

Consolidated Capital Expenditures	$196,412	$248,466

Depreciation and amortization expense by business segment:
Photochemical Fertilizer
Depreciation	$178,403	$173,556
Amortization	54,884	80,362

	233,287	253,917
Mining Technical Services
Depreciation	9,255	16,461
Amortization	6,583	13,794

	15,838	30,255

Consolidated Depreciation and Amortization	$249,125	$284,172

General and administrative expenses of $190,906 and $153,887 incurred by Itronics Inc. were equally divided between the two segments for 2005 and 2004, respectively.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Identifiable assets by business segment (net of accumulated depreciation, accumulated amortization, and allowance for doubtful accounts):

	2005		2004
	PHOTO-	MINING	PHOTO-	MINING
	CHEMICAL	TECHNICAL	CHEMICAL	TECHNICAL
	FERTILIZER	SERVICES	FERTILIZER	SERVICES
ASSET DESCRIPTION
Current Assets
Cash	$19,007	1,382	$4,370	$420
Accounts receivable, net	5,999	15,165	73,339	115,466
Marketable securities	-	91,758	-	26,180
Inventories	590,272	1,826	569,878	1,826
Prepaid expenses	44,042	1,954	23,015	13,711

	659,320	112,085	670,602	157,603
Property and Equipment, net
Land	215,000	-	215,000	-
Building and improvements	993,914	-	1,026,356	-
Construction in progress,
manufacturing facility	153,896	-	121,171	-
Equipment and furniture	1,171,760	18,285	1,116,920	25,601
Vehicles	23,349	-	7,136	-
Equipment under capital lease-equipment and furniture	349,968	72,877	503,772	81,522
Equipment under capital lease-Vehicles	-	10,871	20,394	15,219

	2,907,887	102,033	3,010,749	122,342

Other Assets, net
Intangibles	76,500	-	8,435	-
Inter-company investments/loans	-	346,252	-	1,234,257
Deposits	4,427	3,483	9,760	12,567
Deferred loan fees	33,901	-	48,654	-

	114,828	349,735	66,849	1,246,824

	$3,682,035	$563,853	$3,748,200	$1,526,769

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Reconciliation of segment assets to consolidated assets:

	2005	2005

Total Assets:
Photochemical Fertilizer	$3,682,035	$3,748,200
Mining Technical Services	563,853	1,526,769

Total Segment Assets	4,245,888	5,274,969

Itronics Inc. assets	25,175,867	22,504,867
Less: inter-company elimination	(25,192,138)	(23,631,896)

Consolidated Assets	$4,229,617	$4,147,940

NOTE 14 - Going Concern:

The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and its subsidiaries have reported recurring losses from operations, including a net loss of $4,906,612 during the year ended December 31, 2005, a negative working capital of $8,341,563, and a stockholders’ deficit balance of $5,473,599 as of December 31, 2005. These factors indicate the Company and its subsidiaries' ability to continue in existence is dependent upon their ability to obtain additional long-term debt and/or equity financing and achieve profitable operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and its subsidiaries be unable to continue in existence.

In order to solve the Company's liquidity problems, management implemented a plan of obtaining equity through private placements of common shares, convertible debt, conversion of debt to common shares, and payment of consulting and other labor services with common shares. The most recent such financing occurred in July 2005 with $3.25 million in financing (see Note 4).

In addition to continuing the above described efforts, development of the technology necessary to manufacture fertilizer from photochemicals has been completed. In March 1998 the Company’s subsidiary, Itronics Metallurgical, Inc., signed a definitive manufacturing and distribution agreement with Western Farm Services, Inc. (WFS). The agreement gives WFS the exclusive license and right to manufacture and market the GOLD’n GRO line of fertilizer products in the states of Arizona, California, Hawaii, Idaho, Oregon and Washington. The agreement is for five years, with five year renewal options. In March 2003 the companies entered the second five year term of the agreement.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 15 - Off-Balance Sheet Risks and Concentration of Credit Risk:

The Company occasionally maintains bank deposits in excess of federally insured limits. The Company’s risk is managed by maintaining its accounts in one of the top five largest banks in the country.

As described in Note 5, substantially all the Company’s fertilizer sales are concentrated with one major fertilizer distribution customer. In addition, substantially all of those sales are in California, primarily in the Central Valley. Having the majority of such sales concentrated in one region makes the Company’s sales more vulnerable to variability caused by weather patterns or economic downturns than if sales were geographically diversified. The Company’s plan is to expand geographically to mitigate such effects in the future. At any point in time, a significant portion of the Company's accounts receivable is concentrated with this fertilizer distribution company. This concentration of credit risk is somewhat mitigated due to the fact that the distribution company is one of the largest fertilizer distribution companies in the country.

Increase or decrease in photochemical recycling service and silver extraction revenues has a direct relationship with federal, state, and local regulations and enforcement of said regulations. Fertilizer revenues are impacted by crop cycles, seasonal variations, and weather patterns.

The ability to recognize a net profit from silver recovery sales is based on the fair market value of silver (London five day average) at the time the photochemicals are obtained versus the fair market value of silver when recovered silver is sold. Most customers are given an 80% silver credit against recycling services based on the content of silver in the photochemicals. If the fair market value of silver declines, our ability to recover our costs could be impacted.

NOTE 16 - Legal Proceedings and Contingencies

As of December 31, 2005 total recorded liabilities of $797,418 including accrued interest to December 31, 2005, were subject to various lawsuits and claims for the collection of the funds due. These include 15 leases totaling $604,796 (reflected in Current Maturities of Capital Lease Obligations) plus $70,324 in additional interest (reflected in Accrued Interest) and three trade payables totaling $107,758 (reflected in Accounts Payable) plus $14,540 in additional interest (reflected in Accrued Interest). The leases are individually secured by specified equipment.

The accrued interest noted above was recorded based on our assessment of additional amounts we believe is probable and is related to four cases originally seeking $423,375. The creditors have received judgments in three of these cases, but have taken no further collection action. The Company will continue to accrue interest until these cases are settled or paid in full. In March 2006 the Company reached a settlement agreement on the fourth case by signing a stipulation to judgment and agreeing to pay $4,500 per month.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

The Company estimates an additional $10,600 interest may be reasonably possible on one case; however, the Company has not accrued this amount because it does not believe it is probable to be incurred. This estimate is related to one case, seeking $35,210, that was filed in March 2003. No further contact has taken place since then.

The Company has a total of nine cases, that originally sought $364,036, that we deem to have a remote possibility of incurring an additional unrecorded loss. The Company has negotiated payment agreements on these cases and, as of December 31, 2005, the recorded liability for these cases was $242,839. All of these cases are paid current under the respective settlement agreements.

In addition to the above leases that are subject to litigation, there are four leases, with a recorded liability of $188,270, that are in default. No payments have been made for an extended period of time, and no collection action or recent contact from the creditors has occurred. As required by U.S. Generally Accepted Accounting Principles, the principal balance of the leases that are in default have been classified as current liabilities. Subsequent to December 31, 2005 the Company began paying on one of these leases with a recorded liability of $46,341. It is reasonably possible that additional interest of less than $5,000 could be incurred, but this has not been recorded because the Company does not believe it is probable to be incurred

Successful settlement of the above claims is dependent on future financing.

We may become involved in a lawsuit or legal proceeding at any time in the ordinary course of business. Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business. Certain lawsuits have been filed against us for collection of funds due that are delinquent, as described above. Other than as described above, we are currently not aware of any litigation pending or threatened for any reason other than collection of funds due and already recorded nor are we aware of any additional legal proceeding or claims that the Company believes will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 17 - Subsequent Events:

The following summarizes common stock issued from January 1, 2006 through April 10, 2006 and common stock to be issued as of April 10, 2006:

	ISSUED		TO BE ISSUED
	SHARES	AMOUNT	SHARES	AMOUNT
Convertible notes payable converted	9,000,000	$220,926	-	$-
Labor and consulting services	216,052	14,147	6,543,027	529,425
Director fees	7,500	375	7,500	375
Interest on deferred salaries	-	-	500,703	37,430
Warrants exercised for cash	100,000	7,500	-	-

	9,323,552	$242,948	7,051,230	$567,230

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2006 AND DECEMBER 31, 2005
(UNAUDITED)

ASSETS

	June 30,	December 31,
	2006	2005

CURRENT ASSETS
Cash	$20,130	$24,260
Accounts receivable, less allowance for
doubtful accounts, 2006, $4,600; 2005, $7,600	161,882	21,164
Marketable securities, available for sale	-	91,758
Inventories	604,345	592,098
Prepaid expenses	85,285	94,447

Total Current Assets	871,642	823,727

PROPERTY AND EQUIPMENT
Land	215,000	215,000
Building and improvements	1,167,315	1,167,315
Design and construction in progress,
manufacturing facility	102,547	153,896
Equipment and furniture	2,388,275	2,302,984
Vehicles	200,557	200,557
Equipment under capital lease-equipment and furniture	847,105	851,952
Equipment under capital lease-vehicles	21,741	21,741

	4,942,540	4,913,445
Less: Accumulated depreciation and amortization	2,017,153	1,903,525

	2,925,387	3,009,920
OTHER ASSETS
Intangibles	76,500	76,500
Deferred loan fees, net of amortization	326,495	311,362
Deposits	8,108	8,108

	411,103	395,970

	$4,208,132	$4,229,617

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

	June 30,	December 31,
	2006	2005

CURRENT LIABILITIES
Accounts payable	$534,094	$437,113
Account receivable and inventory factoring	65,000	-
Accrued management salaries	691,561	599,900
Accrued expenses	156,054	239,130
Insurance contracts payable	44,073	13,738
Interest payable to officer/stockholders	29,869	13,276
Interest payable	191,476	197,708
Current maturities of long-term debt	47,660	57,414
Current maturities of capital lease obligations	655,868	730,403
Current maturities of advances from an officer/stockholder	161,525	161,525
Current maturities of capital lease due stockholder	6,331	5,858
Current maturities of convertible notes and accrued interest	3,091,764	2,918,559
Convertible debt derivative	2,519,293	3,621,220
Callable secured convertible debt and accrued interest	249,971	-
Warrant and option liability	30,620	134,212
Other	37,036	35,234

Total Current Liabilities	8,512,195	9,165,290

LONG-TERM LIABILITIES
Long-term debt, less current maturities	517,986	534,607
Capital lease obligation, shareholder, less current
maturities	-	3,319

Total Long-Term Liabilities	517,986	537,926

	9,030,181	9,703,216

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.001 per share;
authorized 999,500 shares, issued and outstanding
2006, 0 shares; 2005, 0 shares	-	-
Common stock, par value $0.001 per share;
authorized 1,000,000,000 shares, issued and outstanding,
226,388,632 at June 30, 2006; 197,148,179 at
December 31, 2005	226,389	197,148
Additional paid-in capital	22,243,661	21,646,307
Accumulated deficit	(27,856,820)	(27,851,571)
Common stock to be issued	561,018	573,993
Accumulated other comprehensive income (loss)	-	(39,889)
Common stock options outstanding, net	3,703	413

	(4,822,049)	(5,473,599)

	$4,208,132	$4,229,617

See Notes to Condensed Consolidated Financial Statements

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
REVENUES
GOLD’n GRO fertilizer	$766,563	$523,667	$1,098,374	$783,841
Mining technical services	1,460	7,862	21,911	31,864
Total Revenues	768,023	531,529	1,120,285	815,705

COST OF REVENUES (exclusive of
depreciation and amortization
shown separately below)
GOLD’n GRO fertilizer	621,356	502,949	964,574	805,287
Mining technical services	6,856	17,910	22,665	40,883
Total Cost of Revenues	628,212	520,859	987,239	846,170
Gross Profit (Loss)(exclusive
of depreciation and amortization
shown separately below	139,811	10,670	133,046	(30,465)

OPERATING EXPENSES
Depreciation and amortization	57,114	61,755	113,628	123,510
Research and development	68,619	52,920	140,995	133,656
Sales and marketing	175,055	244,434	361,080	525,271
Delivery and warehousing	52,555	34,908	70,112	52,991
General and administrative	236,402	225,934	455,562	485,569
Total Operating Expenses	589,745	619,951	1,141,377	1,320,997
Operating (Loss)	(449,934)	(609,281)	(1,008,331)	(1,351,462)

OTHER INCOME (EXPENSE)
Interest expense	(305,844)	(205,409)	(587,143)	(373,148)
Gain (loss) on derivative instruments	986,137	-	1,492,406	-
Gain (loss) on sale of investments	43,497	(6,431)	97,728	(10,116)
Other	91	1,732	91	1,732
Total Other Income (Expense)	723,881	(210,108)	1,003,082	(381,532)

Income (Loss) before provision for income tax	273,947	(819,389)	(5,249)	(1,732,994)
Provision for income tax	-	-	-	-

Net Income(Loss)	273,947	(819,389)	(5,249)	(1,732,994)

Other comprehensive income (loss)
Unrealized gains (losses) on securities	(47,783)	(1,192)	39,889	(10,074)

Comprehensive Income (Loss)	$226,164	$(820,581)	$34,640	$(1,743,068)

Weighted average number of shares
Outstanding (1,000’s)	213,590	192,661	206,315	183,628
Earnings (Loss) per share, basic
and diluted	$0.001	$(0.004)	$-	$(0.009)

See Notes to Condensed Consolidated Financial Statements

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND THE YEAR ENDED DECEMBER 31, 2005
(UNAUDITED)

	COMMON STOCK
	NUMBER OF		ADDITIONAL		COMMON	ACCUMULATED OTHER	COMMON STOCK
	SHARES		PAID-IN	ACCUMULATED	STOCK TO	COMPREHENSIVE	OPTIONS,
	(1,000’s)	AMOUNT	CAPITAL	DEFICIT	BE ISSUED	INCOME	NET	TOTAL
Balance, Dec. 31, 2004	164,864	$164,864	$19,438,213	$(22,944,959)	$786,426	$(9,568)	$754	$(2,564,270)
Issue of common stock:
For cash	12,050	12,050	590,450	-	(32,500)	-	-	570,000
For services	6,003	6,003	406,323	-	(9,933)	-	-	402,393
For debt conversion	12,893	12,893	1,114,209	-	(170,000)	-	-	957,102
For asset acquisition	1,338	1,338	97,112	-	-	-	-	98,450
Net (loss) for the year
ended Dec. 31, 2005	-	-	-	(4,906,612)	-	-	-	(4,906,612)
Other comprehensive
income for the year
ended Dec. 31, 2005	-	-	-	-	-	(30,321)	-	(30,321)
Common stock options
outstanding	-	-	-	-	-	-	(341)	(341)

Balance, Dec. 31, 2005	197,148	197,148	21,646,307	(27,851,571)	573,993	(39,889)	413	(5,473,599)
Issue of common stock
For cash	100	100	7,400	-	-	-	-	7,500
For services	1,141	1,141	42,132	-	(12,975)	-	-	30,298
For debt conversion	28,000	28,000	547,822	-	-	-	-	575,822
Net (loss) for the
six months ended
June 30, 2006	-	-	-	(5,249)	-	-	-	(5,249)
Other comprehensive
income for the 6 months ended June 30, 2006	-	-	-	-	-	39,889	-	39,889

Common stock options
outstanding	-	-	-	-	-	-	3,290	3,290

Balance, June 30, 2006	226,389	$226,389	$22,243,661	$(27,856,820)	$561,018	$-0-	$3,703	$(4,822,049)

The accompanying notes are an integral part of these financial statements

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities
Net income (loss)	$(5,249)	$(1,732,994)
Adjustments to reconcile net loss to cash used by operating activities:
Depreciation and amortization	252,324	130,884
Interest on convertible notes	285,791	180,038
(Gain) loss on derivative instruments	(1,492,406)	-
Marketable securities received for services	-	(116,193)
(Gain) Loss on investments	(97,728)	10,116
Addition of silver in solution inventory by offsetting photochemical processing fees	(16,246)	(11,144)
Stock option compensation	3,290	37,112
Other	-	(1,725)
Expenses paid with issuance of common stock	34,105	429,453
(Increase) decrease in:
Trade accounts receivable	(140,718)	36,770
Inventories	3,999	(640)
Prepaid expenses and deposits	(12,145)	(15,295)
Increase (decrease) in:
Accounts payable	96,982	43,990
Accrued management salaries	91,661	139,672
Accrued expenses and contracts payable	(50,939)	(48,119)
Accrued interest	10,361	65,864

Net cash used by operating activities	(1,036,918)	(852,211)

Cash flows from investing activities:
Acquisition of property and equipment	(29,095)	(5,589)
Acquisition of intangibles	-	(5,000)
Proceeds from sale of investments	229,374	10,177

Net cash provided (used) by investing activities	200,279	(412)

Cash flows from financing activities:
Proceeds from sale of stock	7,500	570,000
Proceeds from debt, stockholder	10,212	90,000
Proceeds from debt, unrelated	982,500	125,000
Debt issuance costs	(118,735)	-
Proceeds from receivable/inventory factoring, net	65,000	93,081
Payments on debt	(113,968)	(60,846)

Net cash provided by financing activities	832,509	817,235

Net increase (decrease) in cash	(4,130)	(35,388)
Cash, beginning of period	24,260	5,180

Cash, end of period	$20,130	$(30,208)

See Notes to Condensed Consolidated Financial Statements

ITRONICS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(UNAUDITED)
(continued)

	Six Months Ended June 30,
	2006	2005

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest	$135,795	$61,600
Non-cash financing and investing activities:
Common stock issued to settle:
Accounts payable	-	11,845
Convertible notes and accrued interest	575,822	882,696
Common stock issued to acquire:
Equipment	-	15,750
GOLD’n GRO Guardian product rights	-	71,500
Warrants issued for debt issuance costs	17,594	-
Fair value of convertible debt derivative	(1,371,220)	-
Fair value of warrant and option liability	(121,186)	-
Amounts withheld from proceeds of debt, unrelated:
Deferred loan costs	17,500	-

The accompanying notes are an integral part of these financial statements

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

1. The unaudited condensed consolidated financial statements presented herein have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and disclosures required by U.S. Generally Accepted Accounting Principles. Therefore, these financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's Form 10-KSB for the year ended December 31, 2005. These financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly state the results for the interim periods reported. Certain amounts from the prior period have been reclassified to be consistent with the current period presentation.

2. The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and its subsidiaries have reported recurring losses from operations, including a net loss of $5,249 during the six months ended June 30, 2006, a working capital deficit of $7,640,553, and a stockholders’ deficit balance of $4,822,049 as of June 30, 2006. These factors indicate the Company and its subsidiaries' ability to continue in existence is dependent upon their ability to obtain additional long-term debt and/or equity financing and achieve profitable operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company and its subsidiaries be unable to continue in existence. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of the results to be expected for the full year.

3. On July 15 2005, the Company arranged callable secured convertible debt (Notes) totaling $3,250,000, bearing interest at 8%, with 3,000,000 five year $0.15 warrants. The Notes were accompanied by a Registration Rights Agreement. During 2005, the Company received $1,726,200, ($2,250,000 before financing costs and prepaid interest), and issued 2,076,923 warrants. In January and February 2006 the Company received $902,500 ($1,000,000 before financing costs), and issued 1,423,078 warrants, which included an additional 500,000 five years warrants exercisable at $0.15 per share.

The Notes are convertible into common shares at the lesser of $0.10 or 55% of the market price of the Company’s common stock, as defined. Additionally, the Notes are secured by substantially all of the Company’s assets. The Notes are further secured by 14,550,558 Company common shares owned by an officer/stockholder. The Notes have an additional provision that the Company may redeem the debt prior to maturity by paying all outstanding balances plus a 50% prepayment penalty.

The Notes are potentially convertible into an unlimited number of common shares. Accordingly, the Company has accounted for the Notes under SFAS 133, EITF 00-19 and DIG’s B38 and B39 which require the beneficial conversion feature and the prepayment penalty to be treated as embedded derivatives, to be recorded as a liability equal to the estimated fair value of the embedded derivatives. In addition, all non-employee warrants and options that are exercisable during the period that the Notes are outstanding are required to be recorded as liabilities at their fair value. As of June 30, 2006 the Notes were convertible into 243,630,290 common shares and the embedded derivatives had an estimated fair value of $2,519,293. The actual carrying amount of principal and accrued interest due as of June 30, 2006 is $2,769,264, which exceeds the fair value of the embedded derivative by $249,971. Consequently, this amount is shown under the caption “Callable secured convertible debt and accrued interest” in the Condensed Consolidated Balance Sheet. Non-employee warrants and options to acquire a total of 27,422,259 common shares were outstanding at June 30, 2006 and had an estimated fair value of $30,620. The fair value of the conversion feature and the prepayment penalty were estimated using the Black-Scholes option pricing model and taking a weighted average value based on various probabilities that the debt would be paid off prior to maturity at specified dates and therefore incurring the prepayment penalty. The warrants and options were estimated using the Black-Scholes option pricing model. Assumptions used to value these instruments included assuming the Notes would be converted to common stock in equal amounts on a monthly basis, beginning July 2006, until the estimated full conversion of each Note, assuming all warrants and options would be exercised on their respective expiration dates, using volatility rates ranging from 81% to 101%, and using a risk free interest rate of 5.125%. The estimated fair value of the options exceeded the carrying value of the Notes; therefore, the excess was recorded as a loss on derivative instruments in the Consolidated Statements of Operations in 2005. The estimated fair value of the embedded derivatives and the non-employee warrants and options declined during the three and six months ended June 30, 2006, resulting in a gain on derivative instruments of $986,137 and $1,492,406 for the respective periods reported in the Consolidated Statement of Operations. The fair value of the embedded derivatives, warrants and options will be estimated each reporting period with the change in fair value recorded as gain or loss on derivative instruments. As the Company’s common stock is highly volatile, material gains or losses for the change in estimated fair value are likely to occur in future periods. As the estimated fair value of the embedded derivatives related to the callable secured convertible debt is less than the carrying amount of the debt as of June 30, 2006, no future gains on the embedded derivatives can be recorded unless losses on the derivative are recorded first.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

Concurrently, the Company entered into a Registration Rights Agreement with the Noteholders that required the Company to have an effective registration statement within 120 days of funding, or use its best efforts to do so. Additionally, because at the inception of the Agreement the Company did not have enough authorized shares to allow the Noteholders to convert the Notes into common stock, the Agreement required the Company to increase the authorized shares prior to October 31, 2005 or use its best efforts to do so. The Agreement specifies penalties of 2% per month for failing to register the shares on a timely basis and 3% per month for failing to increase the authorized shares. The Company completed registration of 50 million shares in February 2006 and increased the authorized shares in March 2006. Because it used its best efforts, the Company has not accrued penalties which would have totaled approximately $420,000 and $335,000, respectively, through June 30, 2006. Additionally, under the terms of the Agreement, the Company is required to register a total of two times the estimated number of shares to allow the Noteholders to convert the outstanding balance, as early as practicable, so it is possible that the 2% per month registration penalty could continue after March 31, 2006 until a new registration statement for the required number of shares becomes effective. We plan to file a new registration statement in late August 2006.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

The Notes require quarterly interest payments and we estimate that $62,110 was due during the quarter ended June 30, 2006, which was not paid. The Notes also provide for a default penalty rate of 15% on unpaid amounts. The Company has not accrued the estimated penalty of $1,410 as we do not believe it is probable to be incurred. In estimating the fair value of the embedded derivatives discussed above, we assumed the interest will ultimately be converted into common stock under the same terms as for the principal amount of the debt.

During the period of February 15, 2006 to June 30, 2006, the Investors converted a total of $575,822 of the Notes into 28.0 million common shares. In July 2006 the Investors converted a total of $217,675 of the Notes into 21.2 million common shares.

On July 31, 2006, the Company arranged new callable secured convertible debt with the same Investors (Notes) totaling $500,000 and received net proceeds of $463,667. The notes bear interest at 6% and are convertible into common shares at the lesser of $0.10 or 55% of the market price of the Company’s common stock, as defined. The Noteholders also received seven year warrants to acquire 20,000,000 common shares at $0.05 per share. The arrangement included a Securities Purchase Agreement and Registration Rights Agreement with terms similar to the financing in July 2005.

4.   As of June 30, 2006 total recorded liabilities of $714,756 including accrued interest to June 30, 2006, were subject to various lawsuits and claims for the collection of the funds due. These include 15 leases totaling $561,949 (reflected in Current Maturities of Capital Lease Obligations) plus $39,560 in additional interest (reflected in Accrued Interest) and two trade payables totaling $94,747 (reflected in Accounts Payable) plus $18,500 in additional interest (reflected in Accrued Interest). The leases are individually secured by specified equipment.

The accrued interest noted above was recorded based on our assessment of additional amounts we believe is probable and is related to three cases originally seeking $251,522. The creditors have received judgments in these cases, but have taken no further collection action. The Company will continue to accrue interest until these cases are settled or paid in full.

The Company estimates an additional $11,900 interest may be reasonably possible on one case; however, the Company has not accrued this amount because it does not believe it is probable to be incurred. This estimate is related to one case, seeking $35,210, that was filed in March 2003. No further contact has taken place since then.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

The Company has a total of 11 cases, that originally sought $471,655, that we deem to have a remote possibility of incurring an additional unrecorded loss. The Company has negotiated payment agreements on these cases and, as of June 30, 2006, the recorded liability for these cases was $368,441. The Company is current in making the payments related to these respective settlement agreements.

Successful settlement of the above claims is dependent on future financing.

We may become involved in a lawsuit or legal proceeding at any time in the ordinary course of business. Litigation is subject to inherent uncertainties, and an unexpected adverse result may arise that may adversely affect our business. Certain lawsuits have been filed against us for collection of funds due that are delinquent, as described above. We are not aware of any additional legal proceeding or claims that the Company believes will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

5. In the first quarter of 2006 all of the Series 2000 Convertible Promissory Notes became due and are now in default. The total principal and interest due at June 30, 2006 is $3,091,764. The Company is formulating a plan to seek extensions of these notes. No collection action has been taken to date.

In addition to the above leases that are subject to litigation, there are four leases, with a recorded liability of $182,790, that are in default. No payments have been made for an extended period of time, and no collection action or recent contact from the creditors has occurred. As required by U.S. Generally Accepted Accounting Principles, the principal balance of the leases that are in default have been classified as current liabilities. During the six months ended June 30, 2006 the Company began paying on one of these leases with a recorded liability of $40,861. It is reasonably possible that additional interest of approximately $6,800 could be incurred, but this has not been recorded because the Company does not believe it is probable to be incurred.

6. Following is a summary of finished goods, work in progress, and raw materials inventories as of June 30, 2006 and December 31, 2005. The raw material and work in progress balances below include $358,116 and $374,042 in silver bearing unprocessed photochemicals or partially processed materials as of June 30, 2006 and December 31, 2005, respectively.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

	June 30,	Dec. 31,
	2006	2005
Finished goods	$38,265	$53,274
Work in progress	333,690	282,373
Raw materials	232,390	256,451

	$604,345	$592,098

7. The Company has outstanding three categories of warrants and options that may be exercised to acquire common stock; these include warrants, convertible debt options, and employee options. The following table summarizes warrant and option activity for the period January 1, 2005 through June 30, 2006:

		Convertible	Employee
	Warrants	Debt Options	Options	Total
Under option, December 31, 2004	20,596,809	25,301,659	5,995,000	51,893,468
Granted	10,943,077	118,189,457	165,000	129,297,534
Exercised	(1,200,000)	(8,667,737)	-	(9,867,737)
Expired	(3,026,626)	-	(52,000)	(3,078,626)

Under option, December 31, 2005	27,313,260	134,823,379	6,108,000	168,244,639
Granted	1,496,924	159,036,462	141,000	160,674,386
Exercised	(100,000)	(28,000,000)	-	(28,100,000)
Expired	(1,287,925)	(22,229,551)	(12,000)	(23,529,476)

Under option, June 30, 2006	27,422,259	243,630,290	6,237,000	277,289,549

The average price for all warrants and options granted and exercised was $0.014 for the six months ended June 30, 2006 and $0.0334 for the year ended December 31, 2005. The above warrants and options would dilute future Earnings Per Share (EPS).

The 22,229,551 in expired convertible debt options listed above is related to the 2000 Series Convertible Promissory Notes discussed in Note 5 above. If the Company is successful in negotiating extensions of these notes, the convertible options may be renewed and the eventual number of potential options could be significantly higher than the amount that expired.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

The following table summarizes the warrants and options outstanding as of June 30, 2006:

			Weighted
			Average
	No. of	Exercise	Exercise
Expiration Dates	Shares	Price	Price
Warrants:
September 2006	60,000	0.083
March 2007 to May 2009	3,000,000	0.100
August 2006	37,208	0.143
December 2007 to June 2008	7,575,000	0.150
July 2010 to February 2011	3,740,001	0.150
October 2006	44,300	0.171
February 2007	360,000	0.238
July 2006 to February 2007	10,118,750	0.240
January 2007 to February 2007	935,000	0.300
February 2007 to March 2007	1,552,000	0.375

Total Warrants	27,422,259		$0.1966

Convertible Debt Options:
July 2008 to February 2009	243,630,290	$0.0114	$0.0114

Employee Options:
August 2007 to February 2016	320,000	$0.150
One year after employment ends	1,600,000	0.150
October 2007	250,000	0.200
January 2015 to January 2016	50,000	0.200
One year after employment ends	1,000,000	0.250
One year after employment ends	3,000,000	0.300
October 2012 to October 2013	17,000	0.500

Total Employee Options	6,237,000		$0.2415

Total Warrants and Options	277,289,549		$0.0349

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

The 243,630,290 convertible debt options listed above are related to the callable secured convertible debt discussed in Note 3 above. As of June 30, 2006 $2,674,178 of principal and $95,086 in accrued interest were convertible into common stock at the lower of $0.10 per share or 55% of a calculated market price. Consequently, the number of shares and the conversion price can vary up or down materially, depending on the Company’s stock price at any point in time.

8. Income (Loss) per Common Share:

Income (Loss) per common share is calculated based on the consolidated net income (loss) for the period divided by the weighted average number of common shares outstanding during 2006 and 2005. For purposes of computing diluted income per share, common stock equivalents are excluded for periods with net losses as their effect would be antidilutive.

Following is a reconciliation of Net Income (Loss) and Weighted average number of shares outstanding, in the computation of earnings (loss) per share (EPS) for the three and six months ended June 30, 2006 and 2005.

	Three months Ended June 30,		Six months Ended June 30,
	2006	2005	2006	2005
Net Income (Loss)	$273,947	$(819,389)	$(5,249)	$(1,732,994)
Less: Preferred stock dividends	-	-	-	-

Basic and diluted EPS income (loss) available to common
stockholders	$273,947	$(819,389)	$(5,249)	$(1,732,994)

Weighted average number of shares outstanding (1,000’s)	213,590	192,661	206,315	183,628

Common equivalent shares (1,000’s)	284,281	N/A	N/A	N/A

Diluted average number of shares outstanding (1,000’s)	497,871	192,661	206,315	183,628

Per share amount -basic	$0.001	$(0.004)	$-0-	$(0.009)

Per share amount- diluted	$0.001	$(0.004)	$-0-	$(0.009)

The 284,281,228 common equivalent shares noted above include the 277,289,549 common stock warrants and options described in Note 7 above and 6,991,679 common shares that are to be issued to management and other employees for past due salary and accrued interest.

9. The Company adopted the provisions of SFAS 123(R), Share-Based Payments, on January 1, 2006. Accordingly, compensation costs for all share-based awards to employees are measured based on the grant date fair value of those awards and recognized over the period during which the employee is required to perform service in exchange for the award (generally over the vesting period of the award). We have no awards with market or performance conditions. Effective January 1, 2006 and for all periods subsequent to that date, SFAS 123(R) supersedes our previous accounting under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

The Company adopted SFAS 123(R) using the modified prospective transition method, which provides for certain changes to the method for valuing share-based compensation. The valuation provisions of SFAS 123(R) apply to new awards and to awards that are outstanding at the effective date and subsequently modified or cancelled. Estimated compensation expense for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Our consolidated financial statements for the three and six months ended June 30, 2006 reflect the impact of SFAS 123(R). In accordance with the modified prospective transition method, our consolidated financial statements for prior periods were not restated to reflect, and do not include, the impact of SFAS 123(R).

Share-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Share-based compensation expense recognized in our consolidated statement of operations for the three and six months ended June 30, 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of, December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123. For share awards granted prior to 2006, expenses are amortized under the straight-line method prescribed by SFAS 123. As share-based compensation expense recognized in the consolidated statements of operations for the three and six months ended June 30, 2006 is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Based on our evaluation of our present employees with unvested options, we estimated no forfeitures.

Total estimated share-based compensation expense recognized under SFAS 123R for the three and six months ended June 30, 2006 was $617 and $3,290 and is included in general and administrative expenses.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

Through 2005, we accounted for share-based awards to employees using the intrinsic value method in accordance with APB 25 and related interpretations and provided the required pro forma disclosures of SFAS 123. Pro forma adjustments to our consolidated net loss and loss per share for the three and six months ended June 30, 2005 were as follows:

	Three Months	Six Months
	Ended June 30,	Ended June 30
	2005	2005

Option Compensation Expense:
As reported	$4,178	$37,112
Adjustment for additional expense
for fair value of options	623	3,755

Pro forma	$4,801	$40,867

Net Income (Loss):
As reported	$(819,389)	$(1,732,994)
Adjustment for additional expense
for fair value of options	(623)	(3,755)

Pro forma	$(820,012)	$(1,736,749)

Earnings (Loss) per share,
basic and diluted
As reported	$(0.004)	$(0.009)

Pro forma	$(0.004)	$(0.009)

10.  Following is financial information for each of the Company’s segments. No changes have occurred in the basis of segmentation since December 31, 2005.

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

Reconciliation of segment revenues, gross profit (loss), operating income (loss), other income (expense), and net income (loss) before taxes to the respective consolidated amounts follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenues:
Photochemical Fertilizer	$766,563	$523,667	$1,098,374	$783,841
Mining Technical Services	1,460	7,862	21,911	31,864

Consolidated Revenues	$768,023	$531,529	$1,120,285	$815,705

Gross Profit (Loss):
Photochemical Fertilizer	$145,207	$20,718	$133,800	$(21,446)
Mining Technical Services	(5,396)	(10,048)	(754)	(9,019)

Consolidated Gross Profit (Loss)	$139,811	$10,670	$133,046	$(30,465)

Operating Income (Loss):
Photochemical Fertilizer	$(325,916)	$(490,575)	$(769,554)	$(1,090,433)
Mining Technical Services	(124,018)	(118,706)	(238,777)	(261,029)

Consolidated Operating Income (Loss)	$(449,934)	$(609,281)	$(1,008,331)	$(1,351,462)

Other Income (Expense):
Photochemical Fertilizer	$680,293	$(205,409)	$905,263	$(373,148)
Mining Technical Services	43,588	(4,699)	97,819	(8,384)

Consolidated Other Income (Expense)	$723,881	$(210,108)	$1,003,082	$(381,532)

Net Income (Loss) before taxes:
Photochemical Fertilizer	$354,377	$(695,984)	$135,709	$(1,463,581)
Mining Technical Services	(80,430)	(123,405)	(140,958)	(269,413)

Consolidated Net Income
(Loss) before taxes	$273,947	$(819,389)	$(5,249)	$(1,732,994)

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

Identifiable assets by business segment for the major asset classifications and reconciliation to total consolidated assets are as follows:

	June 30,	December 31,
	2006	2005

Current Assets:
GOLD’n GRO Fertilizer	$834,507	$659,320
Mining Technical Services	7,907	112,085

	842,414	771,405

Property and Equipment, net:
GOLD’n GRO Fertilizer	2,829,892	2,907,887
Mining Technical Services	95,495	102,033

	2,925,387	3,009,920

Other Assets, net:
GOLD’n GRO Fertilizer	113,202	114,828
Mining Technical Services	200,589	349,735

	313,791	464,563

Total Assets:
GOLD’n GRO Fertilizer	3,777,601	3,682,035
Mining Technical Services	303,991	563,853

Total Segment Assets	4,081,592	4,245,888

Itronics Inc. assets	25,828,023	25,175,867
Less: inter-company elimination	(25,701,483)	(25,192,138)

Consolidated Assets	$4,208,132	$4,229,617

ITRONICS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006
(UNAUDITED)

11. The Company held marketable securities that are available for sale, which consist solely of equity securities. The carrying amount on the balance sheets of these securities is adjusted to fair value at each balance sheet date. The adjustment to fair value is an unrealized holding gain or loss that is reported in Other Comprehensive Income. At present, these unrealized gains or losses are the only component of Accumulated and Other Comprehensive Income. The Company had Accumulated Unrealized Holding Gains of $-0- at June 30, 2006 and Losses of $39,889 at December 31, 2005. No losses were reclassified out of accumulated other comprehensive income into earnings during the three months ended June 30, 2006. Losses of $40,360 and gains of $471 were reclassified out of accumulated other comprehensive income into earnings during the six months ended June 30, 2006. No gains were reclassified out of accumulated other comprehensive income into earnings during the three and six months ended June 30, 2005. The table below illustrates the amount of unrealized holding gains and losses included in other comprehensive income, net of tax effects of $0. The reclassification adjustment listed in the below table represents unrealized holding gains and losses transferred into earnings as securities are sold.

Following are the components of Other Comprehensive Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Unrealized holding gains (losses)
arising during the period	$-0-	$(13,031)	$-0-	$(18,043)

Reclassification adjustment	(47,783)	11,839	39,889	7,969

Other Comprehensive Income (Loss)	$(47,783)	$(1,192)	$39,889	$(10,074)

Following is a summary of gross proceeds and gains and losses from sales of available for sale marketable securities:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Gross proceeds from sale of securities	$85,045	$5,947	$229,374	$10,177

Gross gains from sale of securities	$43,497	$-	$97,728	$-
Gross losses from sale of securities	-	(6,431)	-	(10,116)

Net Gains (Losses) from sale of Securities	$43,497	$(6,431)	$97,728	$(10,116)

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

UP TO 75,000,000 SHARES

OF OUR

OF COMMON STOCK

 Itronics Inc.

PROSPECTUS

October __   , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Texas law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$144.45
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	45,000.00	*
Miscellaneous	3,745.70	*
TOTAL	$58,890.45

 *Estimated and previously paid.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period July 1, 2003 through August 28, 2006.

During the third quarter of 2003, we issued an aggregate of 4,562,500 shares of common stock to nineteen investors at $0.08 per share for a total of $365,000. In addition, we issued to these investors three year warrants to purchase an aggregate of 4,562,500 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

During the third quarter of 2003, we issued an aggregate of 8,336,610 shares of common stock to eighteen accredited investors who converted $928,342 in convertible promissory notes, including principal and accrued interest, into common stock at conversion prices ranging from $0.125 to $0.15 per share.

In July 2003, we issued an aggregate of 400,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $32,000. In addition, we issued Mr. Whitney three year warrants to purchase an aggregate of 400,000 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year

In August 2003 we issued an aggregate of 400,000 shares of common stock to Mr. Whitney at $0.08 per share for a total of $32,000. In addition, we issued Mr. Whitney three year warrants to purchase an aggregate of 400,000 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

In July 2003 we issued an aggregate of 62,500 shares of common stock to Paul H. Durckel, our Director, at $0.08 per share for a total of $5,000. In addition, we issued Mr. Durckel a three year warrant to purchase an aggregate of 62,500 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

In August 2003, we issued an aggregate of 300,000 shares of common stock to one accredited investor, valued at $40,500.

In August 2003, we issued an aggregate of 2,500 shares of common stock valued at $275 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the second quarter of 2003.

In September 2003, we issued an aggregate of 1,000,000 shares of common stock at $0.08 per share for a total of $80,000 to John W. Whitney, our President, upon his exercise of warrants.

In September 2003, we issued an aggregate of 250,000 shares of common stock to three accredited investors at $0.08 per share for a total of $20,000 upon the exercise of warrants.

In September 2003, Duane H. Rasmussen, our Vice President, converted $170,000 of his unpaid salary. He will be issued an aggregate of 2,125,000 shares of common stock and a three year warrant to purchase an aggregate of 2,125,000 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year. The shares will be issued when sufficient cash is available to pay required payroll tax withholding.

In September 2003, Michael C. Horsley, our Controller, converted $50,000 of his unpaid salary.. He will be issued an aggregate of 625,000 shares of common stock and he was issued a three year warrant to purchase an aggregate of 625,000 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year. The shares will be issued when sufficient cash is available to pay required payroll tax withholding.

During the fourth quarter of 2003, we issued an aggregate of 931,250 shares of common stock to four accredited investors at $0.08 per share for a total of $74,500. In addition, we issued to these investors three year warrants to purchase an aggregate of 931,250 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

During the fourth quarter of 2003, we issued an aggregate of 1,023,511 shares of common stock to five accredited investors who converted $130,145 in convertible promissory notes, including principal and accrued interest, into common stock at conversion prices ranging from $0.125 to $0.15 per share.

In November and December 2003, we issued an aggregate of 706,250 shares of common stock to three accredited investors at $0.08 per share for a total of $56,500 upon the exercise of their warrants.

In October 2003, we issued an aggregate of 150,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $12,000 upon the exercise of a warrant.

In November 2003 we issued an aggregate of 215,938 shares of common stock to Mr. Whitney, at $0.08 per share for a total of $17,275 upon the exercise of a warrant.

In October 2003, we issued an aggregate of 2,500 shares of common stock valued at $425 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the third quarter of 2003.

In November 2003, we issued an aggregate of 62,500 shares of common stock to Paul H. Durckel, our Director, at $0.08 per share for a total of $5,000. In addition, we issued Mr. Durckel a three year warrant to purchase an aggregate of 62,500 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

In December 2003, we issued an aggregate of 300,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $24,000. In addition, we issued Mr. Whitney three year warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

In December 2003, we issued an aggregate of 1,215,000 shares of common stock to three employees who converted $121,500 in unpaid salary to stock.

In December 2003, we issued an aggregate of 186,972 shares of common stock to John W. Whitney, our President, valued at $26,274, for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In December 2003, John W. Whitney, our President, converted $260,000 of his unpaid salary. He will be issued an aggregate of 3,250,000 shares of common stock and he was issued a three year warrant to purchase an aggregate of 3,250,000 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year. The shares will be issued when sufficient cash is available to pay required payroll tax withholding.

Options to purchase an aggregate of 14,000 shares of common stock were granted to two employees during the year ended December 31, 2003 as compensation for services performed on our behalf. The options are for three to ten years and are exercisable at prices ranging from $0.50 to $0.90 per share.

During the year ended December 31, 2003, the accrued interest on the 2000 through 2002 Series Convertible Promissory Notes resulted in the granting of additional options to acquire an aggregate of 24,291,862 shares of common stock. The options are exercisable at prices ranging from $0.10 to $1.18. The 2000 Series Convertible Promissory Notes were due in 2003, and during that and subsequent years, we negotiated three year extensions on all but $80,000 of the Notes. Revised terms of the extended Notes included a reduction of the conversion prices from a range of $0.65 to $1.18 down to $0.125 and an increase in the interest rate from 9% to 12%.

During the first quarter of 2004, we issued an aggregate of 2,137,500 shares of common stock to three accredited investors at $0.08 per share for a total of $171,000. In addition, we issued to these investors three year warrants to purchase an aggregate of 2,137,500 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

During the first quarter of 2004, we issued an aggregate of 1,070,000 shares of common stock to four accredited investors at $0.10 per share for a total of $107,000. In addition, we issued to these investors three year warrants to purchase 535,000 shares of common stock at an exercise price of $0.10 per share during the first year, $0.20 per share during the second year, and $0.30 per share during the third year.

In January 2004, we issued an aggregate of 200,000 shares of common stock to one accredited investor at $0.10 per share for a total of $20,000. In addition, we issued to this investor a three year warrant to purchase 200,000 shares of common stock at an exercise price of $0.10 per share during the first year, $0.20 per share during the second year, and $0.30 per share during the third year.

During the first quarter of 2004, we issued an aggregate of 260,000 shares of common stock to two accredited investors at $0.125 per share for a total of $32,500. In addition, we issued to these investors three year warrants to purchase 130,000 shares of common stock at an exercise price of $0.125 per share during the first year, $0.25 per share during the second year, and $0.375 per share during the third year.

During the first quarter of 2004, we issued an aggregate of 562,500 shares of common stock to three accredited investors at $0.08 per share for a total of $45,000 upon the exercise of their warrants for cash.

During the first quarter of 2004, we issued an aggregate of 3,481,774 shares of common stock to seven accredited investors who converted $436,605 in convertible promissory notes, including principal and accrued interest into common stock at conversion prices ranging from $0.10 to $0.15 per share.

In January 2004, we issued an aggregate of 250,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $20,000. In addition, we issued to Mr. Whitney three year warrants to purchase an aggregate of 250,000 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

In January 2004, we issued an aggregate of 150,461 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $12,037 in short term debt and accrued interest. In addition, we issued to Mr. Whitney three year warrants to purchase an aggregate of 150,461 shares of common stock at an exercise price of $0.08 per share during the first year, $0.16 per share during the second year, and $0.24 per share during the third year.

In January 2004, we issued an aggregate of 2,500 shares of common stock valued at $375 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the fourth quarter of 2003.

In March 2004, we issued an aggregate of 200,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $16,000 upon the exercise of a warrant for cash.

In March 2004, we issued shares of common stock to the following management employees for accrued interest on their unpaid salaries. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

John W. Whitney, President	60,871 shares valued at $8,976
Michael C. Horsley, Controller	85,868 shares valued at $12,080
Duane H. Rasmussen, Vice President	191,794 shares valued at $26,635

In March 2004, we issued an aggregate of 144,912 shares of common stock, valued at $19,427, to four employees for accrued interest on their unpaid salaries. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

During the second quarter of 2004, we issued an aggregate of 2,844,000 shares of common stock to six accredited investors at $0.125 per share for a total of $355,500. In addition, we issued to these investors three year warrants to purchase 1,422,000 shares of common stock at an exercise price of $0.125 per share during the first year, $0.25 per share during the second year, and $0.375 per share during the third year.

During the second quarter of 2004, we issued an aggregate of 4,738,962 shares of common stock to fifteen accredited investors who converted $707,812 in convertible promissory notes, including principal and accrued interest, into common stock at prices ranging from $0.125 to $0.15 per share.

In April 2004, we issued an aggregate of 62,500 shares of common stock to Paul H. Durckel, our Director, at $0.08 per share for a total of $5,000 upon the exercise of a warrant for cash.

In April 2004, we issued an aggregate of 2,500 shares of common stock valued at $475 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the first quarter of 2004.

In April 2004, we issued shares of common stock to the following management employees for accrued interest on their unpaid salaries. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

John W. Whitney, President	54,269 shares valued at $9,912
Michael C. Horsley, Controller	17,236 shares valued at $3,150
Duane H. Rasmussen, Vice President	42,926 shares valued at $7,845

In April 2004 we issued an aggregate of 5,909 shares of common stock, valued at $1,081, to one employee for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In June 2004, we issued an aggregate of 47,768 shares of common stock to Paul H. Durckel, our Director, upon his conversion of $7,165 in convertible promissory notes, including principal and accrued interest at a conversion price of $0.15 per share.

In June 2004, we issued an aggregate of 200,000 restricted common shares valued at $21,000 to Westport Strategic Partners, Inc. for professional consulting services.

In July 2004, we issued an aggregate of 200,000 shares of common stock to John. W. Whitney, our President, at $0.08 per share for a total of $16,000. Mr. Whitney exercised a warrant by converting that amount of accrued interest on short term loans into common stock.

In August 2004, we issued an aggregate of 950,000 shares of common stock to John. W. Whitney at $0.08 per share for a total of $76,000 upon his exercise of warrants for cash.

In August 2004, we issued an aggregate of 2,500 shares of common stock valued at $300 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the second quarter of 2004.

In August 2004, we issued shares of common stock to the following management employees for accrued interest on their unpaid salaries. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

John W. Whitney, President	93,541 shares valued at $10,851
Michael C. Horsley, Controller	27,078 shares valued at $3,150
Duane H. Rasmussen, Vice President	67,439 shares valued at $7,845

In August 2004, we issued an aggregate of 8,350 shares of common stock, valued at $977, to one employee for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In September 2004, we issued an aggregate of 400,461 shares of common stock to John. W. Whitney, our President, at $0.08 per share for a total of $32,037 upon his exercise of warrants for cash.

In September 2004, we issued an aggregate of 1,875,000 shares of common stock to John. W. Whitney, our President, at $0.08 per share for a total of $150,000 upon his exercise of warrants. The $150,000 consists of $20,971 paid in cash and $129,029 in short term loans and accrued interest.

In September 2004, we issued an aggregate of 83,627 shares of common stock to one accredited investor who converted $12,544 in convertible promissory notes, including principal and accrued interest into common stock at a conversion price of $0.15 per share.

During the fourth quarter of 2004, we issued an aggregate of 3,300,000 shares of common stock to eight accredited investors at $0.05 per share for a total of $165,000. In addition, we issued to these investors three year warrants to purchase an aggregate of 1,650,000 shares of common stock at an exercise price of $0.075 per share during the first year, $0.15 per share during the second year, and $0.225 per share during the third year.

During the fourth quarter of 2004, we issued an aggregate of 7,757,236 shares of common stock to four accredited investors who converted $798,094 in convertible promissory notes, including principal and accrued interest at conversion prices ranging from $0.10 to $0.15 per share.

In October 2004, we issued an aggregate of 250,000 shares of common stock to John W. Whitney, our President, at $0.8 per share for a total of $20,000 upon the exercise of a warrant for cash.

In October 2004, we issued an aggregate of 200,000 shares of common stock valued at $13,700 to Sussex Avenue Partners LLC for professional consulting services performed on our behalf.

In November 2004, we issued an aggregate of 350,000 shares of common stock valued at $24,850 to Ken Weiner for professional consulting services performed on our behalf.

In November 2004, we issued an aggregate of 2,500 shares of common stock valued at $200 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the third quarter of 2004.

In November 2004, we issued an aggregate of 141,515 shares of common stock valued at $11,787 to John W. Whitney, our President, for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In November 2004, we issued an aggregate of 250,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $20,000 upon the exercise of a warrant for cash.

In May 2004 we granted options to certain management and employees as compensation for services performed on behalf of our company. The options are exercisable at $0.15 per share and expire one year after the employment of the respective employee is terminated. The number of common shares underlying the options by employee follows:

John W. Whitney, President	550,000
Duane H. Rasmussen, Vice President	425,000
Michael C. Horsley, Controller	200,000
Four other employees	425,000

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller on August 1 and November 1, 2004 as compensation for services performed on behalf of our company. The options are exercisable at $0.15 per share and expire three years after grant.

Five other employees were granted options to purchase an aggregate of 57,000 shares of common stock during 2004 as compensation for services performed on behalf of our company. The options are exercisable at $0.15 per share and expire in three to ten years from grant.

During the year ended December 31, 2004, the accrued interest on the 2000 through 2002 Series Convertible Promissory Notes resulted our issuance of additional options to purchase an aggregate of 3,784,086 shares of common stock. The options are exercisable at prices ranging from $0.10 to $1.18.

During the first quarter of 2005, we issued an aggregate of 11,850,000 shares of common stock to forty accredited investors at $0.05 per share for a total of $592,500. In addition, we issued to these investors three year warrants to purchase an aggregate of 5,925,000 shares of common stock at an exercise price of $0.075 per share during the first year, $0.15 per share during the second year, and $0.225 per share during the third year.

During the first quarter of 2005, we issued an aggregate of 8,193,081 shares of common stock to twenty-two accredited investors who converted $835,230 in convertible promissory notes, including principal and accrued interest into common stock at conversion prices ranging from $0.10 to $0.15 per share.

In January 2005, we issued an aggregate of 2,400,000 shares of common stock at $0.05 per share to John W. Whitney, our President, for a total of $120,000. Mr. Whitney converted short term loans. In addition, we issued to Mr. Whitney warrants to purchase an aggregate of 1,200,000 shares of common stock at an exercise price of $0.075 per share during the first year, $0.15 per share during the second year, and $0.225 per share during the third year.

In January 2005, we issued an aggregate of 625,000 shares of common stock to John W. Whitney, our President, at $0.08 per share for a total of $50,000 upon the exercise of a warrant. Mr. Whitney exercised the warrant by converting $50,000 in short term loans into common stock.

In February 2005, we issued an aggregate of 2,500 shares of common stock valued at $175 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the fourth quarter of 2004.

In February 2005, we issued an aggregate of 191,864 shares of common stock valued at $12,726 to John W. Whitney, our President, for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In March 2005, we issued an aggregate of 41,667 shares of common stock valued at $3,750 to Cervelle Group LLC as compensation for consulting services performed on our behalf.

In March 2005, we issued an aggregate of 200,000 shares of common stock valued at $16,200 to Sussex Avenue Partners, LLC as compensation for consulting services performed on our behalf. In addition, we issued to Sussex Avenue Partners, LLC a two year warrant to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.10 per share.

In June 2005, we issued an aggregate of 200,000 shares of common stock to one accredited investor at $0.05 per share for a total of $10,000. In addition, we issued to this investor a three year warrant to purchase an aggregate of 100,000 shares of common stock at an exercise price $0.075 per share during the first year, $0.15 per share during the second year, and $0.225 per share during the third year.

During the second quarter of 2005, we issued an aggregate of 474,660 shares of common stock to three accredited investors who converted $47,466 in convertible promissory notes and accrued interest into common stock at a conversion price of $0.10 per share.

In May 2005, we issued an aggregate of 1,000,000 shares of common stock valued at $71,500 to Howland S. Green, our Director, for the purchase of his product rights in the GOLD’n GRO Guardian fertilizers. In addition, we issued to Mr. Green also a warrant to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $0.10 per share. The first 500,000 shares of the warrant will vest when the Federal EPA accepts the registration application for the GOLD’n GRO Guardian and the second 500,000 shares of the warrant will vest when the Federal EPA issues the registration for the GOLD’n GRO Guardian. The entire warrant is exercisable for two years after the EPA registration is received.

In May 2005, we issued an aggregate of 2,500 shares of common stock valued at $250 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the first quarter of 2005.

In June 2005, we issued an aggregate of 62,500 shares of common stock valued at $3,750 to Cervelle Group LLC as compensation for consulting services performed on our behalf.

Unpaid salary due two management employees in the amount of $42,800 is to be paid with an aggregate of 468,476 shares of common stock. These shares were earned as part of the employee savings plan during the period July 1, 2003 through June 30, 2005 and will be issued when sufficient cash is available to pay the required payroll tax withholding. The number of shares are calculated each month for all employees participating in the plan by using the weighted average of the closing bid prices for the respective month. The amounts and related number of shares earned by quarter for each of the employees follows:

Duane H. Rasmussen, Vice President	Amount	Shares
2 nd Quarter 2005	$6,000	94,518

Michael C. Horsley, Controller	Amount	Shares
3 rd Quarter 2003	$3,200	18,677
4 th Quarter 2003	4,800	32,572
1 st Quarter 2004	4,800	26,264
2 nd Quarter 2004	4,800	41,263
3 rd Quarter 2004	4,800	57,629
4 th Quarter 2004	4,800	72,297
1 st Quarter 2005	4,800	49,641
2 nd Quarter 2005	4,800	75,615
	$36,800	373,958

Interest earned by Duane H. Rasmussen, our Vice President, on his unpaid salary during the period July 1, 2004 through June 30, 2005 amounted to $37,430 and will be paid with 500,703 restricted common shares. The shares remain unissued due to income tax considerations.

In August 2005, we issued an aggregate of 2,500 shares of common stock valued at $150 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the second quarter of 2005.

In August 2005, we issued shares of common stock to the following management employees for accrued interest on their unpaid salaries. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

John W. Whitney, President	371,232 shares valued at $28,263
Michael C. Horsley, Controller	212,538 shares valued at $15,890

In August 2005, we issued an aggregate of 21,444 shares of common stock, valued at $1,664, to one employee for accrued interest on his unpaid salary. Interest is paid at 12% per annum and the share price is calculated monthly using the weighted average of the closing bid prices.

In August 2005, we issued an aggregate of 1,200,000 shares of common stock to John W. Whitney, our President, at $0.075 per share for a total of $90,000 upon the exercise of warrants. Mr. Whitney exercised the warrant by converting $90,000 in short term loans into common stock.

In December 2005, we issued an aggregate of 2,500 shares of common stock valued at $175 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the third quarter of 2005.

In December 2005, we issued an aggregate of 72,036 shares of common stock valued at $6,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our company for the third quarter of 2004.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller on February 1, May 1, August 1, November 1 , 2005, and February 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 129,000 shares of common stock to seven of our employees during 2005. The options are exercisable at $0.15 to $0.20 per share and expire in three to ten years from grant.

During the twelve months ended December 31, 2005, the accrued interest on the 2000 through 2002 Series Convertible Promissory Notes resulted in the granting of additional options to purchase an aggregate of 5,595,629 shares of common stock. The options are exercisable at prices ranging from $0.10 to $1.18.

In February 2006, we issued an aggregate of 100,000 shares of common stock to one accredited investor who exercised a warrant at $0.075 per common share by payment of $7,500.

In March 2006, we issued an aggregate of 2,500 shares of common stock valued at $125 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the fourth quarter of 2005.

In March 2006, we issued an aggregate of 90,373 shares of common stock valued at $6,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our company for the fourth quarter of 2004.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on February 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 71,000 shares of common stock to six of our employees in January and February 2006. The options are exercisable at $0.15 to $0.20 per share and expire in three to ten years from grant.

In May 2006, we issued an aggregate of 2,500 shares of common stock valued at $150 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our company for the first quarter of 2006.

In May 2006, we issued an aggregate of 60,061 shares of common stock valued at $6,000 to Duane H. Rasmussen, our Vice President, as compensation for services performed on our behalf in his capacity as Vice President of our company for the first quarter of 2005.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on May 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 21,000 shares of common stock to four of our employees in May 2006. The options are exercisable at $0.15 per share and expire in three years from grant.

In July 2006 we issued an aggregate of 2,500 shares of common stock valued at $88 to John W. Whitney, our President, as compensation for services performed on our behalf in his capacity as a director of our Company for the second quarter of 2006.

On July 15, 2005, we entered into a Securities Purchase Agreement with four accredited investors (the ”Investors”) for an aggregate amount of (i) $3,250,000 in secured convertible notes, and (ii) warrants to purchase 3,000,000 shares of our common stock (the “Financing”). The Financing was completed in four separate closings. The first closing consisted of gross proceeds of $1,250,000 less financing costs and payment of existing debt totaling $383,800 for net proceeds of $866,200. The second closing of the Financing took place after we filed the registration statement required to be filed pursuant to a certain concurrent Registration Rights Agreement. Upon filing of the registration statement, we received gross proceeds of $1,000,000 less financing costs of $140,000 for net proceeds of $860,000. The third and fourth closings of the Financing occurred in January to February 2006 and we received gross proceeds of $1,000,000 less financing costs of $97,500 for net proceeds of $902,500.

The Investors received three year convertible notes (the “Notes”) bearing simple interest at 8% per annum. The Notes are convertible into our common stock at a price equal to the lesser of (i) $0.10 or (ii) 55% of the average of the lowest 3 intraday trading prices during the 20 trading day period ending one trading day before the conversion date. Further, the Investors received five year warrants to purchase a total of 3,500,000 shares of our common stock at an exercise price of $0.15 per share.

As part of a finder’s fee, the Placement Agent for the above Financing, Confin International, was granted a five year warrant to purchase a total of 240,000 shares of our common stock at an exercise price of $0.15 per share.

 On July 31, 2006, we entered into a Securities Purchase Agreement with the same four accredited investors as discussed above (the ”Investors”) for an aggregate amount of (i) $500,000 in secured convertible notes, and (ii) warrants to purchase 20,000,000 shares of our common stock (the “Financing”). We received gross proceeds of $500,000 less financing and other costs of $36,333 for net proceeds of $463,667.

The Investors received three year convertible notes (the “Notes”) bearing simple interest at 6% per annum. The Notes are convertible into our common stock at a price equal to the lesser of (i) $0.10 or (ii) 55% of the average of the lowest 3 intraday trading prices during the 20 trading day period ending one trading day before the conversion date. Further, the Investors received seven year warrants to purchase a total of 20,000,000 shares of our common stock at an exercise price of $0.05 per share.

In August 2006 we issued an aggregate 2,481,642 shares of common stock to the four Investors discussed above upon the conversion of $15,907 in callable secured convertible notes.

We issued options to purchase an aggregate of 9,000 shares of common stock to Michael C. Horsley, our Controller, on August 1, 2006. The options are exercisable at $0.15 per share and expire three years after grant.

We issued options to purchase an aggregate of 46,000 shares of common stock to five of our employees in August 2006. The options are exercisable at $0.15 to $0.20 per share and expire in three to ten years from grant.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Itronics Inc. or executive officers of Itronics Inc., and transfer was restricted by Itronics Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Itronics Inc., a Texas corporation.

Exhibit No.	Description

3.1	Articles of Incorporation of Itronics, Inc.(2)
3.2	Bylaws of Itronics, Inc.(4)
5.1	Gersten Savage LLP Opinion and Consent (filed herewith)
10.1	Securities Purchase Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.2	Callable Secured Convertible Note dated July 15, 2005. (1)
10.3	Callable Secured Convertible Note dated July 15, 2005. (1)
10.4	Callable Secured Convertible Note dated July 15, 2005. (1)
10.5	Callable Secured Convertible Note dated July 15, 2005. (1)
10.6	Stock Purchase Warrant dated July 15, 2005. (1)
10.7	Stock Purchase Warrant dated July 15, 2005. (1)
10.8	Stock Purchase Warrant dated July 15, 2005. (1)
10.9	Stock Purchase Warrant dated July 15, 2005. (1)
10.10	Registration Rights Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.11	Guaranty and Pledge Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.12	Security Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.13	Intellectual Property Security Agreement dated July 15, 2005, by and among Itronics Inc. and the investors named on the signature pages thereto. (1)
10.14	Manufacturing Agreement dated as of March 6, 1998 by and between Itronics Inc. and Western Farm Service, Inc. (4)
10.15	Securities Purchase Agreement dated July 31, 2006 (3)
10.16
Letter Agreement, dated August 28, 2006 by and among Itronics Inc. (the “Company”), AJW Qualified Partners, LLC (“Qualified”), New Millennium Capital Partners II, LLC (“NMC”), AJW Offshore, Ltd. (“Offshore”), and AJW Partners, LLC (“AJW”, and together with Qualified, NMC and Offshore, the “Investors”), amending the Registration Rights Agreements dated July 15, 2005, August 29, 2005, January 26, 2006, February 17, 2006, and July 31, 2006 respectively by and among the Company and the Investors. (filed herewith)

10.17	Callable Secured Convertible Note dated July 31, 2006. (3)
10.18	Callable Secured Convertible Note dated July 31, 2006. (3)
10.19	Callable Secured Convertible Note dated July 31, 2006. (3)
10.20	Callable Secured Convertible Note dated July 31, 2006. (3)
10.21	Stock Purchase Warrant dated July 31, 2006. (3)
10.22	Stock Purchase Warrant dated July 31, 2006. (3)
10.23	Stock Purchase Warrant dated July 31, 2006. (3)
10.24	Stock Purchase Warrant dated July 31, 2006. (3)
10.25	Registration Rights Agreement dated July 31, 2006 (3)
10.26	Security Agreement dated July 31, 2006(3)
10.27	Intellectual Property Agreement, dated July 31, 2006 (3)
23.1	Cacciamatta Accountancy Corporation (filed herewith)
23.2	Consent of legal counsel (filed herewith)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on July 20, 2005.
(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-QSB filed on August 14, 2006.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 3, 2006.
(4)	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed on February 14, 2006.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A,   shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Itronics Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on the 11th day of October 2006.

ITRONICS INC.

Name:	/s/ John W. Whitney
John W. Whitney

Title:	President, Treasurer and Director
(Principal Executive and Financial Officer)

Name:	/s/ Michael C. Horsley
Michael C. Horsley

Title:	Controller (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE		TITLE	DATE

By:	/s/ John W. Whitney	President, Treasurer	October 11, 2006
	John W. Whitney	and Director
(Principal Executive and
Financial Officer)

By:	/s/Paul H. Durckel	Director	October 11, 2006
Paul H. Durckel

By:	/s/ Howland S. Green	Director	October 11, 2006
Howland S. Green